                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the registrant                      /X/
Filed by a party other than the registrant        / /

Check the appropriate box:

/X/  Preliminary Information Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
/ /  Definitive Information Statement

                                TCSI CORPORATION
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     1) Title of each class of securities to which transaction applies:
        Common Stock, par value $0.10 per share.
     2) Aggregate number of securities to which transaction applies:
        6,701,776*
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $0.52
     4) Proposed maximum aggregate value of transaction: $3,484,924**
     5) Total fee paid: $321***

/ /  Fee paid previously with preliminary materials.

/X/   Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid: $987****
     2) Form, Schedule or Registration Statement No: Schedule TO
     3) Filing Party: Rocket Software, Inc.
     4) Date Filed: November 19, 2002

* This calculation assumes the purchase of 6,701,776 shares of common stock of TCSI Corporation in the merger described in the attached Information Statement (including shares issuable upon exercise of TCSI stock options with a per share exercise price equal to or less than $0.52). This equals the number of outstanding shares of common stock as of January __, 2003 not beneficially owned by Rocket Software, Inc., Rocket Acquisition Sub, Inc. or TCSI Corporation.

**   The maximum value of transaction is equal to $0.52 multiplied by the
6,701,776 shares issued and outstanding as of January __, 2003 which are not beneficially owned by Rocket Software, Inc., Rocket Acquisition Sub, Inc. or TCSI Corporation.

*** The amount of the filing fee, calculated in accordance with Rule 0-11(a)(2) of the Securities Exchange Act of 1934, as amended, and Fee Rate Advisory No. 8 issued by the Securities and Exchange Commission on January 10, 2003, equals
0.000092 multiplied by the aggregate transaction valuation of $3,484,924.

**** This amount equals the product of (i) $0.52 (i.e. the tender offer price and merger consideration) and (ii) 20,619,357, the maximum number of shares of TCSI common stock to be acquired in the tender offer and the merger described in the attached Information Statement (including 64,109 shares issuable upon exercise of TCSI stock options with a per share exercise price equal to or less than $0.52).

                    PRELIMINARY COPY - SUBJECT TO COMPLETION

                                TCSI CORPORATION
                           1080 Marina Village Parkway
                                Alameda, CA 94501

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY __, 2003

To the Stockholders of
TCSI Corporation:

Notice is hereby given that a special meeting (the "Special Meeting") of the stockholders of TCSI Corporation, a Nevada corporation (the "Company"), will be held at the corporate offices of Rocket Software, Inc. ("Rocket") located at 2 Apple Hill Drive, Natick, MA 01760, at 10:00 a.m. Boston time, on ______, February __, 2003, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 12, 2002 (the "Merger Agreement"), by and among Rocket, Rocket Acquisition Sub, Inc., a wholly owned subsidiary of Rocket (the "Purchaser"), and the Company, and thereby approve the proposed merger of the Purchaser with and into the Company with the Company surviving as a wholly owned subsidiary of Rocket (the "Merger").

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The Company's board of directors is not aware of, and does not intend to raise, any other matters to be considered at the Special Meeting.

In the Merger, each share of the Company's common stock outstanding (other than shares owned beneficially or of record by Rocket or the Purchaser or any subsidiary of Rocket or the Purchaser or held in the treasury of the Company, all of which will be canceled and retired without payment of any consideration therefor, and other than shares that are held by stockholders, if any, who properly exercise their dissenters' rights under the Nevada Law, shall be converted into the right to receive $0.52 per share in cash, without interest. The Merger Agreement is more fully described in the accompanying Information Statement, and a copy of the Merger Agreement is attached to the Information Statement as Annex A.

The Merger is the second step of Rocket's two-step acquisition of the Company. The first step was a tender offer commenced by the Purchaser on November 19, 2002 for all outstanding shares of Company common stock at a purchase price of $0.52 per share. The tender offer first expired on December 18, 2002 and was extended until December 26, 2002. Purchaser purchased 13,917,581 Company shares, including 132,085 shares tendered by notice of guaranteed delivery, (representing approximately 67.7% of the shares outstanding) pursuant to the tender offer.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. IF YOU WISH TO VOTE YOUR SHARES, YOU MAY DO SO ONLY BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

PLEASE DO NOT SEND ANY STOCK CERTIFICATES OR INITIATE ANY BOOK ENTRY TRANSFER OF SHARES AT THIS TIME. YOU WILL RECEIVE INSTRUCTIONS AFTER THE MERGER IS EFFECTIVE REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES, THE BOOK-ENTRY TRANSFER OF YOUR SHARES, AND RECEIPT OF PAYMENT THEREFOR.

Only stockholders of record at the close of business on January __, 2003, are entitled to notice of and to vote at the Special Meeting or any adjournment of postponement thereof.

Under applicable law and the Company's charter, the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock is the only vote that is necessary to adopt the Merger Agreement and approve the Merger at the Special Meeting. AS A RESULT OF THE PURCHASE OF COMPANY SHARES PURSUANT TO THE TENDER OFFER, THE PURCHASER HAS THE RIGHT TO VOTE A SUFFICIENT NUMBER OF SHARES AT THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER HOLDER OF SHARES, THEREBY ASSURING SUCH ADOPTION AND APPROVAL. Your consent or vote is thus not required and is not being solicited in connection with this action. You are being provided with this Notice of Special Meeting and the accompanying Information Statement as required by the Securities Exchange Act of 1934, as amended. Pursuant to the Merger Agreement, the Purchaser is obligated to vote the Company shares owned by it in favor of adopting the Merger Agreement and approving the Merger. Accordingly, the Company has decided not to solicit proxies from its stockholders. The Company currently anticipates that the Merger will be consummated on February __, 2003 or as promptly as practicable thereafter.

Under Nevada law, holders of Company common stock who do not vote to adopt the Merger Agreement and who otherwise strictly comply with applicable requirements dissenters rights in respect of such shares in accordance with Chapter 92A of the Nevada Revised Statutes (including, but not limited to, delivering a written demand for dissenters' to the Company prior to the vote on the adoption of the Merger Agreement at the Special Meeting) may demand payment in cash from the Company of the fair value of such stockholder's shares. THIS NOTICE AND THE ACCOMPANYING INFORMATION STATEMENT CONSTITUTE NOTICE OF DISSENTERS' RIGHTS TO HOLDERS OF COMPANY SHARES PURSUANT TO CHAPTER 92A. Holders of shares who wish to assert dissenters' rights, if available, should comply with the procedures set forth in Chapter 92A (a copy of which is attached as Annex B to the accompanying Information Statement). A stockholder who elects to exercise dissenters' rights must mail or deliver such stockholder's written demand to the Company at: TCSI Corporation, 1080 Marina Village Parkway, Alameda, CA 94501, Attention:
Corporate Secretary. Dissenters' rights under Chapter 92A are also discussed in the Information Statement under the heading "Dissenters' Rights of Stockholders."

This Notice is first being mailed to Company stockholders on or about January ____, 2003.

          An Information Statement containing a detailed description of the matters to be considered at the Special Meeting accompanies this Notice.

                                         By order of the Board of Directors,


                                         Secretary

January ___, 2003

                    Preliminary Copy - Subject to Completion

                                TCSI CORPORATION

                                TCSI Corporation
                           1080 Marina Village Parkway
                                Alameda, CA 94501

                              INFORMATION STATEMENT
                                January ___, 2003

                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                                TCSI CORPORATION
                                  TO BE HELD ON
                               February ___, 2003

                 GENERAL INFORMATION - YOUR VOTE IS NOT REQUIRED
             We Are Not Asking You for a Proxy and You are Requested
                             Not To Send Us a Proxy

          This Information Statement is being furnished by the board of directors (the "Board of Directors" or the "Board") of TCSI Corporation, a Nevada corporation ("TCSI" or the "Company"), to the holders of record at the close of business on January __, 2003 (the "Record Date") of shares of the Company's common stock, par value $0.10 per share (the "Shares" or the "Common Stock"), in connection with the special meeting (the "Special Meeting") of the stockholders of the Company to be held at the corporate offices of Rocket Software, Inc. ("Rocket") located at 2 Apple Hill Drive, Natick, MA 01760 at 10:00 a.m., Boston time, on ________, February ___, 2003, to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 12, 2002 (the "Merger Agreement"), by and among Rocket, Rocket Acquisition Sub, Inc., a wholly owned subsidiary of Rocket (the "Purchaser"), and the Company, a copy of which is attached hereto as Annex A, and thereby approve of the proposed merger of the Purchaser with and into the Company with the Company surviving as a wholly owned subsidiary of Rocket (the "Merger").

          The Merger is the second and final step in a two-step transaction provided for in the Merger Agreement. Pursuant to the Merger Agreement, the Purchaser commenced on November 19, 2002 a tender offer (the "Offer") for all outstanding Shares at a purchase price of $0.52 per share (the "Offer Price"), net to seller in cash, without interest thereon. The Offer first expired on December 18, 2002 and, in accordance with the Merger Agreement, the Offer was extended by Rocket to December 26, 2002. Purchaser purchased 13,917,581 Company shares, including 132,085 shares tendered by notice of guaranteed delivery, (representing approximately 67.7% of the shares outstanding) pursuant to the tender offer.

          In the Merger, each Share outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than Shares owned beneficially or of record by Rocket or the Purchaser or any subsidiary of Rocket or the Purchaser or held in the treasury of the Company, all of which will be cancelled and retired without payment of any consideration therefor, and other than Shares that are held by stockholders, if any, who properly exercise their dissenters' rights under Nevada law, will be converted into the right to receive $0.52 per Share in cash, without interest (the "Merger Consideration"). As a result of the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation"), wholly owned by Rocket.

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. IF YOU WISH TO VOTE YOUR SHARES, YOU MAY DO SO ONLY BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

          In accordance with applicable law and the Company's Amended and Restated Certificate of Incorporation, the Merger Agreement requires its adoption by the affirmative vote of the holders of a majority of the outstanding Shares. As a result of the purchase of Shares in the Offer, the Purchaser owns 13,917,581 Company shares, including 132,085 shares tendered by notice of guaranteed delivery, representing approximately 67.7% of the shares outstanding.

          AS A RESULT OF THE PURCHASE OF SHARES PURSUANT TO THE OFFER, THE PURCHASER HAS THE RIGHT TO VOTE A SUFFICIENT NUMBER OF SHARES AT THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER HOLDER OF SHARES, THEREBY ASSURING SUCH ADOPTION AND APPROVAL.

          Pursuant to the Merger Agreement, the Purchaser is obligated to vote the Shares owned by it in favor of adopting the Merger Agreement and approving the Merger. Such approval by the Purchaser is sufficient under Nevada Law to effectuate and complete the Merger. Accordingly, the Company has decided not to solicit proxies from its stockholders. Therefore, neither your vote nor your consent is required and are not being solicited in connection with the approval of the Merger.

          The Company currently anticipates that the Merger will be consummated on February __, 2003 or as promptly as practicable thereafter. The Effective Time of the Merger will be the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Nevada, which is expected to occur on or about February __, 2003.

          Upon completion of the Merger, each public holder of outstanding Shares will be entitled to receive $0.52 in cash per Share, without interest. This document is being furnished to you solely to provide you with certain information in accordance with the requirements of Nevada Law and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C.

          Under Nevada law, holders of Company common stock who do not vote to adopt the Merger Agreement and who otherwise strictly comply with applicable requirements dissenters rights in respect of such shares in accordance with Chapter 92A of the Nevada Revised Statutes (including, but not limited to, delivering a written demand for dissenters' to the Company prior to the vote on the adoption of the Merger Agreement at the Special Meeting) may demand payment in cash from the Company of the fair value of such stockholder's shares. Holders of shares who wish to assert dissenters' rights, if available, should comply with the procedures set forth in Chapter 92A (a copy of which is attached as Annex B). A stockholder who elects to exercise dissenters' rights must mail or deliver such stockholder's written demand to the Company at: TCSI Corporation, 1080 Marina Village Parkway, Alameda, CA 94501, Attention: Corporate Secretary. Dissenters' rights under Chapter 92A are also discussed in the Information Statement under the heading "Dissenters' Rights of Stockholders."

          The date of this Information Statement is January ___, 2003 and it is first being mailed to stockholders on or about January ___, 2003.

                                TABLE OF CONTENTS

                                                                            Page
SUMMARY TERM SHEET                                                             8

CHANGE OF CONTROL                                                             11

BACKGROUND OF THE MERGER                                                      11

RECOMMENDATION OF TCSI'S BOARD OF DIRECTORS                                   15

REASONS FOR THE MERGER; FACTORS CONSIDERED BY THE TCSI BOARD                  16

INTERESTS OF CERTAIN PERSONS                                                  23

PRICE RANGE OF SHARES OF TCSI COMMON STOCK                                    24

PAYMENT FOR SHARES                                                            25

DISSENTERS' RIGHTS OF STOCKHOLDERS                                            26

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES                         28

ACCOUNTING TREATMENT                                                          29

REGULATORY APPROVALS                                                          29

SUMMARY OF THE MERGER AGREEMENT                                               30

WHERE YOU CAN FIND MORE INFORMATION                                           43

INCORPORATION BY REFERENCE                                                    43

OTHER MATTERS                                                                 43

                               SUMMARY TERM SHEET

          This Information Statement is being sent to advise you of a special meeting of TCSI Corporation stockholders to be held on February __, 2003, at the time and place set forth in the attached Notice of Meeting. The special meeting has been called to adopt the merger agreement by and among TCSI, Rocket Software, Inc. and Rocket Acquisition Sub, Inc., a wholly owned subsidiary of Rocket, and to thereby approve of the merger of Rocket Acquisition with and into TCSI.

          The following are some of the questions you, as a stockholder of TCSI, may have about the merger and answers to those questions. This Summary Term Sheet provides important information about the merger that is described in more detail elsewhere in this Information Statement, but this Summary Term Sheet may not include all of the information that is important to you. We urge you to carefully read the remainder of this Information Statement because the information in this Summary Term Sheet is not complete. We have included cross-references in this Summary Term Sheet to other Sections of this Information Statement to direct you to the Sections of this Information Statement in which a more complete description of the topics covered in this Summary Term Sheet appear.

WHAT IS THE DATE, TIME AND PLACE OF THE MEETING?

          The special meeting of stockholders of TCSI will be held on ____, February ___, 2003 at 10:00 a.m. Pacific Time at the corporate offices of Rocket Software, Inc. located at 2 Apple Hill Drive, Natick, Massachusetts 01760.

WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE AT THE SPECIAL MEETING?

          At the special meeting, the stockholders of TCSI will be asked to consider and vote on the adoption of the merger agreement and thereby approve the merger. The merger agreement is attached as Annex A to this Information Statement.

WHAT WILL I RECEIVE FOR MY SHARES IN THE MERGER?

          Upon completion of the merger, you will be entitled to receive $0.52 per share in cash, without interest, for each TCSI share you own, unless you exercise your dissenters' rights under applicable Nevada law as described in this Information Statement under the caption "Dissenters' Rights of Stockholders".

          If the merger is completed, you will be sent instructions regarding the surrender of any certificates, or the transfer of any book-entry interest, you hold representing shares of TCSI. You should not send any stock certificates, or initiate any book-entry transfer, until you have received these instructions.

WHO IS ENTITLED TO VOTE? WHAT VOTE IS REQUIRED?

          Record Date; Quorum. The board of directors of TCSI has fixed the close of business on January __, 2003 as the record date for the determination of the TCSI stockholders entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, TCSI had outstanding __________ shares of common stock held of record by approximately ___ registered holders. Each outstanding share of common stock is entitled to one vote on all matters coming before the special meeting. The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the meeting.

          Required Vote; No Additional Votes Required. Pursuant to applicable law and TCSI's Amended and Restated Certificate of Incorporation, the merger agreement must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of TCSI common stock. As a result of the tender offer described below, Rocket Acquisition owns 13,917,581 TCSI shares, including 132,085 shares tendered by notice of guaranteed delivery, or approximately 67.7% of the outstanding shares, and will vote those shares in favor of the adoption of the merger agreement and approval of the merger. Accordingly, the requirements of Nevada law and TCSI's Amended and Restated Certificate of Incorporation will be satisfied without the affirmative vote of any other stockholder.

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. IF YOU WISH TO VOTE YOUR SHARES, YOU MAY DO SO ONLY BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

          Treatment of Abstentions and Non-Votes. Shares of TCSI common stock that reflect abstentions and broker non-votes, if any, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the special meeting. Since Nevada law and TCSI's Amended and Restated Certificate of Incorporation require that the merger must be approved by the affirmative vote of a majority of the outstanding shares of TCSI common stock, abstentions and broker non-votes, if any, will have the same effect as votes against adoption and approval of the merger agreement.

WHAT WILL BE THE EFFECT OF THE MERGER? WHAT WILL HAPPEN TO MY SHARES?

          As a result of the merger, all of the outstanding shares of TCSI common stock that were not tendered in the offer, other than shares that are beneficially owned by Rocket, TCSI or Rocket Acquisition and any shares that are owned by stockholders who have properly and validly exercised dissenters' rights under Nevada law in respect of their shares, will be canceled and converted into the right to receive $0.52 in cash, without interest, as a result of which Rocket will own all of the issued and outstanding shares of TCSI. Accordingly, your equity interest in TCSI will be terminated. See "Summary of the Merger Agreement - Conversion of Shares of TCSI Common Stock".

          Following the consummation of the merger, the registration of the shares under the Securities Exchange Act of 1934 will be terminated.

WHAT ACTIONS PRECEDED THIS MERGER?

          The merger is the second and final step in a two-step transaction provided for by the merger agreement. Pursuant to the merger agreement, Rocket Acquisition commenced on November 19, 2002 a tender offer for all the issued and outstanding shares of common stock of TCSI for $0.52 per share in cash. The tender offer first expired on December 18, 2002 and, in accordance with the merger agreement, the tender offer was extended by Rocket until December 26, 2002. In the tender offer, 13,917,581 shares (or approximately 67.7% of the total outstanding shares), including 132,085 shares tendered by notice of guaranteed delivery, were validly tendered and not withdrawn and were purchased by Rocket Acquisition. See "Summary of the Merger Agreement - The Offer".

          Following completion of the tender offer, three of the then-current members of the TCSI board of directors resigned as directors and four persons designated by Rocket were appointed as members of the TCSI board of directors (one of the directorships on the TCSI board was unfilled at such time); two of the existing members of the TCSI board at such time remained members of the board. See "Change of Control".

WHO ARE THE PARTIES INVOLVED IN THE MERGER?

          TCSI Corporation. TCSI is a Nevada corporation with its principal offices located at 1080 Marina Village Parkway, Alameda, CA 94501. TCSI's telephone number at that address is (510) 749-8500. TCSI is a provider of integrated software products and services for the global telecommunications ("telecom") industry. TCSI's solutions enable telecom service providers, original equipment manufacturers and systems integrators to rapidly deploy and manage telecom network infrastructure and services..

          Rocket Software, Inc. Rocket is a Delaware corporation with its principal offices located at 2 Apple Hill Drive, Natick, MA 01760, and its telephone number at that address is 508-655-4321. Rocket is an independent software development corporation providing a broad spectrum of integrated, value added software development, and support services to leading original equipment manufacturers (OEMs) and directly to corporate customers worldwide. Rocket Software's technology portfolio complements and extends strategic OEM offerings in the areas of data management, business intelligence, IT security, network and application management, storage management, and mobile and PC support

          Rocket Acquisition Sub, Inc. Rocket Acquisition is a Nevada corporation and a wholly owned subsidiary of Rocket. Rocket Acquisition was organized by Rocket to acquire TCSI and has not conducted any unrelated activities since its organization. All outstanding shares of capital stock of Rocket Acquisition are owned by Rocket. The principal office of the Rocket Acquisition is located at the same address as Rocket's principal office listed above, and its telephone number at that address is the same telephone number as Rocket's telephone number listed above.

ARE THERE ANY OTHER CONDITIONS TO THE MERGER THAT HAVE NOT BEEN SATISFIED?

          The merger is conditioned on the requisite adoption of the merger agreement by TCSI's stockholders under Nevada law having been obtained and no temporary restraining order, preliminary or permanent injunction or other order preventing the completion of the merger having been issued by any court of competent jurisdiction and remaining in effect, and there not being any legal requirement enacted or deemed applicable to the merger that makes completion of the merger illegal. See "Summary of Merger Agreement - Conditions to the Merger".

HOW WILL I RECEIVE THE CASH PAYMENT FOR MY SHARES?

          Following the completion of the merger, you will receive instructions on how to receive your cash payment in exchange for your shares. You must deliver your shares as described in the instructions. You will receive your cash payment as soon as practicable after Mellon Investor Services LLC, the paying agent for the merger, receives your shares and any other required documents. See "Payment for Shares".

WHAT WAS THE MARKET VALUE OF MY SHARES AS OF A RECENT DATE?

          On October 8, 2002, the last trading day before Rocket and TCSI announced that they had entered into the merger agreement, the last sale price of shares of TCSI common stock reported on the NASDAQ SmallCap Market was $0.80 per share; therefore, the merger consideration of $0.52 per share represents a premium of approximately 244% over the closing price of the TCSI shares before announcement of the merger agreement. On January 10, 2003, the TCSI shares were delisted from the NASDAQ SmallCap Market, and commenced trading on the Over the Counter Bulletin Board. On January 9, 2003, the last full trading day before the delisting, the last sale price of shares of TCSI common stock reported on the NASDAQ SmallCap Market was $0.52 per share. On January __, 2003, the last full trading day before the date of this Information Statement, the last sale price of shares of TCSI common stock reported on the Over the Counter Bulletin Board was $_____ per share. We advise you to obtain a recent quotation for shares of TCSI common stock. See "Price Range of Shares of TCSI Common Stock".

WILL I HAVE DISSENTERS' RIGHTS AS A RESULT OF THE MERGER?

          Dissenters' rights will be available to you in connection with the merger. If you choose to exercise your dissenters' rights in connection with the merger, and you comply with the applicable requirements under Nevada law, you will be entitled to payment for your shares based on a fair dissenters' of the value of your shares by a Nevada court. This value may be more or less than the $0.52 per share merger consideration. See "Dissenters' Rights of Stockholders". A copy of the relevant provisions of Nevada law with respect to dissenters' rights is attached hereto as Annex B.

HAS THE TCSI BOARD OF DIRECTORS APPROVED THE MERGER AGREEMENT AND THE MERGER?

          Yes. TCSI's board of directors has, by the unanimous vote of all directors of TCSI:

     - determined that the merger agreement is fair to and in the best interests of TCSI and its stockholders;

     - approved the merger agreement and the transactions contemplated thereby, including the merger; and

     -    declared that the merger is advisable.

Accordingly, the TCSI board of directors has unanimously recommended that stockholders vote to adopt the merger agreement and thereby approve the merger. See "Recommendation of TCSI's Board of Directors".

WHAT WILL BE THE PRINCIPAL TAX CONSEQUENCES TO ME RESULTING FROM THE MERGER?

          The receipt of cash pursuant to the merger will be a taxable transaction for United States federal income tax purposes under the Internal Revenue Code of 1986, as amended, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for United States federal income tax purposes, a stockholder receiving cash in the merger will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder's aggregate adjusted tax basis in the shares converted into cash in the merger. Gain or loss will be calculated separately for each block of shares converted into cash in the merger. See "Certain United States Federal Income Tax Consequences".

TO WHOM MAY I SPEAK IF I HAVE ADDITIONAL QUESTIONS?

          You should contact the Information Agent for the merger at the address and telephone numbers listed below if you have any questions about the merger.

                    GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                                 17 STATE STREET
                            NEW YORK, NEW YORK 10004
                     BANKS AND BROKERS CALL: (212) 440-9800
                    ALL OTHERS CALL TOLL FREE: (877) 357-0560

CHANGE OF CONTROL

          Following the acceptance for payment of the Shares tendered and not properly withdrawn pursuant to the Offer by the Purchaser on December 26, 2002, Rocket beneficially owned an aggregate of 13,917,581 Shares, or approximately 67.7% of the total outstanding Shares, including 132,085 Shares tendered by notice of guaranteed delivery. The Purchaser purchased the Shares tendered pursuant to the Offer (at an aggregate purchase price of approximately $7.3 million) with funds contributed to it by Rocket from Rocket's cash on hand and cash equivalents. Following consummation of the Offer in accordance with the Merger Agreement, two of the members of the TCSI Board of Directors resigned as directors and three persons designated by Rocket were appointed as members of such Board of Directors; two of the existing members of the TCSI Board of Directors at such time, Donald Green and Garry Garrettson, remain as members of the Board. The Rocket designees to the TCSI Board are Johan Magnusson, Andrew Youniss, and Matthew Kelly and currently constitute three of the five members of the TCSI Board of Directors.

BACKGROUND OF THE MERGER

      BACKGROUND

      BACKGROUND FOR THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

          TCSI's management and the Board from time to time review TCSI's long-term strategies and objectives. As part of these reviews, TCSI has considered various strategic alternatives to pursuing TCSI's business plan as an independent entity, including mergers or acquisitions and various strategic transactions. In November 2001, following the decline in the telecom software sector, the Board discussed the possibility of more aggressively exploring the strategic alternatives available to the Company and the need to lower operating costs and increase revenues.

          On November 1, 2001, Gerard Klauer Mattison & Co., Inc. ("GKM") presented a proposal regarding mergers and acquisitions market conditions and related matters, and, on November 7, 2001, the Board approved the Company's engagement letter with GKM as its financial advisor to assist TCSI in evaluating strategic alternatives, including mergers, alliances or a possible sale of the Company.

          Following the engagement by TCSI, representatives of GKM extensively reviewed and contacted potential strategic partners and acquirers of TCSI.

          On February 14, 2002, the Company executed an acquisition proposal letter from Company "A" offering to purchase TCSI at a per share price of $0.81 per share (the "First Proposed Transaction"), and on February 19, 2002, in order to proceed with due diligence efforts related to the First Proposed Transaction, entered into a nondisclosure agreement with Company "A".

          On March 8, 2002, at a telephonic meeting of the Board, in view of the Company's reduced revenues and declining price of the TCSI Common Stock, the directors reviewed with management an analysis of strategic alternatives prepared and presented to the Board by representatives GKM. The report compared the preliminary valuation of the First Proposed Transaction and various liquidation scenarios.

          On March 12, 2002, Company "A" contacted TCSI to inform it that, subsequent to its diligence review of TCSI, Company "A" was no longer interested in pursuing a transaction with TCSI.

          On March 22, 2002, following the termination of acquisition-related discussions with Company "A", TCSI entered into a nondisclosure agreement with Company "B", which had expressed interest in possibly acquiring TCSI.

          On April 11, 2002, representatives of Company "B" visited the headquarters of TCSI in Alameda, California, to meet with the Company's management.

          On April 22, 2002, at a telephonic meeting of the Board, the directors reviewed information provided by GKM regarding the Company's current merger and acquisition activities and discussed the status of the acquisition-related discussions with Company "B".

          On May 22, 2002, TCSI and Company "B" entered into a nonbinding letter agreement, offering to purchase TCSI for $0.92 per share (the "Second Proposed Transaction").

          On June 26, 2002, at a telephonic meeting of the Board, the directors reviewed with management and a representative of GKM the Company's merger and acquisition discussions, including the Second Proposed Transaction and the status of due diligence efforts by Company "B", and a liquidation analysis prepared by GKM with assistance from management.

          Between June 26, 2002, and July 2, 2002, TCSI continued to provide information to Company "B" to assist it in its due diligence efforts. However, on July 2, 2002, discussions with Company "B" terminated when it was apparent that the parties would be unable to agree on a purchase price for TCSI's Shares after Company "B" lowered its proposed purchase price to $0.45 per share.

          On July 15, 2002, at a telephonic meeting of the Board, the directors reviewed with management and representatives of GKM proposals made by other potential buyers that had expressed interest in acquiring the Company. Mr. Miloski described for the directors a preliminary proposal of Company "C" to enter into a strategic combination with TCSI through the purchase of Company C assets by TCSI in exchange for newly issued shares of TCSI Common Stock. A representative of Company "C" joined the teleconference and outlined for the directors the proposed strategic combination. The representative of Company "C" proposed that TCSI would acquire the employees and assets of Company "C" in exchange for approximately 20 million newly issued shares of TCSI (the "Third Proposed Transaction"). Following the departure of the Company "C" representative from the meeting, with the assistance of management and representatives of GKM, the Board discussed and compared the benefits of the Second Proposed Transaction, the Third Proposed Transaction and a liquidation of the Company.

          On July 17, 2002, with the intent of entering into discussions regarding the Third Proposed Transaction, TCSI and Company "C" entered into a nondisclosure agreement.

          On July 22, 2002, the Company received a letter of intent from Company "D" in which Company "D" proposed to purchase all of the outstanding shares of TCSI Common Stock in an all cash tender offer for a price of $0.81 per share (the "Fourth Proposed Transaction"). The terms of the Fourth Proposed Transaction were not binding, were contingent upon Company "D" obtaining adequate financing and were subject to a confirmatory diligence review of TCSI by Company "D".

          On July 29, 2002, with the intent of entering into discussions regarding the Fourth Proposed Transaction, TCSI and Company "D" entered into a nondisclosure agreement.

          On July 31, 2002, at a telephonic meeting of the Board, the directors reviewed information provided by management and representatives of GKM regarding the current status of the overall telecom software sector and the Company's current merger and acquisition activities. The Board reviewed and compared the Third Proposed Transaction and the Fourth Proposed Transaction. It was noted that Company "D" had insubstantial prior transactional experience, was engaged in a line of business that was unrelated to TCSI's and that, therefore, the likelihood of successfully completing the Fourth Proposed Transaction was low. Representatives of GKM reviewed with the Board a report prepared by GKM regarding the Third Proposed Transaction following which representatives of Company "C" joined the teleconference to answer questions regarding their proposal. Following the departure of the Company "C" representatives from the meeting, the Board discussed the benefits of the Third Proposed Transaction in light of the declining market value of the TCSI Common Stock and the softness in the overall telecom software sector and instructed management to to continue with the next steps of due diligence with Company "C".

          Beginning August 1, 2002, TCSI began due diligence efforts relating to the Third Proposed Transaction and commenced negotiating the terms of an asset purchase agreement with Company "C".

          On September 13, 2002, Newcastle Partners, L.P. ("Newcastle"), filed a
Schedule 13D with the Securities and Exchange Commission indicating that it owned 10.58% of the Company's outstanding Shares.

          On September 26, 2002, the Company entered into an engagement letter with Duff & Phelps to act as an independent financial advisor and to prepare an opinion letter regarding the fairness to the Company's stockholders from a financial point of view of the Third Proposed Transaction.

          On September 30, 2002, a telephonic meeting of the Board was held at which management reported that management was continuing negotiations toward completion of the Third Proposed Transaction. The directors, with the assistance of management and Duff & Phelps, reviewed the terms of the Third Proposed Transaction.

          On October 2, 2002, Mark E. Schwarz, a principal at Newcastle, spoke with Mr. Elmer to discuss the Company's direction and alternatives available to the Company.

          On October 3, 2002, after Newcastle entered into a nondisclosure agreement with the Company, Mr. Elmer provided Mr. Schwarz with information about the Third Proposed Transaction.

          On October 7, 2002, Newcastle delivered a letter to Mr. Elmer offering to acquire all of the Company's outstanding Shares for $0.40 per share in cash (the "Newcastle Offer"). On that same day, Newcastle issued a press release publicly announcing the Newcastle Offer.

          On October 9, 2002, a meeting of the Board was held at which the Board discussed the Newcastle Offer and the Third Proposed Transaction. The Board compared each alternative and instructed management to continue discussions with Newcastle in order to seek an increase in the proposed offer price and to continue negotiating the Third Proposed Transaction.

          Between October 10, 2002 and October 25, 2002, the Company continued negotiation of the Third Proposed Transaction with Company "C".

          On October 17, 2002, Mr. Elmer received a telephone call from Johan Magnusson of Rocket who indicated he would be willing to propose a transaction that would represent a purchase price greater than that proposed in the Newcastle Offer. Also on October 17, 2002, Rocket entered into a mutual nondisclosure agreement with the Company, and the Company forwarded an initial response to Rocket's due diligence request to Rocket's representatives.

          On October 21, 2002, representatives of Rocket visited the headquarters of TCSI in Alameda, California, to meet with the Company's management.

          From July to late October, Company "D" maintained contact with Mr. Elmer and periodically discussed the possibility of reconsidering a purchase by Company "D" of TCSI. On October 25, 2002, Company "D" delivered a proposed merger agreement to Mr. Elmer in which it revised the terms of the Fourth Proposed Transaction and proposed a purchase of the Company at $0.41 per Share in an all cash transaction with no financing contingency.

          Also, on October 25, 2002, Rocket forwarded to GKM a nonbinding letter of intent in which it proposed to purchase the Company for $0.52 per share in an all cash transaction with no financing contingency.

          On October 28, 2002, a meeting of the Board was held at which the Board discussed with management the status of management's discussions with Newcastle and the status of the Third Proposed Transaction. In addition, the Board discussed all of the proposals that had been made to purchase the Company, including the $0.40 per share Newcastle Offer, the $0.41 per share proposed by Company "D" and the $0.52 per share proposal put forward by Rocket. Upon a review of the terms of each of the transactions, and with the assistance of GKM and Duff & Phelps, the Board instructed management to pursue negotiations with Rocket.

          In the evening of October 28, 2002, Morrison & Foerster LLP, counsel to TCSI, delivered to Lucash, Gesmer & Updegrove LLP, counsel to Rocket, the proposed Merger Agreement, which included provisions structuring the acquisition of TCSI as a tender offer followed by a second-step merger. Under the tender offer structure proposed, the rights of termination of the parties were limited, and Rocket could consummate the acquisition of TCSI more quickly. The proposed structure alleviated the concerns of both parties in connection with the risks associated with not consummating the transaction once it was publicly announced.

          On October 30, 2002, Mr. Elmer met with representatives of Rocket at Rocket's offices in Natick, Massachusetts, to continue discussions relating to a possible transaction between the two companies and to conduct preliminary due diligence with respect to Rocket.

          Between October 31, 2002 and November 11, 2002, representatives of Lucash, Gesmer & Updegrove and Morrison & Foerster negotiated the terms of the proposed Merger Agreement.

          On November 4, 2002, Andrew Youniss, CEO of Rocket, met with representatives of TCSI and GKM at TCSI's headquarters.

          On November 11, 2002, a telephonic meeting of the Board was held, with representatives of GKM, Duff & Phelps and Morrison & Foerster in attendance. During the meeting, the Board discussed with representatives from GKM, Duff & Phelps and Morrison & Foerster the results of the negotiations of the proposed Merger Agreement with Rocket and its counsel, and Duff & Phelps provided a presentation to the Board regarding the financial aspects of the Offer.

          On November 12, 2002, a telephonic meeting of the Board was held, with representatives of Duff & Phelps, GKM and Morrison & Foerster in attendance. Morrison & Foerster provided the Board with a report on the revised terms and conditions to the proposed Merger Agreement. Duff & Phelps presented its financial analyses and stated its oral opinion, later confirmed in writing as of the same date, that, as of that date, the Offer Price of $0.52 per share to be received by the TCSI stockholders (other than Rocket, the Purchaser and their respective subsidiaries) pursuant to the Offer and the Merger was fair to the TCSI stockholders from a financial point of view. The Board, after discussion, determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interest of, the TCSI stockholders, adopted and approved the Merger Agreement, and recommended that the TCSI stockholders accept the Offer and tender their Shares to the Purchaser. Also on November 12, 2001, Rocket's Board of Directors formally approved the proposed acquisition at a price of $0.52 per share.

          On the evening of November 12, 2002, TCSI, the Purchaser and Rocket entered into the Merger Agreement. Also, on the evening of November 12, 2002, TCSI and Rocket issued a joint press release announcing the transaction.

          On November 19, 2002, Rocket and the Purchaser commenced the Offer.

          In accordance with the Merger Agreement, on December 18, 2002, at midnight, Boston time, the Offer first expired and was extended by Rocket until midnight, Boston time, on December 26, 2002. All Shares validly tendered and not withdrawn prior to midnight, December 26, 2002 were purchased by the Purchaser. Approximately 13,917,581 Shares were validly tendered and not withdrawn pursuant to the Offer, including 132,085 Shares tendered by notice of guaranteed delivery. The Purchaser accepted for payment all Shares tendered, which Shares constituted approximately 67.7% of the total outstanding Shares.

          On December 31, 2002, the resignations of three of the then existing directors of TCSI became effective and three persons designated by Rocket were elected to the TCSI Board of Directors. The Rocket designees to the TCSI Board are Johan Magnusson, Andrew Youniss, and Matthew Kelly and currently constitute three of the five members of the TCSI Board of Directors. Donald Green and Garry Garrettson remain as members of the TCSI Board.

          The Notice of Special Meeting and this Information Statement are being mailed to TCSI stockholders beginning on January ___, 2003.

RECOMMENDATION OF TCSI'S BOARD OF DIRECTORS

          The Board unanimously (1) determined the Merger Agreement and the transactions contemplated thereby were fair to and in the best interests of TCSI's stockholders, (2) approved and adopted the Merger Agreement and authorized and approved the Merger and the transactions contemplated therein and
(3) recommended that TCSI's stockholders tender their Shares thereunder and approve and adopt the Merger Agreement.

          THE BOARD UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS OF TCSI TENDER THEIR SHARES PURSUANT TO THE OFFER AND VOTE TO ADOPT THE MERGER AGREEMENT.

REASONS FOR THE MERGER; FACTORS CONSIDERED BY THE TCSI BOARD

          The Board consulted with TCSI's senior management, as well as its legal counsel, Morrison & Foerster, and financial advisors, Duff & Phelps and GKM, in reaching its decision to approve the Merger Agreement. Among the factors considered by the Board in its deliberations were the following:

          - The historical market prices, price to earnings ratio, multiples related to earnings before interest, taxes, depreciation and amortization, recent trading activity and trading range of the Shares, including that the Offer Price represents a 49% premium over the closing price of TCSI Common Stock of $0.35 on November 11, 2002 (the business day prior to the meeting of the Board) and a significant premium over the $0.41 per share proposal put forward by Company "D".

          - TCSI's inability to consummate the Third Proposed Transaction and the disruptive and adverse effect on TCSI's business caused by such failure.

          - The financial condition and results of operations of TCSI and the projection of TCSI's cash flows and capital requirements.

          - The need to bring TCSI's review of strategic alternatives to a prompt conclusion due to the uncertainty of TCSI's ability to continue as an independent entity without significant increases in revenues in the near term.

          - The fact that the structure of the acquisition of TCSI by Rocket as provided for in the Merger Agreement involves an all cash tender offer for all outstanding Shares, to be commenced shortly after the public announcement and the execution of the Merger Agreement, to be followed by a merger in which all remaining Shares would be acquired for the same per Share consideration, thereby permitting TCSI's stockholders to obtain cash for their Shares at the earliest possible time.

          - Inquiries made by TCSI and its financial advisors to approximately 35 companies, including major companies in the telecom software sector, with respect to the possible acquisition of TCSI and the attendant uncertainty of reaching an agreement with any such party.

          - The fact that after numerous inquiries made by TCSI and its financial advisors with respect to a potential financing or acquisition transaction with TCSI, the Rocket proposal was the best offer received.

          - The determination by the Board that the liquidation of TCSI was not an acceptable alternative to the Offer because a liquidation would take a significant period of time to complete and would not be certain to realize aggregate net proceeds per Share of TCSI Common Stock equal to or greater than $0.52. In addition, the Board considered that if the Offer were not completed, and TCSI were not able to enter into an alternative financing or acquisition transaction, TCSI might have no alternative to liquidation.

          - The determination by the Board that a transaction with Rocket at the Offer Price of $0.52 per share and on the terms set forth in the Merger Agreement is a preferable alternative that subjects TCSI stockholders to less risk than would be created by rejecting the proposed Offer and Merger and continuing to seek an alternative acquisition or financing transaction, and the increasing likelihood of liquidation of TCSI at a reduced liquidation value.

          - The history of the negotiations with Rocket and the Company's experience negotiating the First Proposed Transaction, the Second Proposed Transaction and the Third Proposed Transaction.

          - The Board's belief, based upon presentations by TCSI's management and financial advisors, that the Offer Price was fair in light of the financial condition, results of operations, business and prospects of TCSI.

          - The interests of certain persons in the Merger including certain severance payments payable to TCSI's executive officers and directors, acceleration of stock option vesting as a result of the Merger and provisions in the Merger Agreement providing for indemnification of directors and officers and maintenance of director and officer liability insurance as described above under the heading "Interests of Certain Persons".

          - The presentation delivered by Duff & Phelps to the Board on November 11, 2002, regarding the financial aspects of the proposed transaction and the opinion of Duff & Phelps delivered to the Board on November 12, 2002 and the underlying analysis conducted by Duff & Phelps, to the effect that, as of the date of the opinion and based on and subject to the assumptions and qualifications stated in the opinion, the consideration to be received by the stockholders of TCSI in the Offer and the Merger was fair to such stockholders from a financial point of view. Duff & Phelps's opinion was prepared for and addressed to the Board and is directed to only the fairness from a financial point of view to the holders of Shares of the consideration to be received by the holders of Shares in the Offer and the Merger. Duff & Phelps's opinion does not constitute a recommendation to the Board or to any stockholder as to whether that stockholder should tender its Shares in the Offer or how to vote or take any other action in connection with the Offer or the Merger or otherwise. A copy of the Duff & Phelps opinion is attached hereto as Annex C. The summary of the Duff & Phelps's opinion in this Statement under the heading "OPINION OF DUFF & PHELPS LLC" is qualified in its entirety by reference to the full text of such opinion. Stockholders are urged to carefully read such opinion and such summary in its entirety.

          - The provisions of the Merger Agreement permitting TCSI, subject to certain conditions, to negotiate with third parties that make unsolicited bona fide written offers to acquire TCSI that constitute Superior Proposals (as defined in the Merger Agreement) if the Board determines in good faith, after consulting with independent legal counsel to TCSI, that such action is required to discharge the Board's fiduciary duties to TCSI's stockholders under applicable law. The Board considered the terms of the Merger Agreement permitting TCSI to terminate the Merger Agreement and accept a Superior Proposal under certain conditions, including the requirement that TCSI pay Rocket a $500,000 "break-up" fee and expense reimbursement in such case. The Board considered the possible effect of these provisions of the Merger Agreement on third parties who might be interested in exploring an acquisition of TCSI. In this regard, the Board recognized that the provisions of the Merger Agreement relating to the termination fees and non-solicitation of takeover proposals were insisted upon by Rocket as a condition to entering into the Merger Agreement.

          - The likelihood that the Offer and the Merger will be consummated in light of the fact that the Offer and the Merger are not subject to any financing or due diligence conditions and that the other conditions to the Offer and the Merger are customary in nature.

          - The limits on TCSI's ability to terminate the Merger Agreement.

          - Information with regard to current economic and market conditions (including current conditions in the telecom software industry).

          - The risk that TCSI Common Stock may be delisted from The Nasdaq SmallCap Market. Until June 4, 2002, TCSI Common Stock traded on The Nasdaq National Market System ("Nasdaq NMS"). On June 4, 2002, The Nasdaq Stock Market transferred the listing of TCSI Common Stock from Nasdaq NMS to The Nasdaq SmallCap Market ("SmallCap Market") under the ticker symbol "TCSI". The SmallCap Market has a number of requirements for continued listing, including the requirement that an issuer's stock maintain a minimum "bid" price of more than $1.00 per share. The minimum bid price of TCSI Common Stock has not exceeded $1.00 per share within the grace period which ended on August 13, 2002. In a letter dated August 14, 2002, Nasdaq informed the Company that it had until February 10, 2003 in which to regain compliance with the minimum bid price requirements. If at the expiration of this additional grace period the Company could not demonstrate compliance, it is likely that the Shares would be delisted from the SmallCap Market. If TCSI Common Stock were to be delisted and the market price remain below $1.00, it may be deemed a penny stock, subjecting the Shares to additional sales practices of broker-dealers who sell TCSI Common Stock. As a result, some brokers may not effect transactions in TCSI Common Stock, which could adversely effect the liquidity of the Shares.

          - The terms of the Merger Agreement, including the parties' representations, warranties and covenants and the conditions to their respective obligations to complete the Offer and the Merger.

          - The consents and approvals required to complete the Offer and Merger and the favorable likelihood of obtaining all such consents and approvals.

          - That, while the Offer gives TCSI's stockholders the opportunity to realize a significant premium over the price at which the Shares traded immediately prior to the public announcement of the execution of the Merger Agreement, the consummation of the Offer and the Merger would eliminate the opportunity for TCSI's stockholders to participate in the future growth and potential profits of TCSI.

          The Board also considered a number of uncertainties and risks in their deliberations concerning the Offer and the Merger, including the following:

1. The risk that the Offer may not be completed. Rocket's obligation to complete the Offer pursuant to the Merger Agreement is conditioned on, among other things, the Minimum Condition (as defined in the Merger Agreement) being satisfied. The Board was not able to assess the likelihood of the Minimum Condition being met due to the lack of concentration of ownership of the Shares. If the Offer and Merger are not completed, there could be a significant adverse effect on the trading price of the Shares, as well as on TCSI's customers, employees, goodwill and the value of TCSI to a subsequent potential acquirer.

2. The risk of losing a better opportunity. The Merger Agreement restricts TCSI's right to consider an alternative proposal unless it constitutes a "Superior Proposal" as defined in the Merger Agreement. Further, because the Merger Agreement (i) requires TCSI to pay a $500,000 "break-up" fee and expense reimbursement to Rocket upon acceptance of a Superior Proposal by TCSI and (ii) does not contain a "standstill" provision, which would restrict Rocket's right to launch an unsolicited tender offer upon non-consummation of the Offer, if TCSI terminates the Merger Agreement to pursue a Superior Proposal, Rocket may be able to use the "break-up" fee to fund a portion of the expenses associated with conducting an unsolicited tender offer for TCSI's shares. The possible risk of Rocket launching an unsolicited tender offer may have the effect of limiting the number of companies that might otherwise be interested in pursuing a potential strategic alternative with TCSI.

          The Board also recognized, discussed and considered certain significant risks associated with not approving the Merger Agreement with Rocket including, but not limited to, the following:

1. Loss of stockholder value. The Offer and the Merger would provide TCSI stockholders with cash at a premium of 49% over the market price of TCSI Common Stock on November 11, 2002 (the business day immediately prior to the Board meeting approving the Merger Agreement and recommendation to stockholders). In addition, based on trends in the market for TCSI Common Stock and the risk that TCSI could lose customer orders based on concerns over TCSI's short-term viability as an independent entity, if TCSI failed to enter a strategic transaction promptly, there existed a significant risk that TCSI might not be able to realize the same value for its stockholders in a transaction consummated at a later date.

2. Lack of alternatives and risk of liquidation. Taking into account the efforts of TCSI and its advisors over the past year to find strategic alternatives, and the extensive negotiations with Company "C", the Board considered it unlikely that a transaction more favorable to TCSI's stockholders could be negotiated and concluded before TCSI exhausted its available capital resources or significantly declined in value to a potential acquiror.

          The foregoing discussion of the information, factors and risks considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the Offer and the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the above factors or determine that any factor was of particular importance. Rather, the Board viewed its position and recommendations as being based on the totality of the information presented to and considered by it. In addition, it is possible that different members of the Board assigned different weights to the various factors described above.

          OPINION OF DUFF & PHELPS LLC

          The Board retained Duff & Phelps LLC ("Duff & Phelps") to furnish financial advisory services with respect to the proposed transaction and to render an opinion as to the fairness of such transaction, from a financial point of view, to the TCSI stockholders (the "Opinion"). Duff & Phelps did not advise TCSI with respect to the transaction process or the alternatives considered by it.

          On November 8, 2002, Duff & Phelps delivered a written summary presentation of its underlying analysis as to the fairness of the transaction, from a financial point of view, to the Board. On November 11, 2002, Duff & Phelps participated in a conference call with the Board to discuss its previously transmitted written presentation and to answer questions from the board members. On November 12, 2002, Duff & Phelps delivered the written Opinion to the Board stating, in part, that as of November 12, 2002 and based upon and subject to the factors and assumptions set forth in the Opinion, the transaction is fair, from a financial point of view, to the TCSI stockholders.

          The Opinion is attached as Annex C and is incorporated herein by reference. The summary of the Opinion as set forth in Schedule 14D-9 is qualified in its entirety by reference to the full text of the Opinion. TCSI stockholders should read this Opinion carefully and in its entirety for a description of the procedures followed, the factors considered, and the assumptions made by Duff & Phelps. Duff & Phelps' Opinion is directed to the Board and is directed only to the fairness, from a financial point of view, of the transaction to the TCSI stockholders. The Opinion does not address the underlying business decision of TCSI to effect the transaction and specifically states that it does NOT constitute a recommendation to any TCSI stockholders as to what action should be taken with respect to the transaction. The decision as to whether to proceed with the transaction may depend on an assessment of factors unrelated to the financial analysis on which the Opinion is based. As a result, the Opinion and presentation of Duff & Phelps to the Board was only one of many factors taken into consideration by the Board in making its determination to approve the transaction.

          In arriving at its opinion, Duff & Phelps' due diligence procedures included, but were not limited to, the following:

1. Reviewed the proposed Merger Agreement;

2. Conducted meetings with members of senior management and outside consultants to TCSI at the Company's corporate headquarters in Alameda, California, as follows:

               -  Kenneth E. Elmer          President, Chief Executive
                                            Officer and Chief Financial
                                            Officer
               -  James S. Storey, Ph.D.    Co-Chief Technology Officer
               -  Larry Murphy              Director of Global Sales
               -  Nevene Mosharrafa         Outside Consultant
               -  Russell Wright            Outside Consultant

3.   Reviewed TCSI's financial statements and SEC filings, including:

          - Annual Report on Form 10-K for the year ended December 31, 2001;
          - Quarterly reports on Form 10-Q for the three months ended March 31, 2002, the six months ended June 30, 2002, and the nine months ended September 30, 2002;

4. Reviewed certain other operating and financial information regarding the Company prepared by TCSI management;

5. Analyzed the historical trading price and trading volume of TCSI Common
Stock;

6. Reviewed information provided by GKM with respect to efforts to identify alternative transactions; and

7. Participated in meetings of the Board to discuss the proposal put forward by Rocket as well as alternative transactions.

          No limitations were imposed by the Board upon Duff & Phelps with respect to the investigation made or the procedures followed by Duff & Phelps in rendering the Opinion.

          In its analysis and opinion, Duff & Phelps assumed and relied upon, without assuming any independent verification thereof, the accuracy and completeness of the financial and other information made available to Duff & Phelps. With respect to the financial forecasts of TCSI, Duff & Phelps assumed that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of TCSI's management as to the future financial performance of TCSI, and Duff & Phelps expressed no opinion with respect to such forecasts or the assumptions on which such forecasts were based. Duff & Phelps also assumed that the transaction will be consummated in accordance with the terms of the documentation provided for Duff & Phelps' review. Duff & Phelps did not make or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets or liabilities, contingent or otherwise, of TCSI.

          Duff & Phelps' Opinion was necessarily based upon an analysis of the foregoing in light of its assessment of the general, economic and financial market conditions, as they could be evaluated by Duff & Phelps, as of November 12, 2002. Events occurring after November 12, 2002 could materially affect the assumptions used in preparing the Opinion.

          The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, the process of preparing a fairness opinion necessarily requires a broad range of subjective judgments with respect to appropriate comparable companies, appropriate multiples of various selected financial data, appropriate discount rates and other financial and other factors. Analyses and estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold.

          In preparing the Opinion, Duff & Phelps performed certain financial and comparative analyses summarized in the following paragraphs. Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors it considered, without considering all such analyses and factors, could create an incomplete view of the analyses and the process underlying the Opinion. While the conclusions reached in connection with each analysis were considered carefully by Duff & Phelps in arriving at its opinion, Duff & Phelps made various subjective judgments in arriving at its opinion and did not consider it practicable to, nor did it attempt to, assign relative weights to the individual analyses and specific factors considered in reaching its opinion. Although these paragraphs include some information in tabular format, those tables are not intended to stand alone, and must be read together with the full text of each summary and the limitations and qualifications in the Opinion.

          COMPARABLE COMPANY ANALYSIS. Duff & Phelps' comparable company analysis was based on a review of historical public market pricing and trading volume for TCSI Common Stock, the valuation multiples implied by such pricing, and a comparison of TCSI's valuation multiples with those of a selected group of comparable public companies. No company used in this analysis is identical to TCSI, and, accordingly, a comparable company analysis involves complex and subjective considerations and judgments concerning differences in financial and operating characteristics of businesses and other factors that affect trading prices of the various companies being compared.

          In the selection of comparable public companies, Duff & Phelps used multiple databases to identify domestic companies with primary Standard Industrial Classification Codes of 7372 (prepackaged Software) and 7373 (computer integrated systems design). Duff & Phelps further screened this initial group to identify those companies whose operations include the development, sale and support of software solutions for telecommunications network management. Duff & Phelps ultimately included the twelve companies listed below in the comparison group based on their investment risks, products and services offered and target markets:
               - Aether Systems, Inc.
               - CTI Group Holdings, Inc.
               - DSET Corporation
               - Evolving Systems, Inc.
               - Inet Technologies, Inc.
               - MetaSolv, Inc.
               - Micromuse, Inc.
               - Openwave Systems, Inc.
               - OPNET Technologies, Inc.
               - TTI Team Telecom International Ltd
               - Ulticom, Inc.
               - Vertel Corporation

          Duff & Phelps then compared selected financial information of TCSI with corresponding data of the selected comparable public companies. All of the selected comparable companies are relatively small and most are unprofitable. Out of the twelve companies selected, eight reported less than $90 million in revenue for the latest twelve month period reported prior to the report by Duff & Phelps to the Board (the "LTM Period"). Nine of the companies used in the comparison reported negative net income over the LTM Period, and eight of those companies reported negative earnings before interest, taxes, depreciation and amortization over the LTM Period. Like most of the companies selected for comparison, TCSI has not generated, and is not projected to generate, a profit from operations in the near term, and, therefore Duff & Phelps derived valuation multiples based on the ratio of total enterprise value to the LTM Period revenue. The table below summarizes the ratio of total enterprise value to revenues for the twelve comparable public companies and TCSI:

COMPARABLE                             COMPANY                          ANALYSIS
VALUATION                             MULTIPLE                       INDICATIONS
ENTERPRISE VALUE AS MULTIPLE OF LTM REVENUE

                       COMPARABLE PUBLIC COMPANIES
                        High                          7.05x
                        Low                           0.30x
                        Average                       1.87x
                        Median                        0.98x
                                                      -----
                       TCSI CORPORATION               0.68x

          In addition to the broad ranges and averages noted above, Duff & Phelps noted that, in general, those companies that were most similar to TCSI in terms of size and profitability were trading at revenue multiples significantly below the mean and the median. Based on a comparison of TCSI with the selected public companies in terms of size, growth, profitability and other relevant quantitative and qualitative factors, Duff & Phelps determined that the indicated multiple for TCSI of 0.68 times revenue (based on the purchase price of $0.52 per share) was reasonable.

          MARKET PRICE ANALYSIS. Duff & Phelps reviewed the historical trading volume and trading price of TCSI Common Stock for its market price analysis. During the LTM Period, an average of approximately 425,000 shares of TCSI Common Stock was traded per week, equivalent to about 2.1% of total shares outstanding. Duff & Phelps concluded that there was sufficient market trading volume in TCSI Common Stock for market trading prices to provide a reliable indicator of share value. The average closing price for

TCSI Common Stock for the ten trading days immediately preceding the approval of the Agreement Merger by the Board was $0.33 per share. The $0.52 per share purchase price represented a 58% premium over this price.

          DISCOUNTED CASH FLOW ANALYSIS. Duff & Phelps performed a discounted cash flow analysis on TCSI to derive an indication of going-concern value. A discounted cash flow analysis is designed to provide insight into the intrinsic value of a business based on the projected earnings and capital requirements as well as the net present value of projected unlevered free cash flows. Duff & Phelps based its discounted cash flow analysis on projections of unlevered free cash flows of TCSI for the remainder of 2002 and the full calendar years 2003 through 2007. These projections were provided by TCSI's management and were not independently verified by Duff & Phelps. In its analysis, Duff & Phelps used discount rates ranging from 25% to 35% to reflect the highly risky nature of TCSI's operations and financial performance. Duff & Phelps calculated a terminal value at the end of 2006 using a constant growth dividend discount model which incorporated a range of perpetual growth rates from 3% to 7%.

          Duff & Phelps' discounted cash flow analysis yielded a total enterprise value for TCSI ranging from $1.3 million to $2.6 million. To determine a range of value for TCSI Common Stock from total enterprise value, Duff & Phelps adjusted this figure for excess cash, marketable securities and the present value of potential tax savings from net operating loss carryforwards remaining at the end of the projection period, partially offset by the estimated net value of TCSI's outstanding stock options. This methodology yielded an aggregate value for TCSI Common Stock of $5.7 million to $7.5 million, or $0.28 to $0.36 per share. The $0.52 per share purchase price represented a premium ranging from 44% to 86% over these values.

          SALE OF ASSETS THROUGH LIQUIDATION. Duff & Phelps also prepared a liquidation analysis designed to arrive at a range of value that might be available to the stockholders of TCSI assuming: (1) a sale of the Company's assets on an orderly basis, (2) the payment of outstanding liabilities and other claims that have a priority position over the TCSI Common Stock, and (3) the distribution of net proceeds to TCSI stockholders. During TCSI's nearly one year search, only Rocket was willing to pay more than net cash value per share for TCSI. Based largely on this, Duff & Phelps assumed that in a liquidation setting, the value of TCSI's software and other intangible assets would not be material, and, therefore did not include any such value in its liquidation analysis. However, Duff & Phelps did not make or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets or liabilities, contingent or otherwise, of TCSI.

          Duff & Phelps' liquidation analysis was based on TCSI's balance sheet as of September 30, 2002, prepared by its management. Duff & Phelps then adjusted the book value of certain assets to reflect estimated values realizable in a liquidation proceeding and certain liabilities were reduced to reflect estimated payments to creditors by TCSI in a liquidation scenario. In making these adjustments, Duff & Phelps relied without independent verification, upon management's estimates, using both a high- and low-case scenario. Duff & Phelps' liquidation analysis also included allowances for certain additional off-balance-sheet liabilities and other deductions from the net liquidation proceeds as identified and quantified by TSCI management without independent verification by Duff & Phelps:

          LEASE TERMINATION COSTS. TCSI management provided Duff & Phelps with high- and low-case estimates of the cost of terminating TCSI's existing facility leases. Along with each cost estimate, management provided Duff & Phelps with an estimate of sub-lease income that might be collected as an offset to its own lease costs.

          CONTRACT TERMINATION COSTS. TCSI management provided Duff & Phelps with high- and low-case estimates for the costs of completing and terminating certain professional service contracts and software maintenance contracts.

          EMPLOYEE SEVERANCE COSTS. TCSI management provided Duff & Phelps with an estimate of total employee severance costs.

          ADDITIONAL RESERVE. Duff & Phelps' liquidation analysis included an additional $1 million allowance for legal, accounting, and other professional services required to carry out a liquidation and winding down of TCSI.

          INTERIM CASH FLOW. With respect to cash flow, Duff & Phelps assumed that TCSI would continue operating until the end of 2002 in one case and until mid-November 2002 in another case, and included an allowance for interim cash outflow from operations incurred prior to shutting down all operations based on management's budget for the fourth quarter of 2002.

          Using its assumptions summarized above, Duff & Phelps concluded that the aggregate net proceeds of such a liquidation would range from $4.1 million to $9.5 million, or $0.20 to $0.46 per share. The $0.52 per share purchase price represented a premium ranging from 13% to 160% over these values.

          TRANSACTION PROCESS AND ALTERNATIVES. Duff & Phelps rendered an opinion as to the fairness, from a financial point of view, of the transaction to the TCSI stockholders. In determining the transaction's fundamental fairness, Duff & Phelps considered the overall context and rationale for the transaction, the process structured by GKM, TCSI's investment bankers, and certain alternative strategic offers made by third parties. However, Duff & Phelps was not a part of structuring the sale process or party to any negotiations, and relied upon TCSI's management's description of the participants, strategic benefits of the alternative offers and their various risks.

          By way of background, in September 2002, TCSI retained Duff & Phelps to consider the fairness to the TCSI stockholders, from a financial point of view, of a proposed acquisition by TCSI of the assets Company "C" in exchange for newly issued shares of TCSI. In that transaction, stockholders of Company "C" would have acquired between 40% and 50% of TCSI Common Stock, and, therefore, would have significantly diluted the existing TCSI stockholders. Additionally, due to the developmental stage of the target, financial projections for the combined entity were highly speculative and did not show positive cash flow in the near term. While such a transaction may have provided the TCSI stockholders with the potential for future price appreciation, the transaction carried significant financial and operational risk. See the section entitled "BACKGROUND OF THE TRANSACTION."

          In addition to the aforementioned strategic acquisition, TCSI also received other offers, both for cash and for cash and stock, at prices substantially below that offered by Rocket Software. Based in part on this background of events, Duff & Phelps arrived at its opinion as to the fairness, from a financial point of view, of the transaction.

INTERESTS OF CERTAIN PERSONS

          Except as described herein, there are no material agreements, arrangements, or understandings, or any actual or potential conflicts of interest between TCSI or its affiliates and its executive officers, directors or affiliates.

          Certain officers and directors of TCSI may be deemed to have interests in the transactions contemplated by the Merger Agreement that are different from or in addition to their interests as TCSI stockholders generally. The TCSI Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. In addition to the matters described above, these interests are as follows:

Severance Arrangements

Under the terms of TCSI's current compensation protection agreements with Kenneth E. Elmer, the Company's President, Chief Executive Officer and Chief Financial Officer, Peter R. Buckner, the Company's Co-Chief Technology Officer, and James Storey, the Company's Co-Chief Technology Officer, each agreement executed as such Officer assumed such respective positions, consummation of the Offer will constitute a "change in control." The agreements provide that each of Messrs. Elmer, Buckner and Storey is entitled to receive his accrued compensation if his employment with the Company is terminated for any reason prior to or following a change in control. In addition, if his employment is terminated prior to a change in control, without "cause" or by the employee for "good reason," the employee is also entitled to severance pay equal to the greater of: (1) six months of the employee's base salary (including any deferred amounts) or (2) the payment designated for the employee under the severance policy in effect as of December, 2001. If his employment is terminated following a change in control, without "cause" or by the employee for "good reason," the employee is entitled to severance pay equal to nine months of the employee's base salary (including any deferred amounts), as well as one year of medical benefits equal to that provided to the employee prior to termination (such medical benefits subject to mitigation upon subsequent employment within one year of termination), provided that such termination occurs following a change in control. All accrued compensation and severance payments must be paid to the effected employee in a single lump sum cash payment within thirty days after termination. The agreement will continue in effect for at least six months following a change in control.

          For purposes of each of the agreements, a "change in control" is defined as (i) the acquisition of beneficial ownership of at least 40% of the combined voting power of the Company's outstanding securities, (ii) a change in the majority of the membership of the Company's incumbent Board, (iii) a merger, consolidation or reorganization involving the Company, (iv) a complete liquidation or dissolution of the Company, (v) the sale or other disposition of all or substantially all of the Company's assets, and (vi) any other event that at least two-thirds of the Company's incumbent Board determines to constitute a change in control. If a third party who subsequently effectuates a change in control directs the termination of the employee prior to such event, the employee will be treated as if terminated following a change in control.

          For purposes of each of the agreements, "cause" is defined as the termination of employment following the employee's conviction of a felony involving fraud or dishonesty. "cause" is also defined as the employee's termination evidenced by a resolution of two-thirds of the Board that the employee: (i) continually failed to perform his reasonably assigned duties (except if due to physical or mental illness or as a result of good reason), which failure continued for 10 days following written notice, or (ii) engaged in demonstrably and materially injurious conduct to the Company.

          For purposes of each of the agreements, "good reason" is defined as:
(i) a material and adverse change in the employee's status or responsibilities or the assignment of materially inconsistent duties or responsibilities from those in effect within ninety days prior to or at any time following a change in control, (ii) the failure to pay compensation or benefits owed to the employee after five day's notice is given or a reduction in the level of employee's base salary in effect within ninety days prior to or at any time following a change in control, (iii) the employee's relocation outside a 50-mile radius from the employee's work or residence prior to the change in control without the employee's prior written consent, (iv) the insolvency or the filing of a petition for bankruptcy of the Company, which is not dismissed within sixty days, (v) any material breach by the Company of any provision of the agreement and (iv) the failure of the Company to obtain an agreement, satisfactory to the employee, from any successors and assigns to assume and agree to perform the agreement.

PRICE RANGE OF SHARES OF TCSI COMMON STOCK

               Fiscal Year Ended December 31, 2001:
                 First Quarter                                 $ 2.03     $ 0.91
                 Second Quarter                                  1.35       0.75
                 Third Quarter                                   1.21       0.52
                 Fourth Quarter                                  0.87       0.53

               Fiscal Year Ending December 31, 2002:
                 First Quarter                                 $ 0.81     $ 0.50
                 Second Quarter                                  0.95       0.43
                 Third Quarter                                   0.60       0.32
                 Fourth Quarter                                  0.53       0.30

               Fiscal Year Ending December 31, 2003
                 First Quarter (through January __, 2003)      $ 0.53     $ 0.51

          On November 12, 2002, the last trading day before Rocket and TCSI announced that they had entered into the Merger Agreement, the last sale price of shares of TCSI common stock reported on the Nasdaq SmallCap Market was $0.321 per share; therefore, the Offer Price of $0.52 per share represents a premium of approximately 62.5% over the last closing price of the TCSI shares before announcement of the Merger Agreement. On November 18, 2002, the last full trading day prior to the commencement of the Offer, the last sale price of shares of TCSI common stock reported on the Nasdaq SmallCap Market was

$0.51 per share. On January 10, 2003, the TCSI shares were delisted from the NASDAQ SmallCap Market, and commenced trading on the Over the Counter Bulletin Board. On January 9, 2003, the last full trading day before the delisting, the last sale price of shares of TCSI common stock reported on the NASDAQ SmallCap Market was $0.52 per share. On January __, 2003, the last full trading day before the date of this Information Statement, the last sale price of shares of TCSI common stock reported on the Over the Counter Bulletin Board was $_____ per share. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SHARES OF TCSI COMMON STOCK BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

          TCSI has not declared nor paid any cash dividends since its initial public offering. In addition, under the terms of the Merger Agreement, TCSI is not permitted to declare or pay dividends in respect of the Shares.

PAYMENT FOR SHARES

          General. Upon consummation of the Merger, the Company will make available to Equiserve Trust Company, N.A. (the "Paying Agent") for the holders of record of Shares, as needed, the aggregate amount of cash to be paid in respect of the Shares converted into cash pursuant to the Merger. Holders of record should use the Letter of Transmittal referred to below to effect the surrender of certificates formerly evidencing Shares and, unless an Agent's Message (as defined in the Letter of Transmittal) is utilized, the delivery of Shares via book-entry transfer in exchange for the Merger Consideration. All certificates so surrendered will be cancelled. Upon consummation of the Merger and surrender of certificates evidencing Shares, together with a properly completed and duly executed Letter of Transmittal, the holder of record thereof will receive in exchange for each Share surrendered the Merger Consideration of $0.52 per share. Any cash held by the Paying Agent that remains unclaimed by stockholders six months after the Effective Time will be returned to TCSI (as the surviving corporation in the Merger) upon demand and thereafter stockholders may look, subject to applicable abandoned property, escheat and other similar laws, only to TCSI for payment thereof. Notwithstanding the foregoing, none of Rocket, the Purchaser or TCSI will be liable to any stockholder for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

          Letter of Transmittal. A Letter of Transmittal will be sent to all stockholders of the Company under separate cover promptly following the consummation of the Merger. The Letter of Transmittal will advise such holder of the terms of the Merger, the procedures for surrendering to the Paying Agent certificates formerly evidencing Shares and the procedures for delivering Shares via book-entry transfer in exchange for the Merger Consideration.

          Valid Surrender of Shares. Stockholders will not receive any payment for their Shares unless and until they deliver the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, to the Paying Agent (unless, in the case of a book-entry transfer of Shares, an Agent's Message is utilized), together with the certificate(s) formerly representing the Shares and any required accompanying evidences of authority in a form satisfactory to the Company. If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by TCSI, the posting by such person of a bond, in such reasonable amount as TCSI may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration to be paid in respect of the Shares represented by such certificate, as contemplated by the Merger Agreement. No interest will be paid on amounts due for Shares.

          Book-Entry Transfer. The Paying Agent will establish an account with respect to the Shares at The Depository Trust & Clearing Corporation ("DTC") for purposes of the Merger. Any financial institution that is a DTC participant may make book-entry delivery of Shares by causing DTC to transfer such Shares into the Paying Agent's account at DTC in accordance with DTC's procedure for such transfer.

          Signature Guarantee. Except as otherwise provided below, signatures on the Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange (registered under Section 6 of the Exchange Act), or by a member firm of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by any other "Eligible Guarantor Institution" (including banks, savings and loan associations or credit unions with a membership approved signature guarantee medallion program) as defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing constituting an "Eligible Institution") unless the Shares surrendered thereto are submitted (i) by the registered holder (which term, for purposes of this Section, shall include any DTC participant whose name appears on a security position listing as the owner of Shares) of such Shares who has completed neither the section entitled "Special Payment Instructions" nor the section entitled "Special Delivery Instructions" therein or (ii) for the account of an Eligible Institution. If the certificates are registered in the name of a person other than the signer of the Letter of Transmittal, of if the payment is to be made to a person other than the registered owner, then the surrendered certificates mush be signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an Eligible Institution as provided therein.

          THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER. IF DELIVERY IS MADE BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

          Backup Federal Income Tax Withholding. To prevent backup federal income tax withholding of 30% of the aggregate Merger Consideration payable to a stockholder, such stockholder must provide the Paying Agent with his correct taxpayer identification number and certify that he is not subject to backup federal income tax withholding by completing the substitute Form W-9 included in the Letter of Transmittal.

DISSENTERS' RIGHTS OF STOCKHOLDERS

          The shareholders of TCSI common stock as of the record date are entitled to dissent from the proposed Merger and obtain payment for the fair value of their shares under sections 78.3792-78.3793 of the Nevada Revised Statutes in connection with the Merger. If the Merger is consummated, each TCSI shareholder, who has not voted in favor of the Merger and who otherwise complies with the Nevada Revised Statutes, will be entitled to such rights. The following discussion is not a complete statement of laws relating to appraisal rights and is qualified in its entirety by references to the Nevada Revised Statutes. All references in NRS Sections and in this summary to "shareholders" or "shareholders" are to the record holders of the shares of TCSI common stock as to which appraisal rights are asserted.

          Under the Nevada Revised Statutes, holders of TCSI common stock who desire to exercise their appraisal rights must satisfy all of the following conditions. A written notice of the shareholder's intent to demand payment for his shares if the proposed action is effectuated must be delivered to the Secretary of TCSI before the taking of the vote on the Merger. The shareholder's notice of intent must be in addition to and separate from any vote against the Merger. Voting against, abstaining from voting or failing to vote on the Merger will not constitute a demand for appraisal within the meaning of the Nevada Revised Statutes.

          TCSI shareholders electing to exercise their appraisal rights must deliver a notice of intent to: the Corporate Secretary, TCSI Corporation, 1080 Marina Village Parkway, Alameda, CA 94501, so as to be received prior to taking the vote at the Special Meeting. The shareholder's notice of intent must specify the shareholder's name and mailing address, the number of shares of TCSI common stock owned, and that the shareholder is thereby demanding appraisal of his shares.

          The shareholder's notice of intent must be executed by or for the shareholder of record, fully and correctly, as such shareholder's name appears on the certificate or certificates representing such shareholder's shares of TCSI common stock. If the TCSI common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the shareholder's notice of intent must be executed by the fiduciary. If the TCSI common stock is owned of record by more than one person, as in a joint tenancy in common, the shareholder's notice of intent must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may executed the shareholder's notice of intent for a shareholder of record; however, the agent must identify the record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the date of the TCSI Special Meeting.

          NRS Section 92A.400 provides that a shareholder may exercise appraisal rights for less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of TCSI common stock outstanding in the name of such shareholder.

          Upon the Merger approval of the Merger, TCSI shall give written notice of the adoption of the Merger Agreement within ten (10) days of such adoption to each TCSI shareholder who filed a notice of intent and who did not vote for adoption of the Merger Agreement.

          Within twenty (20) days after the giving of notice to him, any shareholder who elects to dissent shall file with Secretary of TCSI a notice of election to dissent, stating his name and address, the number, classes and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. An TCSI shareholder who elects to exercise appraisal rights must deliver a notice of election to dissent to: Corporate Secretary, TCSI Corporation, 1080 Marina Village Parkway, Alameda, CA 94501. Any TCSI shareholder failing to file a notice of election to dissent within such twenty
(20) day period shall be bound by the terms of the proposed corporate action. Any TCSI shareholder filing a notice of election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing to the notice of election to dissent.

          Upon filing of a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided for in NRS Section and shall not be entitled to vote or to exercise any rights of a shareholder. A notice of election to dissent may be withdrawn in writing by the shareholder at any time before an offer is made by TCSI to pay for his shares. After the time such offer is made, no such notice of election to dissent may be withdrawn unless TCSI consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election if the notice of election to dissent is withdrawn, the proposed Merger is abandoned or rescinded or the shareholders of TCSI revoke the authority to effect the Merger, no demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section, or a court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by the Nevada Revised Statutes.

          Within ten (10) days after the expiration of the period in which shareholders may file their notices of elections to dissent, or within ten (10) days after the Merger is effected, whichever is later (but in no case later than ninety (90) days from the date the Merger was approved by the shareholders), TCSI will make a written offer to each dissenting shareholder who has filed a notice of election to dissent to pay an amount which TCSI estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the ninety (90) day period after the shareholders' authorization of the Merger, the offer may be made conditional upon the consummation of such action.

          If within thirty (30) days after the making of such offer the shareholder accepts the same, payment for his shares shall be made within ninety
(90) days after making of such offer or the consummation of the proposed Merger, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have interest in such shares.

          If TCSI fails to make such offer within the period set forth above or if TCSI makes the offer and any dissenting shareholder fails to accept the same within thirty (30) days thereafter, then TCSI, within thirty (30) days after receipt of written demand from any dissenting shareholder given within sixty
(60) days after the date on which such corporate action was effected, shall (or at its election at any time within such period of sixty days may), file an action in any court of competent jurisdiction in Nevada, requesting that the fair value of such shares be determined. The Court shall also determine whether each dissenting shareholder, as to whom TCSI requests the court to make such determination, is entitled to receive payment for their shares. If TCSI fails to institute the proceeding as set forth herein, any dissenting shareholder may do so in the name of TCSI.

          The above information is a summary of the Nevada Revised Statutes relating to the procedure for the exercise of a shareholders' right of appraisal and is qualified in its entirety by reference to the full text of the Nevada Revised Statutes, relevant portions of which are attached as Annex B.

          The exchange of Shares for cash pursuant to the exercise of dissenters' rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See "Certain United States Federal Income Tax Consequences."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          The receipt of cash for Shares in the Merger will be a taxable transaction for United States federal income tax purposes under the Internal Revenue Code of 1986, as amended (which we sometimes refer to as the "IRC" in this Information Statement), and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a U.S. stockholder whose Shares are converted into cash in the Merger will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the Merger and the stockholder's aggregate adjusted tax basis in the Shares converted into cash in the Merger, as the case may be. Gain or loss will be calculated separately for each block of Shares converted into cash in the Merger.

          If shares of TCSI Common Stock that are converted into cash in the Merger are held by a U.S. stockholder as capital assets, gain or loss recognized by such stockholder will be capital gain or loss, which will be long-term capital gain or loss if such stockholder's holding period for such Shares exceeds one year. In the case of a non-corporate stockholder, long-term capital gains will be eligible for a maximum United States federal income tax rate of 20%. In addition, there are limits on the deductibility of capital losses.

          A stockholder (other than certain exempt stockholders including, among others, all corporations and certain foreign individuals) whose shares of TCSI Common Stock are converted into cash in the Merger may be subject to 30% backup withholding unless such stockholder provides such stockholder's taxpayer identification number and certifies under penalty of perjury that such taxpayer identification number is correct (or properly certifies that it is awaiting a taxpayer identification number) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder whose Shares are converted into cash in the Merger which does not furnish a required taxpayer identification number or which does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the United States Internal Revenue Service. See the Section of this Information Statement titled "Payment for Shares--Backup Federal Income Tax Withholding". Each stockholder whose Shares are converted into cash in the Merger who is a U.S. citizen or U.S. resident alien should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal to be sent to TCSI stockholders after the Merger is completed to provide the information and certification necessary to avoid backup withholding. Stockholders who are not U.S. citizens or U.S. resident aliens should complete, sign and return to the Paying Agent a Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, copies of which may be obtained by contacting the Paying Agent, in order to avoid backup withholding.

          If backup withholding applies to a stockholder whose shares of TCSI Common Stock are converted into cash in the Merger, the Paying Agent is required to withhold 30% of any amounts that would otherwise be paid to such stockholder in connection with the Merger. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the U.S. Internal Revenue Service. If backup withholding results in an overpayment of tax, the stockholder subject to such backup withholding can obtain a refund by filing a U.S. federal income tax return.

          The foregoing description is based on the IRC, regulations issued thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. The foregoing description may not be applicable with respect to Shares that are received pursuant to the exercise of employee stock options or otherwise as compensation or with respect to holders of TCSI Common Stock who are subject to special tax treatment under the IRC--such as non-U.S. persons, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations and financial institutions--and may not apply to a holder of shares of TCSI Common Stock in light of individual circumstances, such as holding Shares as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction.

          Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the Merger.

ACCOUNTING TREATMENT

          The acquisition of the Company's Shares in the Merger will be treated as a "purchase" under generally accepted accounting principles.

REGULATORY APPROVALS

          General Regulatory Approvals. Except as described under this heading, the Company is not aware of any governmental license or regulatory permit that appears to be material to the Company's business that might be adversely affected by the Merger or of any approval or other action by any governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the transactions as contemplated by the Merger Agreement. Should any such approval or other action be required, the Company currently contemplates that, except as described below under "State Takeover Statutes," such approval or other action will be sought. While the Company does not currently intend to delay the Merger pending the outcome of any such matter, there can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that if such approvals were not obtained or such other actions were not taken, adverse consequences might not result to the Company's business, or certain parts of the Company's business might not have to be disposed of, any of which could cause a delay in the Merger or the Merger not to occur.

          State Takeover Statutes. A number of states have adopted laws that purport, to varying degrees, to apply to attempts to acquire corporations that are incorporated in, or that have substantial assets, stockholders, principal executive offices or principal places of business or whose business operations otherwise have substantial economic effects in, such states. The Company, directly or through subsidiaries, conducts business in a number of states throughout the United States, some of which have enacted such laws.

          In Edgar v. MITE Corp., the Supreme Court of the United States invalidated on constitutional grounds the Illinois Business Takeover Statute which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1987, in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana could, as a matter of corporate law, constitutionally disqualify a potential acquiror from voting shares of a target corporation without the prior approval of the remaining stockholders where, among other things, the corporation is incorporated in, and has a substantial number of stockholders in, the state. Subsequently, in TLX Acquisition Corp. v. Telex Corp., a Federal District Court in Oklahoma ruled that the Oklahoma statutes were unconstitutional insofar as they apply to corporations incorporated outside Oklahoma in that they would subject such corporations to inconsistent regulations. Similarly, in Tyson Foods, Inc. v. McReynolds, a Federal District Court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit.

          If any government official or third party should seek to apply any state takeover law to the Merger or other business combination between Company and the Purchaser or any of its affiliates, the Company and the Purchaser will take such action as then appears desirable, which actions may include challenging the applicability or validity of such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover statutes is applicable to the Merger and an appropriate court does not determine that it is inapplicable or invalid as applied to the Merger, the Company and the Purchaser might be required to file certain information with, or to receive approvals from, the relevant state authorities or holders of Shares, and the Company and the Purchaser might be delayed in continuing or consummating the Merger.

          United States Antitrust Compliance. Under the Hart Scott-Rodino Antitrust Improvements Act and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The purchase of Shares pursuant to the Merger is not subject to such requirements.

          The Antitrust Division and the FTC scrutinize the legality under the antitrust laws of transactions such as the acquisition of Shares by the Purchaser pursuant to the Offer and the Merger. At any time before or after the consummation of any such transactions, the Antitrust Division or the FTC could take such action under the antitrust laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger, seeking divestiture of the Shares purchased in the Offer or divestiture of substantial assets of Rocket or the Company. Private parties (including individual states) may also bring legal actions under the antitrust laws of the United States. The Company does not believe that the consummation of the Merger will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the Offer or the Merger on antitrust grounds will not be made, or if such a challenge is made, what the result will be.

          Foreign Antitrust Compliance. Rocket and the Company each conduct operations in a number of foreign countries, and certain filings may have to be made with foreign governments under their antitrust statutes. The Company does not believe that the consummation of the Merger will result in a violation of any applicable antitrust laws.

SUMMARY OF THE MERGER AGREEMENT

          The following is a summary of the Merger Agreement. The following summary does not purport to be a complete description of the terms and conditions of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A.

          APPOINTMENT OF DIRECTORS AFTER ACCEPTANCE OF SHARES TENDERED IN THE OFFER

          The Merger Agreement provides that, effective upon the satisfaction of the Minimum Condition or the Revised Minimum Number, as the case may be, and the acceptance for payment of any shares of TCSI common stock in the Offer, Rocket shall be entitled to designate the number of directors, rounded up to the next whole number, on TCSI's board of directors that equals the product of (i) the total number of seats available on TCSI's board of directors (giving effect to the election of any additional directors pursuant to these provisions) and (ii) a fraction whose numerator is the aggregate number of shares of TCSI common stock then beneficially owned by Rocket or the Purchaser (including shares of TCSI common stock accepted for payment in the Offer), and whose denominator is the total number of shares of TCSI common stock then outstanding.

          The Merger Agreement further provides that promptly following a request by Rocket, TCSI must take all action necessary to cause the individuals designated by Rocket to be elected or appointed to TCSI's board of directors, including, if necessary, either increasing the size of TCSI's board of directors or securing the resignations of then-incumbent directors. Furthermore, pursuant to the terms of the Merger Agreement, TCSI will use its reasonable best efforts to cause the individuals so designated by Rocket to constitute substantially the same percentage (rounding up where appropriate) as is on TCSI's board of directors on each committee of TCSI's board of directors. The Merger Agreement requires that at all times until the completion of the Merger, Rocket and TCSI shall include at least two of the members of TCSI's board of directors to be individuals who were directors of TCSI on the date of the Merger Agreement (the "Continuing Directors"), PROVIDED, that, (i) if the number of Continuing Directors shall be reduced below two for any reason whatsoever, the remaining Continuing Directors or Director shall designate a person or persons to fill such vacancy or vacancies, each of whom shall be deemed to be an Continuing Director for purposes of the Merger Agreement or (ii) if no Continuing Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers or affiliates of TCSI, or officers or affiliates of Rocket or any of its subsidiaries, and such persons shall be deemed to be Continuing Directors for purposes of the Merger Agreement, and in the case of either clause (i) or (ii) the Purchaser shall cause such person or persons to be elected to fill such vacancy or vacancies. The provisions of this paragraph are in addition to and shall not limit any rights which Rocket or the Purchaser or any of their affiliates may have as a holder or beneficial owner of shares of TCSI common stock as a matter of law with respect to the election of directors or otherwise.

          Notwithstanding anything in the Merger Agreement to the contrary, after the election or appointment of the directors designated by Rocket to TCSI's board of directors and prior to the completion of the Merger, under the terms of the Merger Agreement, the approval of the Continuing Directors will be required to take any action with respect to (i) any amendment, or waiver of any term or condition, of the Merger Agreement or TCSI's Articles of Incorporation or Bylaws, (ii) any termination of the Merger Agreement by TCSI, (iii) any extension by TCSI of the time for the performance of any of the obligations or other acts of the Purchaser or Rocket or waiver or assertion of any of TCSI's rights under the Merger Agreement, and (iv) any other consent or action by the board of directors of TCSI with respect to the Merger Agreement or the Offer.

          THE MERGER

          The Merger Agreement provides that, following the satisfaction or waiver of the conditions to the Merger described below under the caption "Conditions to the Merger", the Purchaser will be merged with and into TCSI in accordance with the applicable provisions of Nevada law, TCSI will continue as the surviving corporation after the Merger and the separate corporate existence of the Purchaser will cease. This Offer to Purchase from time to time refers to TCSI, as it exists following the consummation of the merger, as the "Surviving Corporation".

          CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

          The Merger Agreement provides that upon the completion of the Merger, the Articles of Incorporation of the Surviving Corporation will be the Articles of Incorporation of the Purchaser as in effect immediately prior to the completion of the Merger. The bylaws of the Surviving Corporation will be the Bylaws of the Purchaser as in effect immediately prior to the completion of the Merger.

          DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

          Under the terms of the Merger Agreement, upon the completion of the Merger, the initial directors of the Surviving Corporation will be the directors of the Purchaser immediately prior to the completion of the Merger, and the initial officers of the Surviving Corporation will be the officers of the Surviving Corporation immediately prior to the completion of the Merger.

          CONVERSION OF SHARES OF TCSI COMMON STOCK

          Pursuant to the Merger Agreement, each share of TCSI common stock that is issued and outstanding immediately prior to the completion of the Merger (other than shares owned by Rocket, the Purchaser or TCSI, or by a wholly owned subsidiary of Rocket, the Purchaser or TCSI, or by those stockholders, if any, who properly exercise dissenters' rights under Nevada law) will be converted into the right to receive $0.52, the price per share paid in the Offer in cash, without interest thereon.

          TCSI STOCKHOLDERS' MEETING

          If adoption of the Merger Agreement by the stockholders of TCSI is required under applicable law in order to complete the Merger, the Merger Agreement provides that TCSI must call, give notice of and hold a meeting of the stockholders of TCSI for the purpose of voting upon the adoption of the Merger Agreement. Under the terms of the Merger Agreement, Rocket agreed to cause all shares of TCSI common stock owned by Rocket or any subsidiary of Rocket to be voted in favor of the adoption of the Merger Agreement at the TCSI stockholder meeting.

          Notwithstanding the foregoing provisions of the Merger Agreement, if the Purchaser and Rocket, collectively, shall own by virtue of the Offer or otherwise at least 90% of the outstanding shares of TCSI common stock, the parties shall take all necessary and appropriate action to cause the merger of the Purchaser and TCSI to become effective as soon as practicable after the expiration date of the Offer (as such expiration date may have been extended in accordance with the terms of the Merger Agreement) without a stockholders meeting in accordance with Section 92A.180 of the Nevada Revised Statutes.

          PROXY STATEMENT; RECOMMENDATION OF TCSI'S BOARD OF DIRECTORS

          The Merger Agreement provides that if the adoption of the Merger Agreement by TCSI's stockholders is required by applicable law in order to complete the Merger, TCSI must prepare and file with the Securities and Exchange Commission a proxy statement for use in connection with the solicitation of proxies from TCSI's stockholders in connection with the Merger. Under the terms of the Merger Agreement, the proxy statement must contain the recommendation of TCSI's board of directors that TCSI's stockholders vote in favor of the Merger, unless the board of directors, after consultation with its independent legal counsel, determines in good faith that such action is inconsistent with its fiduciary duties to TCSI's stockholders under applicable law.

          DISSENTERS' RIGHTS

          The Merger Agreement provides that shares of TCSI common stock that are outstanding immediately prior to the completion of the Merger that are held by persons who have neither voted in favor of the Merger nor consented thereto in writing and who have properly and validly exercised their statutory dissenters rights in respect of such shares in accordance with Chapter 92A of the Nevada Revised Statutes will not be converted into the right to receive cash in the Merger. Instead, these stockholders will be entitled to receive payment of the fair value of their shares of TCSI common stock in accordance with Chapter 92A of the Nevada Revised Statues. Such fair value would be exclusive of any element of value arising from the completion of the Merger (unless such exclusion would be inequitable), and may be more or less than the consideration stockholders would receive in the Merger. Shares of TCSI common stock held by stockholders who fail to perfect, or otherwise withdraw or lose their dissenters' rights under Chapter 92A of the Nevada Revised Statutes, however, will be converted into the right to receive $0.52, the price per share paid in the Offer in cash, without interest thereon.

          TREATMENT OF TCSI OPTIONS AND WARRANTS

          The Merger Agreement provides that each outstanding option (each, a "TCSI Option"), whether vested or unvested, under the TCSI Corporation 1991 Stock Incentive Plan, the TCSI Corporation 1994 Directors Stock Option Plan and the TCSI Corporation 2001 Stock Incentive Plan, each as amended to date (the "TCSI Stock Option Plans"), shall be canceled, and in consideration for such cancellation the holder thereof shall become entitled to receive an amount in cash equal to the product of (i) the number of shares subject to the TCSI Options, whether vested or unvested, held by such holder and (ii) the excess, if any, of the merger consideration per share of TCSI common stock over the per share exercise price of each such TCSI Option.

          The Merger Agreement provides that TCSI and Rocket will use commercially reasonable efforts to provide that the issued and outstanding warrant to purchase shares of TCSI common stock (the "TCSI Warrant") shall be canceled as of the completion of the Merger in consideration for the payment to the holder of the TCSI Warrant of an amount in cash equal to the product of (a) the number of shares subject to the TCSI Warrant held by the holder and (ii) the excess (if any) of the merger consideration per share of TCSI common stock over the per share exercise price of each such TCSI Warrant.

          REPRESENTATIONS AND WARRANTIES

          TCSI made customary representations and warranties to the Purchaser and Rocket in the Merger Agreement, including representations relating to:

          - its organization and corporate good standing, capitalization, and corporate authority
          - conflicts of the Merger Agreement, the Offer and the Merger with TCSI's charter documents, applicable laws and certain agreements
          - required filings and consents
          - compliance with law and certain agreements
          - the timeliness and accuracy of TCSI's financial statements and Securities and Exchange Commission ("SEC") filings
          - absence of certain changes
          - tax matters
          - the ownership of, rights to and condition of TCSI's assets and property
          - change of control agreements
          - litigation
          - certain contracts and commitments
          - employee benefit plans
          - labor and employment matters
          - environmental compliance and disclosure
          - intellectual property rights
          - fees payable to third parties
          - the amendment and restatement of TCSI's preferred shares rights agreement
          - major customers
          - related party transactions
          - insurance coverage
          - the applicability of certain laws to TCSI and the transactions contemplated by the Merger Agreement
          - the accuracy of disclosures

          Some of the representations are qualified by a material adverse effect clause. For purposes of the Merger Agreement, "Company Material Adverse Effect", means with respect to TCSI, any change, event or effect, shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred, is materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities (including, without limitation, contingent liabilities) of TCSI and its subsidiaries taken as a whole; PROVIDED, that a Company Material Adverse Effect shall not include failure by TCSI to meet analysts' earnings forecasts or estimates, changes in the market price or trading volume of TCSI's securities or any effect resulting from any change (i) in law, GAAP or interpretations thereof that apply to TCSI or its subsidiaries, (ii) any change in general economic or business conditions, including any change due to any act of war, terrorism or threat of war or terrorism or (iii) due to the public announcement of the Merger Agreement or the transactions contemplated by the Merger Agreement, or the consummation of such transactions.

          The Purchaser and Rocket made customary representations and warranties to TCSI in the Merger Agreement, including representations relating to:

          - their organization, corporate good standing and corporate authority
          - the business history of the Purchaser
          - conflicts of the Merger Agreement, the Offer and the Merger with their respective charter documents, applicable laws, and certain agreements
          - governmental filings or consents
          - their use of brokers in connection with the Merger Agreement
          - the availability of funds sufficient to consummate the transactions contemplated by the Merger Agreement

          INTERIM CONDUCT OF BUSINESS

          The Merger Agreement provides that, except as contemplated by the Merger Agreement or as set forth in TCSI's disclosure schedule, during the period from the date of the Merger Agreement through the acceptance of shares of TCSI common stock for purchase in the Offer: (i) the business of TCSI and its subsidiaries shall be conducted only in, and TCSI and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice; (ii) TCSI and its subsidiaries shall use their reasonable best efforts to preserve intact their business organizations, keep available the services of their current officers and employees and preserve the current relationships of TCSI and its subsidiaries with customers, suppliers, distributors and other persons with which TCSI or its subsidiaries has material business relations; (iii) TCSI and its subsidiaries will comply in all material respects with all material contracts and applicable laws and regulations wherever its business is conducted, including, without limitation, the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act of 1933, as amended, or the Exchange Act; and (iv) TCSI and its subsidiaries shall cause to be provided all notices, assurances and support required by any material contract relating to any of TCSI's intellectual property in order to ensure that no condition under such material contract occurs that could result in, or could increase the likelihood of, (A) any transfer or disclosure by TCSI of any computer source code owned or licensed by TCSI and included among TCSI's intellectual property or (B) a release from any escrow of any of TCSI's source code that has been deposited or is required to be deposited in escrow under the terms of any material contract.

          Without limiting the generality of the foregoing, during the period from the date of the Merger Agreement through the acceptance of shares of TCSI common stock for purchase in the Offer, neither TCSI nor any of TCSI's subsidiaries may: (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for dividends payable to TCSI by a wholly owned subsidiary, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase, redeem or otherwise acquire any shares of its capital stock; (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of shares of TCSI common stock upon
(A) the exercise of TCSI Options outstanding as of the date of the Merger Agreement and (B) the exercise of the TCSI Warrant, (v) award or grant, or authorize or propose the award or grant of any TCSI Options; (vi) modify or adjust any outstanding options or other rights to acquire shares of TCSI common stock (including the acceleration of any vesting schedule not otherwise provided for in any TCSI Stock Option Plans) or (vii) take any action that would, or could reasonably be expected to, result in any of the closing conditions not being satisfied; (viii) amend its articles of incorporation (including any certificate of designations attached thereto) or bylaws or other equivalent organizational documents; (ix) create, assume or incur any indebtedness for borrowed money or guaranty any such indebtedness of another person or mortgage or pledge any of its assets or properties, other than in connection with (A) existing lines of credit or (B) leasing contracts entered into in the ordinary course of business; (x) make any loans or advances to, or investments in (other than as described in the SEC reports and consistent with past practice), any other person other than loans or advances between any of TCSI's subsidiaries or between TCSI and any of its subsidiaries and other than advances of ordinary business expenses or to employees in the ordinary course of business consistent with past practice in principal amounts of not more than $10,000; (xi) merge or consolidate with any other entity in any transaction, or sell any business or assets other than in the ordinary course of business consistent with past practices; (xii) change its accounting policies except as required by GAAP or applicable law; (xiii) make any change in employment terms for any of its directors or officers, except as expressly provided in the Merger Agreement; (xiv) alter, amend or create any obligations with respect to compensation, severance, loans, deferred compensation, benefits, change-of-control payments or any other payments to employees, directors or affiliates of TCSI or its subsidiaries or enter into any new, or amend any existing, employment agreements, except (A) as required by applicable law, (B) severance agreements for non-executive officers containing terms consistent with TCSI's policies and practices as of the date hereof or (C) which will not result in material costs to TCSI; (xv) make any change to TCSI's employee benefit plans, except (A) as required by applicable law, (B) renewals and adjustments made in the ordinary course of business and consistent with past practices or (C) which will not result in material costs to TCSI; (xvi) amend or cancel or agree to the amendment or cancellation of any material contract;
(xvii) pay, loan or advance any amount, commit to make or accelerate any profit-sharing or similar payment to, or increase or commit to increase the amount of the wages, salary, commissions, fringe benefits, severance, insurance or other compensation or remuneration payable to, any of its directors, officers, employees or consultants (other than the payment of regular compensation, regular directors' fees or reimbursement of reasonable expenses in the ordinary course of business, consistent with past practice) or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement with, any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors; (xviii) form or commence the operations of any business or any corporation, partnership, joint venture, business association or other business organization or division thereof, (xix) make any tax election or settle or compromise any tax liability of more than $100,000 except as required by law; or (xx) pay, discharge, settle or satisfy any claims, litigation, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) involving amounts in excess of $100,000 in the aggregate; (xxi) dispose of or permit to lapse any rights to the use of any of TCSI's intellectual property, or dispose of or disclose to any person other than representatives of Rocket any of TCSI's intellectual property not theretofore a matter of public knowledge;
(xxii) permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without reasonable advance notice to Rocket; (xxiii) enter into any agreement, understanding or commitment that restrains, limits or impedes the ability of TCSI to compete with or conduct any business or line of business; (xxiv) except in each case in the ordinary course of business consistent with past practice or with the prior written consent of Rocket (which shall not be unreasonably withheld or delayed), discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts existing on the date hereof or thereafter entered into in the ordinary course of business, and commitments under leases existing on the date hereof or thereafter incurred in the ordinary course of business; or (xxv) permit or cause any subsidiary of TCSI to do or agree to do any of the foregoing.

          In connection with the continued operation of TCSI and its subsidiaries between the date of the Merger Agreement and the "Effective Time" (which the Merger Agreement defines as such time as the plan of merger pursuant to Section 92A.200 of the Nevada Revised Statutes is duly filed with the Secretary of State of the State of Nevada, or such other time as TCSI, Rocket and the Purchaser agree shall be specified in such plan of merger) or the termination of the Merger Agreement, TCSI will confer in good faith on a regular and frequent basis with one or more representatives of Rocket designated to TCSI regarding operational matters and the general status of ongoing operations promptly and will notify Rocket of any event or occurrence that has had or may reasonably be expected to have a Company Material Adverse Effect.

          NON-SOLICITATION PROVISIONS; BOARD RECOMMENDATION

          Except as expressly permitted by the Merger Agreement, neither the board of directors of TCSI nor any committee thereof shall (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in any manner adverse to Rocket or the Purchaser, the approval or recommendation of such board of directors or such committee of the Merger or the Merger Agreement (and the recommendation that TCSI stockholders tender their shares of TCSI common stock pursuant to the Offer), (ii) approve or recommend, or propose publicly to approve or recommend, any transaction involving a Competing Acquisition Proposal (as defined below) or (iii) cause TCSI to enter into any letter of intent, agreement in principle, acquisition agreement, memorandum of understanding or other similar agreement or understanding (each, an "Acquisition Agreement") related to or with respect to any Competing Acquisition Proposal. Notwithstanding the foregoing, if (A) the board of directors of TCSI determines in good faith, after it has received a Superior Proposal (as hereinafter defined) in compliance with the solicitation provisions of the Merger Agreement and based upon advice from independent outside legal counsel with respect to its fiduciary duties to TCSI's stockholders under applicable law, that such action is required for the board of directors of TCSI to act in a manner consistent with its fiduciary obligations to TCSI Stockholders under applicable law or (B) the board of directors of TCSI determines in good faith based upon advice from independent legal outside counsel with respect to its fiduciary obligations to TCSI's stockholders under law, that such action is required for the board of directors to act in a manner consistent with its fiduciary duties to TCSI's stockholders under applicable law, the board of directors of TCSI may (subject to this and the following sentences) inform its stockholders that it no longer believes the Merger is advisable and no longer recommends its approval (a "Subsequent Adverse Determination"), but only at a time that is after the second business day following Rocket's receipt of written notice advising Rocket that the board of directors of TCSI intends to make a Subsequent Adverse Determination. Such written notice shall specify the material terms and conditions of any Superior Proposal (and include a copy thereof with all accompanying documentation) or other basis for the Subsequent Adverse Determination, identify the person making any Superior Proposal, and state that the board of directors of TCSI intends to make a Subsequent Adverse Determination. During such two-business-day period, TCSI shall provide a full opportunity for Rocket to propose such adjustments to the terms and conditions of the Merger Agreement as would enable TCSI to proceed with its recommendation to TCSI Stockholders without a Subsequent Adverse Determination. For purposes of the Merger Agreement, "Competing Acquisition Proposal" means any proposal from a third party with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving TCSI or any subsidiary, or any purchase, exchange, securitization, pledge or other acquisition of all or any substantial portion of the assets of TCSI or any subsidiary, including, without limitation, any license, lease or other disposition of all or a the substantial portion of TCSI's intellectual property rights (other than in the ordinary course of business) or any purchase or other acquisition of any equity interest in TCSI or any subsidiary. For purposes of the Merger Agreement, a "Superior Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange, tender offer, business combination or similar transaction involving TCSI or any subsidiary, or any purchase or other acquisition of 70% or more of the assets of TCSI and its subsidiaries, taken as a whole, or any purchase or other acquisition of more than 50% of the equity interests in TCSI, in each case, which (x) has no financing contingency and (y) the independent financial advisor of TCSI advises the board of directors of TCSI that such proposal is more favorable to TCSI's stockholders than the Merger from a financial point of view taking into account any proposed changes to the Merger Agreement that may be proposed by Rocket in response to such proposal.

          TCSI shall not, nor shall it authorize or permit any of its subsidiaries or representatives to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Competing Acquisition Proposal or
(ii) participate in or encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, enter into any Acquisition Agreement with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Competing Acquisition Proposal. Notwithstanding the foregoing, TCSI's board of directors may furnish information to, or enter into or participate in discussions or negotiations with, any person or entity that makes an unsolicited Competing Acquisition Proposal which did not result from a breach of the Merger Agreement only if, and only to the extent that, (A) TCSI's board of directors, based upon advice from independent outside legal counsel and financial advisors, determines in good faith that such action could lead to a proposal that Superior Proposal or is otherwise required for the board of directors of TCSI to comply with its fiduciary obligations to TCSI Stockholders under applicable Nevada law, (B) prior to taking such action, TCSI receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity and including standstill provisions no less favorable to TCSI than those contained in the

Confidentiality Agreement and (C) the board of directors of TCSI concludes in good faith that the Competing Acquisition Proposal could reasonably be expected to lead to a Superior Proposal. TCSI shall provide prompt oral and written notice (in any event within 24 hours) to Rocket of (a) the receipt of any such Competing Acquisition Proposal or any inquiry which could reasonably be expected to lead to any Competing Acquisition Proposal, (b) the material terms and conditions of such Competing Acquisition Proposal or inquiry, (c) the identity of such person or entity making any such Competing Acquisition Proposal or inquiry and (d) TCSI's intention to furnish information to, or enter into discussions or negotiations with, such person or entity. TCSI shall continue to keep Rocket fully informed of the status and details of any such Competing Acquisition Proposal or inquiry.

          Nothing contained in the Merger Agreement shall prohibit TCSI from referring a third party to the provisions in the Merger Agreement governing Competing Acquisition Proposals, complying with Rule 14e-2(a) promulgated under the Exchange Act or making any disclosure to TCSI's shareholders if, in the good faith judgment of the board of directors of TCSI, based on advice from its outside counsel, failure so to disclose would violate applicable law; provided, however, that, except as expressly provided in the Merger Agreement, neither TCSI nor its board of directors nor any committee thereof shall withdraw, qualify or modify, or propose to withdraw, qualify or modify, its position with respect to the Merger Agreement or in connection with the Offer or the Merger, or approve or recommend, or propose to approve or recommend, a Competing Acquisition Proposal.

          REASONABLE EFFORTS

          Subject to the other provisions of the Merger Agreement, each of TCSI, Rocket and the Purchaser agree to use its commercially reasonable, good faith efforts to perform its obligations set forth in the Merger Agreement and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all required consents and regulatory approvals and to satisfy all conditions to their respective obligations under the Merger Agreement and to cause the transactions contemplated in the Merger Agreement to be effected on or prior to February 14, 2003, in accordance with the terms of the Merger Agreement and to cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under the Merger Agreement.

          Each of TCSI, Rocket and the Purchaser agree to promptly make their respective filings and submissions and use its commercially reasonable, good faith efforts to take all actions necessary, proper or advisable under applicable laws and regulations to obtain any required approval of any governmental entity with jurisdiction over the transactions contemplated by the Merger Agreement. Each of TCSI, Rocket and the Purchaser agree to furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by the Merger Agreement.

          TCSI will use its commercially reasonable, good faith efforts to give any notices to third parties and use its commercially reasonable, good faith efforts (in consultation with Rocket) to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, (ii) disclosed or required to be disclosed in the disclosure letter to the Merger Agreement, (iii) required to avoid a breach of or default under any Material Contracts in connection with the consummation of the transactions contemplated by the Merger Agreement or (iv) required to prevent a Company Material Adverse Effect whether prior to or after the Effective Date.

          EMPLOYEE BENEFIT MATTERS

          Pursuant to the Merger Agreement, Rocket has agreed that all employees of TCSI who continue employment with Rocket, the Surviving Corporation or any subsidiary thereof after the Effective Time (the "Continuing Employees") shall be provided employment terms and conditions substantially as favorable as provided by TCSI as of the Effective Time with respect to wages and salaries; PROVIDED, that TCSI shall not have otherwise breached the Merger Agreement terms with respect to increases in wages and salaries, and further subject to routine employment evaluations consistent with Rocket's past practice. Rocket has agreed that the Continuing Employees shall be eligible to continue to participate in the Surviving Corporation's health and welfare benefit plans; PROVIDED, that (i) the employment of each of the Continuing Employees shall be "at will" employment,
(ii) nothing the Merger Agreement shall limit the right of Rocket or the Surviving Corporation to amend or terminate any such health or welfare benefit plan at any time and (iii) if Rocket or the Surviving Corporation terminates any such health or welfare benefit plan, then (upon expiration of any appropriate transition period) the Continuing Employees shall be eligible to participate in Rocket's health and welfare benefit plans, or the Surviving Corporation's successor health and welfare benefit plan, to substantially the same extent as similarly situated employees of Rocket. Nothing in the Merger Agreement shall be construed to create a right in any of the Continuing Employees or other person to employment with Rocket, the Surviving Corporation or any other subsidiary of Rocket.

          As of the Effective Time and for period of at least one year after the Closing Date, Rocket has agreed that it shall, or shall cause the Surviving Corporation to, establish and maintain compensation and benefit plans and arrangements for Continuing Employees that, in the aggregate, are no less favorable than those currently provided by TCSI to the Continuing Employees as of the Effective Time (excluding any stock options or other stock-based compensation), except as required by applicable law (including as required to preserve any favorable tax treatment afforded such benefits as of the Effective
Time). Rocket has agreed that it shall, or shall cause the Surviving Corporation to, treat Continuing Employees no less favorably than employees of Rocket who are in comparable positions and at comparable locations and shall give each Continuing Employee past service credit under its compensation and benefit plans and arrangements and for all employee benefits purposes for service with TCSI prior to the Effective Time as if such service had been with Rocket. Rocket has agreed to honor, or cause the Surviving Corporation to honor, in accordance with their terms and bear any cost associated with (i) all employee benefit obligations to current and former employees of TCSI accrued as of the Effective Time and (ii) all employee severance plans in existence as of the date hereof. Rocket has agreed to, or cause the Surviving Corporation to, (A) provide coverage for the Continuing Employees as of the Effective Time either under its medical, dental, and health plans or under other comparable plans or arrangements; (B) exercise commercially reasonable, good faith efforts to secure the waiver of any preexisting condition limitations, waiting periods or actively-at-work requirements imposed by such plans such that Continuing Employees will be immediately covered by such plans as of the Effective Time; and (C) exercise commercially reasonable, good faith efforts to cause such plans to honor any expenses incurred by the Continuing Employees and their beneficiaries under similar plans of Rocket during the portion of the calendar year in which the Effective Time occurs for the purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses. Rocket has agreed that the Surviving Corporation shall be responsible for providing all legally mandated continuation coverage for Continuing Employees and their covered dependents who experience a loss of coverage due to a "qualifying event" (within the meaning of Section 603 of ERISA) which occurs at any time on or after the Effective Time. Nothing herein described is intended create any employment obligation other than as employees at will who may be terminated with or without cause.

          DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE

          The Merger Agreement provides that, for six (6) years from and after the Effective Time, Rocket will cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of TCSI and of its subsidiaries (the "Indemnified Persons") for acts or omissions occurring at or prior to the Effective Time to the same extent such persons are indemnified by TCSI pursuant to its Articles of Incorporation or Bylaws or agreements in effect on November 12, 2002.

          Rocket has agreed to cause the Surviving Corporation to maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions occurring prior to the Effective Time, a "tail" policy of directors' and officers' liability insurance covering the period of time from the Effective Time until up to the third anniversary of the Effective Time; PROVIDED, that in no event shall the Surviving Corporation be required to expend more than $320,000 for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than $320,000, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment $320,000.

          Rocket has agreed that if the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations described above.

          CONDITIONS TO THE MERGER

          CONDITIONS TO THE OBLIGATION OF EACH PARTY. The respective obligations of Rocket, the Purchaser and TCSI to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

               (a) the Purchaser shall have previously accepted for payment and paid for shares of TCSI common stock pursuant to the Offer, except that neither Rocket, the Purchaser nor TCSI shall be entitled to invoke this condition if it shall have been the cause of the failure of the Purchaser to purchase shares of TCSI common stock pursuant to the Offer in breach of its obligations under the Merger Agreement;

               (b) the Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of TCSI's stockholders as required by the Nevada Revised Statutes, and TCSI's Articles of Incorporation and Bylaws;

               (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal prohibition preventing the consummation of the Merger shall be in effect, and there shall not be any legal requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal; PROVIDED, that any party invoking this condition shall have used all commercially reasonable efforts to have any such order or injunction vacated; and

               (d) all actions by or in respect of or filings with any governmental entity required to permit the consummation of the Merger shall have been obtained or made.

          CONDITIONS TO OBLIGATIONS OF ROCKET AND THE PURCHASER TO EFFECT THE MERGER. The obligations of Rocket and the Purchaser to effect the Merger are further subject to satisfaction or waiver by Rocket or the Purchaser at or prior to the Effective Time of the following conditions:

               (a) the representations and warranties of TCSI in the Merger Agreement that are qualified by materiality shall be true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time (except as to those representations and warranties made as of a specified date, which shall be so true and correct as of such specified date);

               (b) the representations and warranties of TCSI in the Merger Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time (except as to those representations and warranties made as of a specified date, which shall be so true and correct in all material respects as of such specified date);

               (c) TCSI shall have performed in all material respects all covenants, agreements and obligations required to be performed by it under the Merger Agreement;

               (d) there shall not have occurred and be continuing a Company Material Adverse Effect;

               (e) TCSI shall have delivered to Rocket and the Purchaser a certificate to the effect that each of the conditions specified in the immediately preceding paragraphs (a), (b), (c) and (d) is satisfied in all respects; and

               (f) TCSI shall have furnished Rocket and the Purchaser with the following: (i) a certificate of its Secretary or Assistant Secretary as to (i) TCSI's Bylaws, (ii) all resolutions of the board of directors of TCSI and TCSI's stockholders relating to the Merger Agreement and (iii) incumbency of any officers signing the Merger Agreement and any other documents in connection herewith on its behalf; (ii) a copy of TCSI's Articles of Incorporation, certified by the Secretary of State of the State of Nevada and dated within a recent date prior to the Effective Date and a copy of each of TCSI's subsidiaries' respective articles of incorporation or similar document, as the case may be, certified by the Secretary of State or other appropriate official of the jurisdiction of organization or incorporation of such entity, each dated within a recent date prior to the Effective Date; (iii) a certificate of legal existence and good standing for each of TCSI and its subsidiaries from the Secretary of State or other appropriate official of the jurisdiction of organization or incorporation of such entity, each dated within a recent date prior to the Effective Date; and (iv) such other certificates, documents and instruments as may be necessary to effect the intent of the Merger Agreement or consummate the transactions contemplated hereby.

          CONDITIONS TO OBLIGATIONS OF TCSI TO EFFECT THE MERGER. The obligations of TCSI to effect the Merger are further subject to satisfaction or waiver by TCSI at or prior to the Effective Time of the following conditions:

               (a) the representations and warranties of Rocket and the Purchaser in the Merger Agreement that are qualified by materiality shall be true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time (except as to those representations and warranties made as of a specified date, which shall be so true and correct as of such specified date);

               (b) the representations and warranties of Rocket and the Purchaser in the Merger Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time (except as to those representations and warranties made as of a specified date, which shall be so true and correct in all material respects as of such specified date);

               (c) Rocket and the Purchaser shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement; and

               (d) Rocket and the Purchaser shall have delivered to TCSI a certificate to the effect that each of the conditions listed in the immediately preceding paragraphs (a), (b) and (c) is satisfied in all respects.

          TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEE

          The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by TCSI's stockholders:

               (a) By mutual written consent of duly authorized representatives of Rocket and TCSI;

               (b) By any of Rocket, the Purchaser or TCSI if any court of competent jurisdiction or other governmental entity shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the acceptance of the Merger and such order, decree, ruling or other action shall have become final and nonappealable, except if the party relying on such order, decree or ruling or other action has not complied with certain obligations under the Merger Agreement;

               (c) By any of Rocket, the Purchaser or TCSI if (i) as a result of the failure of any of the conditions of the Offer, the Offer shall have terminated or expired in accordance with its terms without the Purchaser having accepted for payment any shares of TCSI common stock pursuant to the Offer within the time period for acceptance specified by the Merger Agreement or (ii) the Purchaser shall not have accepted for payment any shares of TCSI common stock pursuant to the Offer by January 10, 2003 (the "Termination Date"), PROVIDED, that the right to terminate the Merger Agreement hereunder shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the primary cause of, or resulted in, the failure to consummate the Merger on or before such date;

               (d) By Rocket or the Purchaser if the board of directors of TCSI
          (i) causes TCSI to enter into any Acquisition Agreement with respect to a Competing Acquisition Proposal, (ii) shall have made a Subsequent Adverse Determination, (iii) shall have endorsed, approved or recommended any Competing Acquisition Proposal or (iv) shall have resolved to do any of the foregoing;

               (e) By any of TCSI, Rocket or the Purchaser, if the Merger Agreement and the Merger shall fail to be approved and adopted by TCSI's stockholders at a duly held stockholders meeting or at any adjournment or postponement thereof, PROVIDED, that neither Rocket nor the Purchaser may terminate the Merger Agreement for this reason if the shares of TCSI common stock it is entitled to vote (whether by ownership, proxy or otherwise) shall not have been voted in favor of the Merger Agreement and the Merger;

               (f) By Rocket or the Purchaser, if (i) any of the conditions to their obligations to effect the Merger shall have become incapable of fulfillment and shall not have been waived by Rocket and the Purchaser or (ii) TCSI shall breach in any material respect any of its representations, warranties, covenants or other obligations under the Merger Agreement and, prior to the Termination Date, such breach shall not have been cured in all material respects or waived by Rocket or the Purchaser and TCSI shall not have provided reasonable assurance to Rocket and the Purchaser that such breach will be cured in all material respects on or before the Effective Time (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of the Merger Agreement or as of any subsequent date, any update of or modification to disclosure letter thereto made or purported to have been made after the date of the Merger Agreement shall be disregarded);

               (g) By Rocket or the Purchaser, prior to the purchase of shares of TCSI common stock pursuant to the Offer, in the event of a breach by TCSI of any representation, warranty, covenant or other agreement contained in the Merger Agreement which (i) would give rise to the failure of a certain closing conditions and (ii) cannot be or has not been cured within 30 days after the giving of written notice to TCSI;

               (h) By TCSI, if the Offer has not been commenced by the Rocket or the Purchaser on or prior to 15 business days following the date of the initial public announcement of the Offer, PROVIDED, that TCSI may not terminate the Merger Agreement for this reason if TCSI is in material breach of the Merger Agreement;

               (i) By TCSI, if (i) any of the conditions to its obligations to effect the Merger shall have become incapable of fulfillment and shall not have been waived by TCSI or (ii) Rocket or the

          Purchaser shall breach in any material respect any of their respective representations, warranties or obligations hereunder and, prior to the Termination Date, such breach shall not have been cured in all material respects or waived by TCSI and Rocket or the Purchaser, as the case may be, shall not have provided reasonable assurance to TCSI that such breach will be cured in all material respects on or before the Effective Time, except where such failure does not have a material adverse effect on the ability of Rocket of the Purchaser to consummate the Offer or the Merger; or

               (j) by TCSI if, prior to the Effective Time, in response to a bona fide unsolicited proposal with respect to a Competing Acquisition Proposal, the Board of Directors of TCSI determines in good faith that such proposal could reasonably be expected to lead to a Superior Proposal; PROVIDED, that TCSI gives Rocket at least two business days prior written notice of TCSI's intention to terminate the Merger Agreement, during which period, TCSI if requested by Rocket engages in good faith negotiations with Rocket with respect to such changes as Rocket may propose to the terms of the Merger Agreement.

          Additionally, in the event of the termination of the Merger Agreement, TCSI shall pay Rocket a fee of $500,000 in cash (the "Fee") if: (i) TCSI terminates the Merger Agreement pursuant to paragraph (j) above or Rocket terminates the Merger Agreement pursuant to paragraph (d)(i) above; or (ii) (A) Rocket or the Purchaser terminates the Merger Agreement pursuant to subparagraphs (d)(ii), (iii) or (iv) above and (B) a Competing Acquisition Proposal that was announced publicly prior to termination of the Merger Agreement is consummated within one year of the date of termination of the Merger Agreement. Notwithstanding anything to the contrary set forth in the Merger Agreement, if TCSI fails promptly to pay to Rocket any amounts due under this paragraph, TCSI shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee or obligation was required to be paid. The Fee shall be paid within three business days after termination in the case of termination pursuant to clause
(i) of this paragraph, or one business day after the consummation of the Competing Acquisition Proposal which gives rise to the obligation to make such payment in the case of clause (ii) of this paragraph.

          FEES AND EXPENSES

          The Merger Agreement provides that, except for the Fee and related costs and expenses described above, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party or parties, as applicable, incurring such expenses.

          PROCEDURE FOR AMENDMENT, EXTENSION OR WAIVER

          The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of TCSI, Rocket and the Purchaser; PROVIDED, that after approval of the Merger by TCSI's stockholders, no amendment may be made without the further approval of TCSI's stockholders if the effect of such amendment would be to reduce the merger consideration or change the form thereof, and no amendment may be made to the provisions of the Merger Agreement regarding the continued indemnification of directors and officers without the consent of the third party beneficiaries of such provisions.

          At any time prior to the Effective Time, whether before or after the meeting of TCSI's stockholders, any party to the Merger Agreement, by action taken by its board of directors, may (a) extend the time for the performance of any of the covenants, obligations or other acts of any other party thereto or
(b) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

WHERE YOU CAN FIND MORE INFORMATION

          TCSI files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You can read and copy any materials that TCSI files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information that TCSI files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates.

INCORPORATION BY REFERENCE

          The SEC allows TCSI to "incorporate by reference" the information we file with them, which means that we can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information we incorporate by reference is an important part of this Information Statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed by the Company pursuant to the Securities Exchange Act of 1934:

     -    the TCSI 14D-9;

     - the TCSI Quarterly Report on Form 10-Q for the three month period ended September 30, 2002; and

     - any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

          You may request a copy of these filings (other than an exhibit to any of these filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address: TCSI Corporation, 1080 Marina Village Parkway, Alameda, CA 94501, (510) 749-8500.

          You should rely on the information we have provided or incorporated by reference in the Information Statement. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date of this Information Statement.

OTHER MATTERS

          The Board knows of no other business that will be presented for consideration at the Special Meeting other than as described above.

                                                                        ANNEX A

-------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             ROCKET SOFTWARE, INC.,

                          ROCKET ACQUISITION SUB, INC.

                                       AND

                                TCSI CORPORATION



                             DATED NOVEMBER 12, 2002

-------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS


                                                                                                      PAGE
ARTICLE I THE OFFER......................................................................................1
   Section 1.1    The Offer..............................................................................1
   Section 1.2    Company Action.........................................................................3
   Section 1.3    SEC Actions............................................................................4
   Section 1.4    Directors..............................................................................6
ARTICLE II THE MERGER....................................................................................7
   Section 2.1    The Merger.............................................................................7
   Section 2.2    Effective Time; Closing................................................................8
   Section 2.3    Effect of the Merger...................................................................8
   Section 2.4    Conversion of Company Common Stock.....................................................8
   Section 2.5    Dissenting Shares.....................................................................10
   Section 2.6    Stock Option Plans....................................................................10
   Section 2.7    Company Warrant.......................................................................10
   Section 2.8    Surrender of Shares of Company Common Stock; Stock Transfer Books.....................11
   Section 2.9    Subsequent Actions....................................................................13
   Section 2.10   Stockholders' Meeting.................................................................14
ARTICLE III THE SURVIVING CORPORATION...................................................................16
   Section 3.1    Articles of Incorporation.............................................................16
   Section 3.2    Bylaws................................................................................16
   Section 3.3    Directors and Officers................................................................16
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................16
   Section 4.1    Organization and Standing.............................................................17
   Section 4.2    Capitalization........................................................................17
   Section 4.3    Authority for Agreement...............................................................18
   Section 4.4    No Conflict...........................................................................19
   Section 4.5    Required Filings and Consents.........................................................20
   Section 4.6    Compliance............................................................................20
   Section 4.7    SEC Filings, Financial Statements.....................................................21
   Section 4.8    Absence of Certain Changes or Events..................................................22
   Section 4.9    Taxes.................................................................................22
   Section 4.10   Assets................................................................................23
   Section 4.11   Change of Control Agreements..........................................................24
   Section 4.12   Litigation............................................................................24
   Section 4.13   Contracts and Commitments.............................................................25
   Section 4.14   Employee Benefit Plans................................................................26
   Section 4.15   Labor and Employment Matters..........................................................28
   Section 4.16   Environmental Compliance and Disclosure...............................................30
   Section 4.17   Intellectual Property Rights..........................................................31
   Section 4.18   Third Party Fees......................................................................31
   Section 4.19   Rights Agreement......................................................................32
   Section 4.20   Customers.............................................................................32
   Section 4.21   Related Party Transactions............................................................32
   Section 4.22   Insurance.............................................................................33



   Section 4.23   Certain State Statutes Inapplicable...................................................33
   Section 4.24   Vote Required.........................................................................33
   Section 4.25   California Corporations Code..........................................................33
   Section 4.26   Disclosure............................................................................33
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..............................................34
   Section 5.1    Organization and Standing.............................................................34
   Section 5.2    Sub...................................................................................34
   Section 5.3    Authority for Agreement...............................................................34
   Section 5.4    No Conflict...........................................................................35
   Section 5.5    Required Filings and Consents.........................................................35
   Section 5.6    Brokers...............................................................................35
   Section 5.7    Financing.............................................................................35
ARTICLE VI COVENANTS....................................................................................36
   Section 6.1    Conduct of the Business Pending the Merger............................................36
   Section 6.2    Access to Information; Confidentiality................................................38
   Section 6.3    Notification of Certain Matters.......................................................39
   Section 6.4    Reasonable Efforts; Further Assurances; Cooperation...................................39
   Section 6.5    Board Recommendations.................................................................40
   Section 6.6    Indemnification.......................................................................42
   Section 6.7    Public Announcements..................................................................43
   Section 6.8    Competing Acquisition Proposals.......................................................43
   Section 6.9    Undertakings of Parent................................................................44
   Section 6.10   Director Resignations.................................................................44
   Section 6.11   Employee Benefits.....................................................................44
   Section 6.12   Rights Agreement......................................................................46
   Section 6.13   Conveyance Taxes......................................................................46
ARTICLE VII CONDITIONS..................................................................................46
   Section 7.1    Conditions to the Obligation of Each Party............................................46
   Section 7.2    Conditions to Obligations of Parent and Sub to Effect the Merger......................47
   Section 7.3    Conditions to Obligations of the Company to Effect the Merger.........................48
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..........................................................49
   Section 8.1    Termination...........................................................................49
   Section 8.2    Effect of Termination.................................................................51
   Section 8.3    Amendments............................................................................51
   Section 8.4    Waiver................................................................................52
ARTICLE IX GENERAL PROVISIONS...........................................................................52
   Section 9.1    No Third Party Beneficiaries..........................................................52
   Section 9.2    Entire Agreement......................................................................52
   Section 9.3    Succession and Assignment.............................................................52
   Section 9.4    Counterparts..........................................................................53
   Section 9.5    Headings..............................................................................53
   Section 9.6    Governing Law.........................................................................53
   Section 9.7    Severability..........................................................................53
   Section 9.8    Specific Performance..................................................................53
   Section 9.9    Construction..........................................................................53
   Section 9.10   Non-Survival of Representations and Warranties and Agreements.........................54
   Section 9.11   Certain Definitions...................................................................54
   Section 9.12   Fees and Expenses.....................................................................55
   Section 9.13   Notices...............................................................................55


                                                                EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated November 12, 2002 by and among Rocket Software, Inc., a Massachusetts corporation ("PARENT"), Rocket Acquisition Sub, Inc., a Nevada corporation ("Sub") and wholly owned subsidiary of Parent, and TCSI Corporation, a Nevada corporation (the "COMPANY").

                                   WITNESSETH:

     WHEREAS, the parties to this Agreement desire to effect the acquisition of the Company by Parent pursuant to a tender offer (the "OFFER") by Sub for any and all of the issued and outstanding shares (the "Shares") of the Common Stock, par value $0.10 per share, of the Company ("COMPANY COMMON STOCK") followed by a merger (the "MERGER") of Sub with and into the Company with the Company as the surviving corporation in accordance with the Nevada General Corporation Law (the "NGCL"), upon the terms and subject to the conditions in this Agreement;

     WHEREAS, the Board of Directors of Parent and Sub have each unanimously approved this Agreement and the Merger, upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Board of Directors of the Company has determined that this Agreement, the Merger and the transactions contemplated hereby are fair to and in the best interests of the holders of the Company Common Stock (the "COMPANY STOCKHOLDERS") and has adopted, and has resolved to recommend that the Company Stockholders accept the offer and approve, this Agreement, the Merger and the transactions contemplated hereby to which the Company is a party.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                    THE OFFER

     Section 1.1 The Offer.

         (a) OFFER. Provided that this Agreement shall not have been terminated in accordance with SECTION 8.1 hereof and that none of the events or circumstances set forth in ANNEX I shall have occurred or exist, Parent shall cause Sub, as promptly as reasonably practicable after the date hereof, but in any event no later than five business days following the date hereof, to commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer, at a price of $0.52 per share, net to the seller in cash, without interest (or at such higher price as Sub elects to offer) (the "OFFER PRICE"), but subject to any withholding required by law. The obligation of Parent and Sub to accept and pay for Shares tendered shall be subject only to (i) the condition that there shall be validly tendered prior to the expiration date of the Offer and not withdrawn a number of Shares which, when added to the shares of Company Common Stock owned by Parent, represent at least 90% of the Shares issued and outstanding on a fully diluted basis (the "MINIMUM CONDITION") and (ii) to the other conditions set forth in ANNEX I (collectively, the "OFFER CONDITIONS"). Parent and Sub expressly reserve the right to waive any of the Offer Conditions (except that Parent and Sub may not waive the Minimum Condition except with the consent of the Company or as and to the extent provided in this Agreement), to increase the price per share payable in the Offer and to make any other change or changes in the terms or conditions of the Offer, including, without limitation, extending the expiration date, except that, without the consent of the Company, Parent and Sub shall not
     (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) impose any other conditions to the Offer other than the Offer Conditions or modify the Offer Conditions (other than to waive any Offer Conditions to the extent permitted by this Agreement), (iv) except as provided in SECTION 1.1(b), extend the Offer, (v) change the form of consideration payable in the Offer or (vi) amend any other term of the Offer in a manner adverse to the holders of Company Common Stock.

         (b) EXTENSION. Subject to the terms and conditions hereof, the Offer shall expire at midnight, San Francisco time, on the date twenty business days (as defined under the Exchange Act) after the date the Offer is commenced, PROVIDED, that Sub may, without the consent of the Company or any other person, extend the Offer, if at the scheduled or extended expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived, or for any period that may be required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") applicable to the Offer, subject in each case to any right the Company may have to terminate this Agreement pursuant to SECTION 8.1. If, at any scheduled expiration date of the Offer, the Minimum Condition shall not have been satisfied or the conditions set forth in paragraph 2(e) or 2(f) of ANNEX I shall occur or exist, but at such scheduled expiration date the conditions set forth in paragraph 2(a), 2(b), 2(c), 2(d), or 2(g) of ANNEX I shall not have occurred or existed then at the request of the Company, Sub shall extend the Offer from time to time, subject to any right of Parent, Sub or the Company to terminate this Agreement pursuant to the terms hereof.

         (c) WAIVER OF MINIMUM CONDITION. Notwithstanding any other provision contained herein, including, without limitation, SECTION 1.1(a) and (b), and subject in each case to any right Sub or Parent may have to terminate this Agreement pursuant to SECTION 8.1, in the event the Minimum Condition is not satisfied on any scheduled expiration date of the Offer, Sub shall, and Parent shall cause Sub to, at the direction of the Company, either (x) extend the Offer pursuant to SECTION 1.1(b) or (y) amend the Offer to provide that, in the event (i) the Minimum Condition is not satisfied at the next scheduled expiration date of the

     Offer (after giving effect to the issuance of any shares of Company Common Stock theretofore acquired by Parent or Sub) and (ii) the number of shares of Company Common Stock tendered pursuant to the Offer and not withdrawn as of such next scheduled expiration date is more than 50% of the then outstanding shares of Company Common Stock, Sub shall waive the Minimum Condition and amend the Offer to reduce the number of shares of Company Common Stock subject to the Offer to 50.1% of the shares of Company Common Stock then outstanding (the "REVISED MINIMUM NUMBER") and purchase, on a pro rata basis, the Revised Minimum Number of shares (it being understood that Sub shall not in any event be required to accept for payment, or pay for, any shares of Company Common Stock if less than the Revised Minimum Number of shares are tendered pursuant to the Offer and not withdrawn at the expiration date).

         (d) ACCEPTANCE AND PAYMENT. Sub shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment shares of Company Common Stock validly tendered as soon as practicable (and in any event within five Business Days) after such satisfaction or waiver of all conditions of the Offer, and pay for accepted shares of Company Common Stock as promptly thereafter as reasonably practicable, and in any event in compliance with Rule 14e-1(c) under the Exchange Act. Parent shall provide, or cause to be provided to Sub on a timely basis the funds necessary to pay for any shares of Company Common Stock Sub accepts or becomes obligated to accept for payment.

     Section 1.2 COMPANY ACTION.

         (a) APPROVAL. The Company hereby approves and consents to the Offer.

         (b) STOCKHOLDER LISTS; OTHER ASSISTANCE. The Company will promptly, and in any event within three (3) Business Days after the execution of this Agreement, instruct its transfer agent to furnish Sub with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of outstanding shares of Company Common Stock and lists of securities positions of outstanding shares of Company Common Stock held in stock depositories, and to provide to Sub such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent or Sub or any of their respective agents may reasonably request in connection with the Offer and Merger. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Sub shall, and shall cause their agents to, hold in confidence the information contained in any such labels, listings and files, use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, upon request, destroy or deliver to the Company all copies of such information then in their possession or control.

     Section 1.3 SEC ACTIONS.

         (a) SCHEDULE TO. On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (including all supplements and amendments thereto, the "SCHEDULE TO"), which shall contain an offer to purchase, a related letter of transmittal and summary advertisement (such Schedule TO and all other documents required to be filed by Parent and Sub with the SEC in connection with the Offer and the Merger, are collectively referred to as the "OFFER DOCUMENTS").

         (b) SCHEDULE 14D-9. On or as soon as practicable after the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (including all supplements and amendments thereto, the "SCHEDULE 14D-9"). The Schedule 14D-9 shall (unless the Board of Directors of the Company, after consultation with its independent legal counsel, determines in good faith that such action would be inconsistent with its fiduciary duties to Company Stockholders under applicable Law) contain the recommendation of the Board of Directors of the Company that the Company Stockholders accept the Offer and tender their shares of Company Common Stock (the "COMPANY BOARD RECOMMENDATION").

         (c) ACTION BY PARTIES.

              (i) Parent and Sub will take all steps necessary to ensure that the Offer Documents, and the Company will take all steps necessary to ensure that the Schedule 14D-9 and all other documents required to be filed by the Company with the SEC in connection with the Offer and the Merger (collectively, the "COMPANY DISCLOSURE DOCUMENTS"), comply or complies in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company Stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, PROVIDED, that Parent and Sub make no representation with respect to information furnished by the Company for inclusion in the Offer Documents and that the Company makes no representation with respect to information furnished by Parent or Sub for inclusion in the Company Disclosure Documents.

              (ii) The Company shall ensure that the information with respect to the Company that the Company furnishes to Parent in writing specifically for inclusion in the Offer Documents will not, at the time of the filing of the Offer Documents, at the time of any distribution thereof and at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Sub shall ensure that the information with respect to Parent and Sub that (X) Parent or Sub furnishes to the Company in writing specifically for inclusion in the Company Disclosure Documents, (Y) is incorporated in the Company Disclosure Documents by reference to any of the Offer Documents (other than any information set forth in any of the Offer Documents that is furnished by the Company for inclusion therein), or (Z) is set forth in the Schedule TO (other than any information set forth in the Schedule TO that is furnished by the Company for inclusion therein), will not, at the time of the filing of the Offer Documents, at the time of any distribution thereof and at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Sub, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents and the Company Disclosure Documents, as the case may be, if and to the extent that it shall have become false and misleading in any material respect.

              (iii) Each of Parent and Sub will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Company Disclosure Documents, in each case including all amendments thereto, to be filed with the SEC and to be disseminated to holders of the outstanding shares of the Company Common Stock as and to the extent required by applicable federal securities laws.

              (iv) Each of the Company, on the one hand, and Parent and Sub on the other hand, will give the other, and their respective counsel, the opportunity to review and provide comments with respect to the Company Disclosure Documents and the Offer Documents, as the case may be, before they are filed with the SEC, in each case including all amendments thereto. In addition, such party will provide the other such parties and their counsel with any comments, whether written or oral, which it may receive from time to time from the SEC or its staff with respect to the Company Disclosure Documents or the Offer Documents promptly after the receipt of such comments.

     Section 1.4 DIRECTORS.

         (a) ENTITLEMENT. Effective upon the acceptance by Sub of such number of shares of Company Common Stock as shall constitute satisfaction of the Minimum Condition or the Revised Minimum Number, as the case may be, and subject to compliance with Section 14(f) of the Exchange Act, Sub shall be entitled, at its option, to designate the number of directors, rounded up to the next whole number, on the Company Board for the period following such acceptance (the "POST-ACCEPTANCE BOARD") that equals the product of
     (i) the total number of available seats on the Post-Acceptance Board (giving effect to the election of any additional directors, the resignation of any existing directors and/or the increase in the Company Board pursuant to this SECTION 1.4) and (ii) the percentage that the number of shares of Company Common Stock owned by Sub (including shares of Company Common Stock accepted for payment) and Parent bears to the total number of shares of Company Common Stock issued and outstanding. The Company shall take all action necessary to cause Sub's designees to be elected or appointed to the Post-Acceptance Board, including, without limitation, increasing the number of directors and seeking and accepting resignations of incumbent directors. The Company will use its reasonable best efforts to cause individuals designated by Sub to constitute the same percentage as such individuals represent on the Post-Acceptance Board of each committee of such Post-Acceptance Board (other than any committee of such Post-Acceptance Board established to take action under this Agreement). Notwithstanding the foregoing, at all times prior to the Effective Time the Post-Acceptance Board shall include at least two directors in office as of the date hereof (any such director remaining in office being a "CONTINUING DIRECTOR"), PROVIDED, that, (i) if the number of Continuing Directors shall be reduced below two for any reason whatsoever, the remaining Continuing Directors or Director shall designate a Person or Persons to fill such vacancy or vacancies, each of whom shall be deemed to be an Continuing Director for purposes of this Agreement or (ii) if no Continuing Directors then remain, the other directors shall designate two Persons to fill such vacancies who shall not be officers or affiliates of the Company, or Officers or affiliates of Parent or any of its Subsidiaries, and such Persons shall be deemed to be Continuing Directors for purposes of this Agreement, and in the case of either clause (i) or (ii) Sub shall cause such Person or Persons to be elected to fill such vacancy or vacancies. The provisions of this SECTION 1.4(a) are in addition to and shall not limit any rights which Parent or Sub or any of their affiliates may have as a holder or beneficial owner of shares of Company Common Stock as a matter of law with respect to the election of directors or otherwise.

         (b) COMPANY ACTIONS. To the fullest extent permitted by applicable law, upon any request by Sub following the acceptance by Sub of such number of

     Shares as shall constitute satisfaction of the Minimum Condition or the Revised Minimum Number, as the case may be, the Company shall promptly take all actions required in order to fulfill its obligations under this SECTION 1.4(b), including, without limitation, in the case of satisfaction of the Minimum Condition, all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, which shall include without limitation filing with the SEC and transmitting to the record stockholders of the Company such information with respect to the Company and its officers and directors and Sub's designees as is necessary to enable Sub's designees to be elected to the Post-Acceptance Board. Parent or Sub will supply to the Company any information with respect to itself and such nominees, officers, directors and affiliates required by such
     Section 14(f) and Rule 14f-1, and Parent and Sub jointly and severally represent to the Company that such information will not, at the time of the filing with the SEC of any document required to be filed pursuant to this
     SECTION 1.4(b), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they were made, are not misleading.

         (c) CONCURRENCE OF CONTINUING DIRECTORS. Following the election or appointment of Sub's designees pursuant to SECTION 1.4(b) and prior to the Effective Time, Parent and Sub shall not cause the Company to take any action with respect to any amendment, or waiver of any term or condition, of this Agreement or the Company's Articles of Incorporation or the Company Bylaws, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Sub or Parent or waiver or assertion of any of the Company's rights hereunder, and any other consent or action by the Board of Directors of the Company with respect to this Agreement or the Offer, without the concurrence of a majority of the Continuing Directors.

                                   ARTICLE II
                                   THE MERGER

     Section 2.1 THE MERGER.

     Upon the terms and subject to the conditions of this Agreement, and in accordance with the NGCL, at the Effective Time (as defined in SECTION 2.2), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation following the Merger (the "SURVIVING CORPORATION"). The corporate existence of the Company, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the Laws (as defined in SECTION 4.4) of the State of Nevada.

     Section 2.2 EFFECTIVE TIME; CLOSING.

     As promptly as practicable (and in any event within three (3) business days) after the conditions set forth in Article VI hereof are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), the parties hereto shall cause the Merger to be consummated by filing the plan of merger pursuant to Section 92A.200 of the NGCL (the "PLAN OF MERGER"), with the Secretary of State of the State of Nevada and by making all other filings or recordings required under the NGCL in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the NGCL. The Merger shall become effective at such time as the Plan of Merger is duly filed with the Secretary of State of the State of Nevada, or at such other time as the parties hereto agree shall be specified in the Plan of Merger (the date and time the Merger becomes effective, the "EFFECTIVE TIME"). On the date of such filing, a closing (the "Closing") shall be held at 1:00 p.m., local time, at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94112, or at such other time and location as the parties hereto shall otherwise agree.

     Section 2.3 EFFECT OF THE MERGER.

     At the Effective Time, the effect of the Merger, shall be as provided in the Plan of Merger, the applicable provisions of the NGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     Section 2.4 CONVERSION OF COMPANY COMMON STOCK.

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any of the following securities:

              (i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to SECTION 2.4(a)(ii) and Dissenting Shares, as defined in SECTION 2.5, if any) shall be canceled and, subject to SECTION 2.5, shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive an amount in cash equal to the Offer Price or any higher price paid for each outstanding share of Company Common Stock in the Offer payable, without interest, to the holder of such share of Company Common Stock, upon surrender of the certificate that formerly evidenced such share of Company Common Stock in the manner provided in

                   SECTION 2.8 (together with amounts payable under SECTION 2.6 and SECTION 2.7, the "MERGER CONSIDERATION"); and

              (ii) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent or Sub or any of their direct or indirect subsidiaries and each share of Company Common Stock that is owned by the Company as treasury stock shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

         (b) At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any of the following securities, each share of common stock, no par value per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation and all such shares together shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         (c) At the Effective Time, all shares of the Company Common Stock converted pursuant to SECTION 2.4(a)(i) shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate ("CERTIFICATE") representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with
     SECTION 2.4(a)(i).

         (d) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted to reflect such change or transaction.

         (e) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the Merger Consideration payable with respect thereto will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent or the Surviving Corporation is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     Section 2.5 DISSENTING SHARES.

         (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by Company Stockholders who have demanded and perfected their demands for appraisal of such shares of Company Stock in the time and manner provided in Section 92A.380 of the NGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the NGCL (the "DISSENTING SHARES") shall not be converted as described in SECTION 2.4(a)(i), but shall, by virtue of the Merger, be entitled to only such rights as are granted by Section 92A.380 of the NGCL; PROVIDED, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the NGCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time, as described in
     SECTION 2.4(a)(i), into the right to receive the Merger Consideration set forth in such provisions, without any interest thereon.

         (b) The Company shall give Parent prompt notice of any demands for appraisal pursuant to Section 92A.380 of the NGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the NGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

     Section 2.6 STOCK OPTION PLANS.

     As of the Effective Time, each outstanding option (each, a "COMPANY OPTION"), whether vested or unvested, under the TCSI Corporation 1991 Stock Incentive Plan, the TCSI Corporation 1994 Directors Stock Option Plan and the TCSI Corporation 2001 Stock Incentive Plan, each as amended to date (the "COMPANY STOCK OPTION Plans"), shall be canceled, and in consideration for such cancellation the holder thereof shall become entitled to receive an amount in cash (subject to SECTION 2.8(f)) equal to the product of (i) the number of shares subject to the Company Options, whether vested or unvested, held by such holder and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of each such Company Option.

     Section 2.7 COMPANY WARRANT.

     The Company and Parent shall use commercially reasonable efforts to provide that the issued and outstanding warrant to purchase shares of Company Common Stock (the "COMPANY WARRANT") shall be canceled as of the Effective Time in consideration for the payment to the holder of the Company Warrant of an amount in cash equal to the product of (a) the number of shares subject to the Company Warrant held by the holder and (b) the excess (if any) of the Merger Consideration per share of Company Common Stock over the per share exercise price of each such Company Warrant.

     Section 2.8 SURRENDER OF SHARES OF COMPANY COMMON STOCK; STOCK TRANSFER BOOKS.

         (a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the "PAYING AGENT") for the holders of shares of Company Common Stock to receive the funds necessary to make the payments to such holders provided for in
     SECTION 2.4 upon surrender of their Certificates and for the holders of Company Options and the Company Warrant to receive the payments provided for in SECTION 2.6 and SECTION 2.7 upon surrender and cancellation of the Company Options and the Company Warrant. Parent will, on or prior to the Effective Time, deposit with the Paying Agent the Merger Consideration to be paid in respect of the shares of Company Common Stock, Company Options and the Company Warrant (the "FUND"). The Fund shall be invested by the Paying Agent as directed by Parent; PROVIDED, that such investments shall be in obligations of, or guaranteed by, the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services, Inc., or Standard and Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, or repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of US$100 million (based upon the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income produced by, such investments, shall be placed in the Fund and be payable to the Surviving Corporation upon demand of non-disbursed funds pursuant to SECTION 2.8(d) hereof. Parent shall promptly replace any monies lost through any investment made pursuant to this SECTION 2.8(a), and Parent shall in any event be liable for the payment of the Merger Consideration, notwithstanding any losses in the Fund. The Fund shall not be used for any purpose except as expressly provided in this Agreement. The Paying Agent shall make the payments provided in SECTION 2.4, SECTION 2.6 and SECTION 2.7.

         (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of shares of Company Common Stock entitled to receive the Merger Consideration pursuant to SECTION 2.4, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly evidenced by such Certificate, and such Certificate shall then be canceled. Until so surrendered, each such Certificate shall, at and after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. No interest shall accrue or be paid to any beneficial owner of shares of Company Common Stock or any holder of any Certificate with respect to the Merger Consideration payable upon the surrender of any Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed in blank or to the Paying Agent or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable. If any Certificate shall have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Parent, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation or Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration such holder is entitled to receive pursuant to SECTION 2.4.

         (c) The Parent and the Surviving Corporation shall cause the Paying Agent to pay the amounts payable to each holder of a Company Option or a Company Warrant pursuant to SECTION 2.6 or SECTION 2.7 as soon as reasonably practicable following the Effective Time.

         (d) At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Fund which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock (including, without limitation, all interest and other income received by the Paying Agent in respect of all amounts held in the Fund or other funds made available to it), and thereafter each such holder shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat and other similar Laws), and only as general creditors thereof, with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by such holder. If any Certificates representing shares of Company Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in SECTION 4.5)), any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Surviving Corporation, Parent or the Paying Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share of Company Common Stock to a public official pursuant to any abandoned property, escheat or other similar Law.

         (e) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, except for Parent, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable Law, and all cash paid pursuant to this ARTICLE II upon the surrender or exchange of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificate.

         (f) Parent, Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Options or the holder of the Company Warrant such amounts that Parent, Sub, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), the rules and regulations promulgated thereunder or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by Parent, Sub, the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock, Company Options and the holder of the Company Warrant in respect of which such deduction and withholding was made by Parent, Sub, the Surviving Corporation or the Paying Agent. The Surviving Corporation or Parent shall promptly pay or cause to be paid any amounts withheld pursuant to this
     SECTION 2.8(f) for applicable foreign, federal, state and local taxes to the appropriate Governmental Entity on behalf of such holders of Company Common Stock, Company Options or the holder of the Company Warrant.

         (g) Except as otherwise provided in this Agreement, the Surviving Corporation shall pay all charges and expenses including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock.

     Section 2.9 SUBSEQUENT ACTIONS.

         If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the

     Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement and the Merger, the officers and directors of the Surviving Corporation are hereby authorized to execute and deliver, in the name and on behalf of each of Sub or the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Sub or the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement and the Merger.

     Section 2.10 STOCKHOLDERS' MEETING.

         (a) STOCKHOLDER MEETING AND PROXY STATEMENT. Subject to SECTION 2.10(d), if required by applicable Law in order to consummate the Merger, the Company, acting through the Post-Acceptance Board, shall, in accordance with applicable Law:

              (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "STOCKHOLDER MEETING"), as promptly as practicable following the acceptance for payment of the shares of Company Common Stock by Sub pursuant to the Offer, for the purpose of considering and taking action upon the approval of the Merger and this Agreement;

              (ii) prepare and file with the SEC, as promptly as practicable following the acceptance for payment of the shares of the Company Common Stock by Sub, a preliminary proxy statement relating to the Merger and this Agreement, and use its reasonable best efforts (x) to obtain and furnish the information required to be included by applicable Law in the preliminary proxy Statement and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the proxy statement, and (y) to cause the proxy statement and any amendment or supplement thereto, to be mailed to its stockholders, PROVIDED, that the Company (1) will promptly notify Parent of its receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements of the proxy statement or for additional information; (2) will promptly provide Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the proxy statement or the Merger and (3) will not amend or supplement the proxy statement without first consulting with Parent and its counsel and (z) to obtain the necessary approvals of the Merger and this Agreement by its stockholders to the extent required by the NGCL;

             (iii) use its reasonable best efforts to prepare and revise the proxy statement so that, at the date mailed to Company Stockholders and at the time of the Stockholder Meeting, the proxy statement will (x) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they are made, are not misleading (except that the Company shall not be responsible under this clause (iii) with respect to statements made therein based on information supplied by Parent or Sub expressly for inclusion in the proxy statement) and (y) comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; and

              (iv) include in the proxy statement (except to the extent that the or Board of Directors of the Company, after consultation with its independent legal counsel, determines in good faith that such action is inconsistent with its fiduciary duties to the Company Stockholders under applicable Law) the recommendation of such Board that the Company Stockholders vote in favor of the approval of the Merger and the adoption of this Agreement.

         (b) PARENT INFORMATION. Parent shall furnish to the Company such information concerning itself and Sub, for inclusion in the proxy statement, as may be requested by the Company and required to be included in the proxy statement. Such information provided by Parent and Sub in writing expressly for inclusion in the proxy statement will not, at the date the proxy statement is filed with the SEC, and mailed to the Company Stockholders and (including any corrections or modifications made by Parent or Sub to such information) at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they were made, are not misleading.

         (c) PARENT VOTE. Parent shall vote or cause to be voted all shares of the Company Common Stock purchased pursuant to the Offer and all other shares beneficially owned by Parent or Sub in favor of adoption of the Merger and the Merger Agreement.

         (d) MERGER WITHOUT MEETING OF STOCKHOLDERS. In the event that Parent or Sub, collectively, shall acquire at least 90% of the issued and outstanding shares of Company Common Stock, the Company, Parent and Sub agree to take all appropriate and necessary action to cause the Merger to become effective as soon as practicable after the expiration or termination of the Offer, without a meeting of the Company Stockholders, in accordance with
     Section 92A.180 of the NGCL.

                                   ARTICLE III
                            THE SURVIVING CORPORATION

     Section 3.1 ARTICLES OF INCORPORATION.

     The Articles of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until, subject to SECTION 6.6(A), the same shall thereafter be altered, amended or repealed in accordance with applicable Law or such Articles of Incorporation.

     Section 3.2 BYLAWS.

     The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until, subject to SECTION 6.6(a), the same shall thereafter be altered, amended or repealed in accordance with applicable Law, the Articles of Incorporation of the Surviving Corporation or such Bylaws.

     Section 3.3 DIRECTORS AND OFFICERS.

     From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Sub at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as specifically set forth in the written disclosure letter prepared by the Company and delivered to Parent and Sub simultaneously with the execution of this Agreement (the "COMPANY DISCLOSURE LETTER"), the Company represents and warrants to Parent and Sub that all of the statements contained in this ARTICLE IV are true and complete as of the date of this Agreement and will be true and complete as of the Effective Time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period). The headings in the Company Disclosure Letter correspond to the section numbers contained in the Agreement to which the disclosures relate. Information disclosed in any numbered or lettered part of the Company Disclosure Letter shall be deemed to relate to and to qualify the particular provision set forth in the corresponding numbered or lettered section of the Agreement.

     Section 4.1 ORGANIZATION AND STANDING.

     Each of the Company and each Subsidiary (as defined in SECTION 4.2(c)) (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has the necessary corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, in the case of this clause (c), where the failure to be so qualified or licensed or be in such good standing is not reasonably likely to have a Company Material Adverse Effect (as defined in SECTION 9.11(a)). The Company has delivered to Parent true and complete copies of the Articles of Incorporation of the Company (including any certificates of designations attached thereto, the "COMPANY ARTICLES OF INCORPORATION") and bylaws of the Company (the "COMPANY BYLAWS") and the articles of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary, each as amended to date. Such articles of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any Subsidiary is in violation of any provision of its articles of incorporation, bylaws or equivalent organizational documents.

     Section 4.2 CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of 75,000,000 shares of Company Common Stock and 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"). As of November 8, 2002, (i) 20,555,248 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) 2,052,830 Company Options (as defined in
     SECTION 2.6) are outstanding pursuant to the Company Stock Option Plans, each such option entitling the holder thereof to purchase one share of Company Common Stock, and 1,600,000 shares of Company Common Stock is authorized and reserved for future issuance pursuant to the Company Stock Option Plans, (iv) no shares of Preferred Stock are issued or outstanding, and (v) the Company Warrant to purchase 25,000 shares of Company Common Stock are outstanding and 25,000 shares of Company Common Stock are reserved for future issuance upon exercise of the Company Warrant. Section 4.2(a) of the Company Disclosure Letter sets forth a true and complete list of the outstanding Company Options and the Company Warrant together with the exercise prices thereof and the plan pursuant to which they were issued, if any. Copies of the outstanding Company Options and the Company Warrant have been delivered to Parent.

         (b) Except as set forth in SECTION 4.2(a) of this Agreement or in
     Section 4.2(b) of the Company Disclosure Letter, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other similar rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company or any Subsidiary relating to the issued or unissued capital stock of the Company or any Subsidiary, or pursuant to which the Company or any Subsidiary is bound, that (i) restricts the transfer of any shares of capital stock of the Company or any Subsidiary, (ii) relates to the voting of any shares of capital stock of the Company or any Subsidiary or (iii) obligates the Company or any Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any Subsidiary. All shares of Company Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Stock or any capital stock of any Subsidiary or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

         (c) Section 4.2(c) of the Company Disclosure Letter sets forth a correct and complete list of each corporation, association, subsidiary, partnership, limited liability company or other entity of which the Company owns of record or beneficially, directly or indirectly, 30% or more of the outstanding equity interests (each a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"). The Company owns beneficially and of record all of the issued and outstanding capital stock of each Subsidiary and does not own an equity interest in any other corporation, association, partnership, limited liability company or other entity, other than in the Subsidiaries. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except for liens for Taxes accrued but not yet payable.

     Section 4.3 AUTHORITY FOR AGREEMENT.

         (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining stockholder approval as may be necessary, to consummate the Merger and the other transactions to which the Company is a party contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions to which the Company is a party contemplated by this Agreement, have been duly authorized by all necessary corporate action (including, without limitation, the approval of the Board of Directors of the Company) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions to which the Company is a party contemplated by this Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the affirmative vote of a majority of the then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by the NGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote at a duly called and held meeting of stockholders is the only vote of the Company Stockholders necessary to approve this Agreement, the Merger and the other transactions to which the Company is a party contemplated by this Agreement.

         (b) The Board of Directors of the Company has (i) determined that this Agreement and the transactions contemplated hereby to which the Company is a party, including the Merger, are fair to and in the best interests of the Company and the Company Stockholders, (ii) approved, authorized and adopted this Agreement, the Merger and the other transactions to which the Company is a party contemplated hereby and (iii) resolved, subject to the provisions of this Agreement, to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by the Company Stockholders. No Nevada or California, and to the Company's knowledge no other state, anti-takeover or similar statute is applicable to Parent, Sub, the Company or the Surviving Corporation in connection with the Merger, this Agreement or any of the transactions to which the Company is a party contemplated hereby or thereby.

         (c) Duff & Phelps, LLC (the "INDEPENDENT ADVISOR") has delivered to the Board of Directors of the Company its opinion, as of the date of this Agreement, that, as of such date and based on the assumptions, qualifications and limitations contained therein, the consideration to be received by the Company Stockholders in the Merger is fair to the Company Stockholders from a financial point of view. The Company will provide to Parent a copy of the written opinion of the Independent Advisor.

     Section 4.4 NO CONFLICT.

     The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions to which the Company is a party contemplated by this Agreement will not, (a) conflict with or violate the Company Articles of Incorporation or

Company Bylaws or equivalent organizational documents of any of its Subsidiaries, (b) subject to SECTION 4.5, conflict with or violate any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law (a "LAW") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except for such conflicts or violations, which individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, or (c) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on, or distribution from escrow of, any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation or Material Contract (as defined in SECTION 4.13) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of any of them is bound or affected, except for such breaches, defaults, rights creation, or lien or encumbrance creation, which individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

     Section 4.5 REQUIRED FILINGS AND CONSENTS.

     The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental entity or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), except (a) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and state securities or "blue sky" laws ("BLUE SKY LAWS"), (b) for filings contemplated by SECTION 2.1, SECTION 2.2 and SECTION
4.14 hereof and (c) for such consents, approvals, authorizations, permits, filings or notifications of which the failure to obtain or make, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

     Section 4.6 COMPLIANCE.

     Each of the Company and its Subsidiaries (a) except as to the matters set forth in SECTION 4.7, SECTION 4.9, SECTION 4.14, SECTION 4.15, SECTION 4.16,
SECTION 4.17, SECTION 4.18 and SECTION 4.20 (which are addressed by the specific representations regarding the subject matters thereof), has been operated at all times in compliance in all material respects with all Laws applicable to the Company or any of its Subsidiaries or by which any property, business or asset of the Company or any of its Subsidiaries is bound or affected and (b) is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations or Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except for instances of noncompliance, defaults or violations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

     Section 4.7 SEC FILINGS, FINANCIAL STATEMENTS.

         (a) The Company and each Subsidiary, as necessary, has filed all forms, reports, statements and documents required to be filed with the Securities and Exchange Commission (the "SEC") since March 31, 1999 (collectively, including all exhibit thereto, the "SEC REPORTS"), each of which has complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder, and the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the SEC Reports as of their filing dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) All of the financial statements included in the SEC Reports, in each case, including any related notes thereto, as filed with the SEC (collectively referred to as the "COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as noted therein and, in the case of the unaudited statements, as may be permitted by the applicable rules and regulations promulgated under the Exchange Act and the Securities Act and subject, in the case of unaudited statements, to normal year end adjustments) and fairly present the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

         (c) There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that would be required to be reflected on, or reserved against in, a consolidated balance sheet of the Company prepared in accordance with GAAP, and that are material to the Company and its Subsidiaries, taken as a whole, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and its Subsidiaries at September 30, 2002, including the notes thereto, (ii) liabilities disclosed in the SEC Reports and (iii) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2002 which, individually or in the aggregate, will not have a Company Material Adverse Effect (as defined in SECTION 9.11).

         (d) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC as exhibits to the SEC Reports pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

     Section 4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Except as contemplated by this Agreement or as set forth in the SEC Reports filed prior to the date hereof, since September 30, 2002, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (a) any event or occurrence of any condition that has had or would reasonably be expected to have, individually or in the aggregate with other events, occurrences or conditions, a Company Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Subsidiary, (c) any material change in accounting methods, principles or practices employed by the Company, except as may have been required by change in GAAP or applicable Law or (d) any action of the type described in SECTION 6.1(b)(i) or SECTION 6.1(c)(iii), (iv),
(vi),(vii) or (viii) which had such action been taken after the date of this Agreement would be in violation of any such Section.

     Section 4.9 TAXES.

     The Company and each of its Subsidiaries have timely filed all Tax Returns (as defined below) required to be filed by any of them. All such Tax Returns are true, correct and complete in all material respects. All Taxes (as defined below) of the Company and its Subsidiaries which are (a) shown as due on such Tax Returns, (b) otherwise due and payable or (c) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the SEC Reports in accordance with GAAP. There are no liens for any Taxes upon the assets of the Company or any of its Subsidiaries, other than statutory liens for Taxes not yet due and payable and liens for real estate Taxes contested in good faith. The Company does not know of any proposed or threatened Tax claims or assessments that, if upheld, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension remains in effect. Neither the Company nor any of its Subsidiaries has received from a federal, state, local or foreign tax authority any: (i) notice indicating an intent to open an audit or other review, (ii) request for information related to any Tax or (iii) notice of deficiency or proposed adjustment of any Tax. Neither the Company nor any of its Subsidiaries is currently undergoing any audit with respect to any Tax. The Company and each Subsidiary has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, stockholders or other third parties. The unpaid Taxes of the Company and its Subsidiaries for the current taxable period (A) did not, as of the most recent Company

Financial Statements, exceed the reserve for Tax liability set forth on the face of the balance sheet in the most recent Company Financial Statements and (B) do not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Neither the Company nor any Subsidiary has ever been a member of any consolidated group (other than with the Company and its Subsidiaries) for Tax purposes. Federal and state income tax returns of the Company and its Subsidiaries have been examined by the IRS or applicable state Authority as shown in Section 4.9 of the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries (i) is a party to any Tax allocation or sharing agreement or (ii) has any liability or obligation for the Taxes of any person (other than Company or any of its Subsidiary) under Treas. Reg. ss.1.1502-6 (or any similar provision of any other applicable Law), as a transferee or successor, by contract, or otherwise. The Company is not and has not been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code. Neither the Company nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code. For purposes of this Agreement, (i) "TAX" (and, with correlative meaning, "TAXES") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity and (ii) "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 4.9 of the Company Disclosure Letter sets forth with reasonable specificity: (X) all jurisdictions in which the Company or any Subsidiary currently has a presence requiring it to pay Taxes measured by income or gross receipts (a "TAXABLE PRESENCE") and all jurisdictions in which the Company or any Subsidiary has had a Taxable Presence since January 1, 1998, (Y) all Tax Returns for Taxes measured by income or gross receipts filed or due to be filed applicable to the three-year period ending on the date hereof and (Z) all material correspondence with any Tax authorities (including, without limitation, all audits, notices and requests for information from or to taxing authorities) since January 1, 1998.

     Section 4.10 ASSETS.

         (a) Section 4.10 of the Company Disclosure Letter sets forth a true, correct and complete list of all real property (i) owned or leased by the Company or a Subsidiary, (ii) as to which the Company or a Subsidiary has a written license, easement or right of way to use, (iii) as to which the Company or a Subsidiary has the option to purchase, lease, license or acquire an easement or right of way pursuant to a written agreement or (iv) in which the Company or a Subsidiary has any other interest, except for such real property interest which the loss of, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by any of the Company or a Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary, and the Company or such Subsidiary enjoys peaceful and undisturbed possession under all leases pursuant to which it holds any real property, improvements, equipment or personal property.

         (b) The buildings, fixtures and equipment of the Company and its Subsidiaries are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they are being put.

         (c) Each of the Company and its Subsidiaries has good and valid title to all the properties and assets reflected as owned on the most recent consolidated balance sheet of Company and its Subsidiaries, taken as a whole, included in the SEC Reports or purported to have been acquired by the Company or any of its Subsidiaries since such date (other than inventory sold, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with past practice of the Company and its Subsidiaries), in each case free and clear of all liens and other encumbrances.

     Section 4.11 CHANGE OF CONTROL AGREEMENTS.

     Except as set forth in Section 4.11 of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any director, officer or employee of the Company or any Subsidiary. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any Subsidiary in connection with the Merger or the other transactions contemplated by this Agreement, including accelerated vesting of options (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     Section 4.12 LITIGATION.

     Except as set forth in Section 4.12 of the Company Disclosure Letter, as of the date hereof, there are no claims, suits, actions, investigations, indictments or information, or administrative, arbitration or other proceedings ("LITIGATION") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. As of the date hereof, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) to which the Company or any of its Subsidiaries is a party.

     Section 4.13 CONTRACTS AND COMMITMENTS.

         (a) Section 4.13(a) of the Company Disclosure Letter sets forth a true, correct and complete list of the following contracts to which the Company or a Subsidiary is a party and which are binding and in effect as of the date hereof but which are not listed in SCHEDULE 6.2(a): (i) any written contracts of employment, (ii) agreements or arrangements for the purchase or sale of any assets (otherwise than in the ordinary course of business or involving payments of less than $25,000), (iii) all bonds, debentures, notes, loans, credit or loan agreements or commitments, mortgages, indentures or guarantees or other agreements or contracts relating to the borrowing of money, in each case in a principal amount of more than $250,000, (iv) agreements with unions, (v) independent contractor agreements and leased or temporary employee agreements involving in each case aggregate annual payments of more than $50,000, (vi) leases of any real or personal property involving, in each case, annual rent of $100,000 or more, (vii) agreements with distributors, manufacturers, suppliers and trade partners, in each case involving aggregate annual payments of more than $50,000, (viii) all licensing agreements in each case involving aggregate annual payments of more than $50,000, (ix) any contract or agreement for the granting or receiving of a license or sublicense or arrangement (other than agreements or licenses for standard, packaged software products) under which any person is obligated to pay or has the right to receive a royalty, license fee or similar payment in each case involving aggregate annual payments of more than $50,000, (x) all inbound license agreements for software code or other technology (not otherwise readily available from other sources) integrated with or otherwise comprising a part of any Company product or service that generates a material amount of revenues for the Company and (xi) all other contracts, agreements or commitments individually involving, in each case, either (A) aggregate annual payments made by or to the Company or a Subsidiary of $50,000 or more of (B) a right which, if expired, terminated or otherwise became unavailable to the Company would be reasonably likely to have a Company Material Adverse Effect (together with the contracts listed on SCHEDULE 6.2(a), each individually, a "MATERIAL CONTRACT" and collectively, "MATERIAL CONTRACTS"). The Company has delivered or, where disclosure is prohibited by a contractual nondisclosure agreement will deliver in accordance with SECTION 6.2(a), to Parent true, correct and complete copies of all Material Contracts.

         (b) As of the date hereof, the Material Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to the Company and to the knowledge of the Company with respect to each other party to any of such Material Contracts, except, in each case, to the extent that enforcement of rights and remedies created by any Material Contracts are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors' rights and to general equity principles. The Material Contracts constitute all of the Material Contracts used in the conduct of the conduct of the business of the Company and the Subsidiaries as currently being conducted. Except as set forth in Section

     4.13(b)(i) of the Company Disclosure Letter, as of the date hereof, there are no existing material defaults or breaches of the Company under any Material Contract (or events or conditions which, with notice or lapse of time or both would constitute a material default or breach) and, to the knowledge of the Company, there are no such material defaults (or events or conditions which, with notice or lapse of time or both, would constitute a material default or breach) with respect to any third party to any Material Contract. As of the date hereof, the Company has no knowledge of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to any of such agreements. Section 4.13(b)(ii) of the Company Disclosure Letter identifies each Material Contract set forth therein that requires the consent of or notice to the other party thereto to avoid any breach, default or violation of such contract, agreement or other instrument in connection with the transactions contemplated hereby.

     Section 4.14 EMPLOYEE BENEFIT PLANS.

         All material employee benefit plans, compensation arrangements and other benefit arrangements maintained by or contributed to by the Company covering directors, stockholders and employees of the Company or any of its Subsidiaries (the "COMPANY BENEFIT PLANS") and all employee agreements providing for compensation, severance or other benefits to any director, stockholder, employee or former employee of the Company or any of its Subsidiaries are listed in Section 4.14 of the Company Disclosure Letter. True, correct and complete copies of the following documents with respect to each of the Company Benefit Plans have been provided or made available by the Company to Parent: (a) any plans and related trust documents, individual, trust and insurance agreements, and amendments thereto, (b) summary plan descriptions and material modifications thereto, (c) written communications made since September 30, 2002, to recipients of benefits relating to the Company Benefit Plans, (d) written descriptions of all non-written agreements relating to the Company Benefit Plans, (e) the most recent Form 5500 series annual reports (including all schedules thereto) filed with respect to the Company Benefits Plans and (f) the two most recent financial statements, if any, pertaining to each such plan or arrangement. To the extent applicable, the Company Benefit Plans comply in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter or is a model prototype plan and continues to satisfy the requirements for such qualification. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate of the Company maintains, contributes to or has maintained or contributed in the past six years to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. Neither any Company Benefit Plan, nor the Company nor any Subsidiary has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA or engaged in any transaction that is reasonably likely to result in any such material liability or penalty. Each of the Company and its Subsidiaries and any ERISA Affiliate which maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder (COBRA), and the creditable coverage certification requirements and limitations on pre-existing condition exclusion requirements of Section 9801 of the Code, Part 7 of Subtitle B of Title I of ERISA and the regulations thereunder (HIPAA). Each Company Benefit Plan has been maintained and administered in compliance in all material respects with its terms and with ERISA and the Code to the extent applicable thereto. There is no pending or, to the knowledge of the Company, threatened or anticipated Litigation against or otherwise involving any of the Company Benefit Plans and no Litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan. All contributions required to be made to the Company Benefit Plans have been made or provided for. Neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and neither the Company nor any of its Subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

         Other than pursuant to the provisions of COBRA or other applicable Law, no Company Benefit Plans provide benefits described in Section 3(1) of ERISA to any former employees or retirees of Company or any of its Subsidiaries. No condition exists that would prevent Company or any of its Subsidiaries from amending or terminating any Company Benefit Plans providing health or medical benefits in respect of any active or retired employee other than limitations imposed by law. The Company is in compliance in all material respects with COBRA, including all notification requirements thereunder. Set forth in Section 4.14 of the Company Disclosure Letter is a list identifying each former employee of Company or any of its Subsidiaries or other Person who is entitled to receive health continuation coverage under COBRA at the date hereof, including a brief description of the coverage and the date at which such right to coverage shall terminate.

         All Company Benefit Plans that are Pension Plans intended to be qualified under Section 401 of the Code are so qualified and have been so qualified during the period since their adoption; each trust created under any such plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. A true and correct copy of the most recent determination letter from the Internal Revenue Service regarding such qualified status for each such plan has been delivered to Parent. No Company Benefit Plans have incurred an accumulated funding deficiency (as defined in Section 412 of the Code), whether or not waived. As of the last applicable annual valuation date on a termination basis, using the assumptions established by the Pension Benefit Guaranty Corporation as in effect on such date, no Company Benefit Plans subject to Title IV of ERISA have accrued benefit obligations which exceed the current fair market value of the assets of such plan. None of Company and its Subsidiaries nor any ERISA Affiliate of any of them has incurred, or reasonably expects to incur prior to the Closing Date, any material liability under Title IV of ERISA, other than with respect to the payment of premiums to the Pension Benefit Guaranty Corporation.

         Except as set forth in Section 4.14 of the Company Disclosure Letter, no Company employee will receive or be entitled to, and none of Company or any of its

     Subsidiaries shall be liable for, any additional benefits, bonuses, service or accelerated rights to payment of benefits under any Company Benefit Plans, including the right to receive any parachute payment, as defined in
     Section 280G of the Code, or become entitled to any severance, termination allowance or similar payments as a result of the transactions contemplated by this Agreement.

         No Prohibited Transaction has occurred with respect to any Company Benefit Plans or any other employee benefit plan or arrangement maintained by Company or any of its Subsidiaries or any ERISA Affiliate of Company or any of its Subsidiaries which is covered by Title I of ERISA which has resulted in or could result in material liability of any kind to any of Company and its Subsidiaries, other than any liability to the extent reflected in the financial statements of Company contained in the SEC Reports. No Reportable Event for which reporting was required under Title IV of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred within the last six (6) years. Neither Company or any of its Subsidiaries nor any of its current or former ERISA Affiliates (while an ERISA Affiliate) has within the last six (6) years engaged in, or is a successor or parent corporation to any entity that has engaged in, a transaction described in Section 4069 of ERISA.

         Any individual who performs services for the Company or any of its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee for federal income tax purposes by the Company or its Subsidiaries is not an employee for such purposes. Except as set forth in Section 4.14 of the Company Disclosure Schedule, there are no agreements in effect between the Company or any Subsidiary and any individual retained by the Company or any Subsidiary to provide services as a consultant or independent contractor.

         For purposes of this Agreement "ERISA AFFILIATE" means any business or entity which is a member of the same "controlled group of corporations," an "affiliated service group" or is under "common control" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, is required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections; "Pension Plan" shall mean any employer pension benefit plan, as defined in Section 3(2) of ERISA.; "Prohibited Transaction" shall mean a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively; and "Reportable Event" shall mean a "reportable event", as defined in Section 4043 of ERISA, whether or not the reporting of such event to the Pension Benefit Guaranty Corporation has been waived.

     Section 4.15 LABOR AND EMPLOYMENT MATTERS.

         (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the National Labor Relations Board ("NLRB"). As of the date hereof, there is no existing, pending or, to the knowledge of the Company, threatened activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries.

         (b) Neither the Company nor any of its Subsidiaries has taken any action that would constitute a "Mass Layoff' or "Plant Closing" within the meaning of the Worker Adjustment and Retraining Notification ("WARN") Act or would otherwise trigger notice requirements or liability under any state or local plant closing notice Law. No agreement, arbitration or court decision or governmental order to which the Company is a party in any way limits or restricts any of the Company, any of its Subsidiaries or Parent from relocating or closing any of the operations of the Company or any of its Subsidiaries.

         (c) Neither the Company nor any of its Subsidiaries has failed in any material respect to pay when due any wages (including overtime wages), bonuses, commissions, benefits, taxes, penalties or assessments or other monies, owed to, or arising out of the employment of or any relationship or arrangement with, any officer, director, employee, sales representative, contractor, consultant or other agent. The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and the payment of wages and benefits. As of the date hereof, there are no, and the Company has no reason to believe there would be any, citations, investigations, administrative proceedings or formal complaints of violations of any federal or state wage and hour Laws pending or, to the knowledge of the Company, threatened before the Department of Labor or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

         (d) The Company and each of its Subsidiaries are in compliance in all material respects with all immigration Laws relating to employment and have properly completed and maintained all applicable forms (including but not limited to I-9 forms) and, to the knowledge of the Company, as of the date hereof, there are no citations, investigations, administrative proceedings or formal complaints of violations of the immigration Laws pending or, to the knowledge of the Company, threatened before the Immigration and Naturalization Service or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

         (e) As of the date hereof, there are no investigations, administrative proceedings, charges or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability, handicap or veteran status) pending or, to the knowledge of the Company, threatened against the Company involving any employee or group of employees of the Company. The Company has not suffered or sustained any work stoppage and no such work stoppage is threatened.

         (f) To the knowledge of the Company, no employee of any of the Company and its Subsidiaries is in violation of any material term of any


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     employment contract, patent disclosure or invention agreement or non-competition agreement. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim, or to its knowledge any basis therefor or threat thereof, with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

         (g) Section 4.15(g) of the Company Disclosure Letter lists all material employment, management, consulting, management retention or other personal service, or compensation agreements or arrangements covering one or more employees (including severance, termination or change-of-control arrangements), in each case entered into by the Company or any of its Subsidiaries, and a true and complete copy of each such agreement has been delivered to Parent.

         (h) Section 4.15(h) of the Company Disclosure Letter sets forth a true and complete list as of November 8, 2002 of the names and positions of all employees of Company or any of its Subsidiaries and their respective base rate of compensation and location.

     Section 4.16 ENVIRONMENTAL COMPLIANCE AND DISCLOSURE.

         (a) The Company is not in violation of any United States federal, state or local Environmental Laws applicable to it or its properties, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any Environmental Law. To the knowledge of the Company, each of the Company and its Subsidiaries currently maintains all Environmental Permits necessary for their operation, other than Environmental Permits of which the failure to maintain, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect. No notice or action alleging such violation is pending or, to the Company's knowledge, threatened, and no past or present condition or practice of the Company would prevent continued compliance with any Environmental Permits or give rise to any common law or statutory liability or otherwise from the basis of any claim, action or proceeding with respect to the Company involving any Hazardous Materials.

         (b) As used in this SECTION 4.16, the following defined terms have the meanings set forth below:

     "ENVIRONMENTAL LAWS" shall mean any and all United States federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, now in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.


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     "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, authorizations, certificates and approvals of governmental authorities required by any Environmental Laws to be obtained by the Company or relating to any Environmental Law and necessary or proper for the business of the Company as currently conducted.

     "HAZARDOUS MATERIALS" shall mean any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under any Environmental Laws.

     Section 4.17 INTELLECTUAL PROPERTY RIGHTS.

     Section 4.17 of the Company Disclosure Letter sets forth a complete and accurate list and description of all of the Company's and any Subsidiary's (i) registrations and pending applications for United States and foreign patents, trademarks and service marks (the "REGISTERED INTELLECTUAL PROPERTY") and (ii) unregistered trademarks and service marks (all such rights together with any copyrights that are owned by the Company or any Subsidiary being hereinafter referred to as the "INTELLECTUAL PROPERTY RIGHTS"). The Company is the sole legal owner of, and has good title to, all of the Intellectual Property Rights, free and clear of any liabilities, liens, encumbrances, restrictions or claims (except for liens for taxes accrued, but not yet payable or liens arising as a matter of law in the ordinary course of business, PROVIDED, that the obligations secured by such liens are not delinquent ("PERMITTED LIENS") and the terms of any existing license disclosed to Parent or to be disclosed pursuant to SECTION 6.2(A)). The Intellectual Property Rights have not been adjudged invalid or unenforceable in whole or in part, and any registrations thereof are in full force and effect. To the Company's knowledge, no facts or circumstances exist that might result in the invalidity or unenforceability of the Intellectual Property Rights. The Intellectual Property Rights, and the patent, copyright, trademark and service mark rights obtained by the Company or any of its Subsidiaries from third parties (collectively, the "THIRD PARTY RIGHTS"), are all of such rights necessary to the conduct of the business of the Company and the Subsidiaries as currently being conducted. As of the date hereof, the validity of the Intellectual Property Rights and title thereto (i) are not being questioned in any pending litigation and (ii) to the Company's knowledge, are not the subject(s) of any threatened or proposed litigation. The business of the Company and the Subsidiaries, as now conducted, does not infringe or misappropriate and, as of the date hereof, to the Company's knowledge, has not been alleged to infringe or misappropriate any copyrights, patents, trade secrets, trademarks, trade names or service marks or other intellectual property rights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Intellectual Property Rights. To the Company's knowledge, no person or entity currently engaging in any commercial activity is infringing upon the Intellectual Property Rights.

     Section 4.18 THIRD PARTY FEES.

         (a) Except pursuant to (a) the letter agreement dated November 12, 2001 between the Company and the Gerard Klauer Mattison & Co., Inc., as


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     amended October 23, 2002 and (b) the letter agreement dated September 26,
     2002 between the Company and Duff & Phelps, LLC (collectively, the "ENGAGEMENT LETTERS"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company shall provide Parent a complete and correct copy of the Engagement Letters.

         (b) No person is entitled to any break-up or similar fee or the reimbursement of any expenses, as the result of the execution of this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 4.19 RIGHTS AGREEMENT.

     The Board of Directors of Company has approved the amendment of the Second Amended and Restated Preferred Shares Rights Agreement, dated as of October 17, 2001, by and between the Company and Registrar and Transfer Company (as amended, the "RIGHTS AGREEMENT"), such that (a) no "Triggering Event" (as defined in the Rights Agreement) shall occur and neither Parent nor Sub nor any of their affiliates, individually or taken together, shall become an "Acquiring Person" (as defined in the Rights Agreement), (b) the Rights Agreement shall not apply to either Parent, Sub or any of their affiliates, individually or taken together, in the case of the foregoing clause (a), solely as a result of this Agreement or the transactions contemplated hereby and (c) all "Rights" (as defined in the Rights Agreement) issued under the Rights Agreement shall, immediately prior to the Effective Time, be cancelled, void and of no further force or effect.

     Section 4.20 CUSTOMERS.

     Section 4.20 of the Company Disclosure Letter sets forth a list of each customer which accounted for revenues to the Company and the Subsidiaries in the aggregate of more than $500,000 during the 12-month period ended September 30, 2002 (each a "MAJOR CUSTOMER" and, collectively, "MAJOR CUSTOMERS") together with the amount of revenues produced during such period. As of the date hereof, neither the Company nor any Subsidiary is engaged in any material dispute with any Major Customer and, to the knowledge of the Company, no Major Customer intends to terminate, or materially limit or reduce, its business relations with the Company or any Subsidiary.

     Section 4.21 RELATED PARTY TRANSACTIONS.

     Section 4.21 of the Company Disclosure Letter sets forth a fair and accurate list of any contractual obligation entered into, or transaction occurring, after the date of the most recent financial statements contained in the SEC Reports, between Company or any of its Subsidiaries and any of the officers, directors, employees, stockholders of any of Company or its Subsidiaries or, to Company's knowledge, any affiliate of any of the foregoing (other than reasonable and customary compensation for services as officers, directors and employees), including any providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such officer, director, employee, stockholder or affiliate.

     Section 4.22 INSURANCE.

     The Company and its Subsidiaries are insured by recognized institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction and acts of vandalism. The nature, amount and carriers of all such insurance are set forth in Section 4.22 of the Company Disclosure Letter. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Company Material Adverse Effect. Within the last twelve months, neither the Company nor any Subsidiary has been denied any insurance coverage that it has sought or for which it has applied.

     Section 4.23 CERTAIN STATE STATUTES INAPPLICABLE.

     The Board of Directors of the Company has approved, within the meaning of
Section 78.438 of the NGCL, this Agreement, the Merger and the other the transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to this Agreement, the Merger and the other the transactions contemplated by this Agreement the provisions of Section 78.411, et seq. of the NGCL.

     Section 4.24 VOTE REQUIRED.

     The vote of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is the only vote of the holders of any class or series of Company capital stock that may be necessary or required (under applicable Law or otherwise) to approve this Agreement, the Merger and the transactions contemplated hereby. The shares of Company Common Stock held by Parent or Sub at the date hereof are entitled to be voted by Parent or Sub, as the case may be, in respect of this Agreement, the Merger and the other transactions contemplated hereby.

     Section 4.25 CALIFORNIA CORPORATIONS CODE.

     The Company is not subject to Section 2115 of the California Corporations Code.

     Section 4.26 DISCLOSURE.

     No representation or warranty made by the Company in this Agreement (including the information and material provided in or pursuant to the Company Disclosure Letter) contains an untrue statement of a material fact or omits a material fact


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

necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Each of Parent and Sub, jointly and severally, represents and warrants to the Company as follows:

     Section 5.1 ORGANIZATION AND STANDING.

            Such person is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted.

     Section 5.2 SUB.

         (a) Since the date of its incorporation, Sub has engaged in no business activities unrelated to this Agreement and the transactions contemplated hereby. Sub was incorporated for the purpose of engaging in the transactions contemplated hereby.

         (b) The authorized capital stock of Sub consists of 25,000 shares of common stock, no par value per share, all of which have been validly issued, fully paid and nonassessable and are owned by Parent free and clear of any Liens.

     Section 5.3 AUTHORITY FOR AGREEMENT.

     Such person has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by such person of this Agreement, and the consummation by each such person of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of such person are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the NGCL). This Agreement has been duly executed and delivered by such person and, assuming due authorization, execution and delivery by the Company, constitutes such person's legal, valid and binding obligation, enforceable against such person in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors' rights and to general equity principles and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.


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

     Section 5.4 NO CONFLICT.

     The execution and delivery of this Agreement by such person do not, and the performance of this Agreement by such person and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (a) conflict with or violate the articles of organization, or articles of incorporation, as applicable, or the bylaws of such person, (b) conflict with or violate any Law applicable to such person or by which any property or asset of such person is bound or affected, or (c) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such person pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such person is a party or by which such person or any property or asset of either of them is bound or affected, except in the case of clauses (b) and
(c) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay the performance by such person of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 5.5 REQUIRED FILINGS AND CONSENTS.

     The execution and delivery of this Agreement by such person do not, and the performance of this Agreement by such person will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (a) for applicable requirements, if any, of the Exchange Act and Blue Sky Laws, (b) for filings and consents contemplated by
SECTION 2.1, SECTION 2.2 and SECTION 4.14 and (c) for such consents, approvals, authorizations, permits, filings or notifications of which the failure to obtain or make, individually or in the aggregate, is not reasonably likely to prevent or materially delay the performance by such person of any of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 5.6 BROKERS.

     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by such person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of such person.

     Section 5.7 FINANCING.

     Parent and Sub have the funds available as is necessary to consummate the transactions contemplated hereby in accordance with the terms hereof.


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

ARTICLE VI
                                    COVENANTS

     Section 6.1 CONDUCT OF THE BUSINESS PENDING THE MERGER.

         (a) The Company covenants and agrees that between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with SECTION 8.1, unless Parent shall otherwise expressly agree in writing (which request shall not be unreasonably withheld or delayed): (i) the business of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice; (ii) the Company and its Subsidiaries shall use its reasonable best efforts to preserve intact their business organizations, keep available the services of their current officers and employees and preserve the current relationships of the Company and its Subsidiaries with customers, suppliers, distributors and other persons with which the Company or its Subsidiaries has material business relations;
     (iii) the Company and its Subsidiaries will comply in all material respects with all Material Contracts and applicable Laws and regulations wherever its business is conducted, including, without limitation, the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act; and (iv) the Company and its Subsidiaries shall cause to be provided all notices, assurances and support required by any Material Contract relating to any Company Intellectual Property in order to ensure that no condition under such Material Contract occurs that could result in, or could increase the likelihood of, (A) any transfer or disclosure by the Company of any computer source code owned or licensed by the Company and included among the Company's Intellectual Property ("COMPANY SOURCE CODE") or (B) a release from any escrow of any Company Source Code that has been deposited or is required to be deposited in escrow under the terms of any Material Contract.

         (b) The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with SECTION 8.1 hereof, unless Parent shall otherwise expressly agree in writing (which request shall not be unreasonably withheld or delayed), the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for dividends payable to the Company by a wholly owned Subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase, redeem or otherwise acquire any shares of its capital stock; (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of shares of Company Common Stock upon (A) the exercise of Company Options outstanding as of the date of this Agreement and (B) the exercise of warrants outstanding as of the date of this Agreement, (v) award or grant, or authorize or propose the award or grant of any Company Options;
     (vi) modify or adjust any outstanding options or other rights to acquire shares of Company Common Stock (including the acceleration of any vesting schedule not otherwise provided for in any Company Stock Option Plans) or
     (vii) take any action that would, or could reasonably be expected to, result in any of the conditions set forth in ARTICLE VII not being satisfied.

         (c) The Company covenants and agrees that between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with SECTION 8.1 hereof, unless Parent shall otherwise expressly agree in writing (which agreement shall not be unreasonably withheld or delayed), the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) amend its articles of incorporation (including any certificate of designations attached thereto) or bylaws or other equivalent organizational documents; (ii) create, assume or incur any indebtedness for borrowed money or guaranty any such indebtedness of another person or mortgage or pledge any of its assets or properties, other than in connection with (A) existing lines of credit or
     (B) leasing contracts entered into in the ordinary course of business;
     (iii) make any loans or advances to, or investments in (other than as described in the SEC Reports and consistent with past practice), to any other person other than loans or advances between any Subsidiaries of the Company or between the Company and any of its Subsidiaries and other than advances of ordinary business expenses or to employees in the ordinary course of business consistent with past practice in principal amounts of not more than $10,000; (iv) merge or consolidate with any other entity in any transaction, or sell any business or assets other than in the ordinary course of business consistent with past practices; (v) change its accounting policies except as required by GAAP or applicable Law; (vi) make any change in employment terms for any of its directors or officers, except as expressly provided in this Agreement; (vii) alter, amend or create any obligations with respect to compensation, severance, loans, deferred compensation, benefits, change-of-control payments or any other payments to employees, directors or affiliates of the Company or its Subsidiaries or enter into any new, or amend any existing, employment agreements, except
     (A) as required by applicable Law, (B) severance agreements for non-executive officers containing terms consistent with the Company's policies and practices as of the date hereof or (C) which will not result in material costs to the Company; (viii) make any change to the Company Benefit Plans, except (A) as required by applicable Law, (B) renewals and adjustments made in the ordinary course of business and consistent with past practices or (C) which will not result in material costs to the Company; (ix) amend or cancel or agree to the amendment or cancellation of any Material Contract; (x) pay, loan or advance any amount, commit to make or accelerate any profit-sharing or similar payment to, or increase or commit to increase the amount of the wages, salary, commissions, fringe benefits, severance, insurance or other compensation or remuneration payable to, any of its directors, officers, employees or consultants (other than the payment of regular compensation, regular directors' fees or reimbursement of reasonable expenses in the ordinary course of business, consistent with past practice) or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement with, any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors; (xi) form or commence the operations of any business or any corporation, partnership, joint venture, business association or other business organization or division thereof, (xii) make any tax election or settle or compromise any tax liability of more than $100,000 except as required by Law; or (xiii) pay, discharge, settle or satisfy any claims litigation, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) involving amounts in excess of $100,000 in the aggregate; (xiv) dispose of or permit to lapse any rights to the use of any Company Intellectual Property, or dispose of or disclose to any person other than representatives of Parent any Company Intellectual Property not theretofore a matter of public knowledge; (xv) permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without reasonable advance notice to Parent; (xvi) enter into any agreement, understanding or commitment that restrains, limits or impedes the ability of the Company to compete with or conduct any business or line of business; (xviii) except in each case in the ordinary course of business consistent with past practice or with the prior written consent of Parent (which shall not be unreasonably withheld or delayed), discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts existing on the date hereof or thereafter entered into in the ordinary course of business, and commitments under leases existing on the date hereof or thereafter incurred in the ordinary course of business; or (xix) permit or cause any Subsidiary of the Company to do or agree to do any of the foregoing.

     In connection with the continued operation of the Company and its Subsidiaries between the date hereof and the Effective Time, the Company will confer in good faith on a regular and frequent basis with one or more representatives of Parent designated to the Company regarding operational matters and the general status of ongoing operations promptly and will notify Parent of any event or occurrence that has had or may reasonably be expected to have a Company Material Adverse Effect.

     Section 6.2 ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents (collectively, the "REPRESENTATIVES") of the Company to, afford the Representatives of Parent reasonable access at all reasonable times and upon reasonable notice to the officers, employees, agents, properties, offices and other facilities, books and records, major customers, vendors and business partners of the Company and its Subsidiaries, and shall furnish Parent with all financial, operating and other data and information, copies of securities filings, stockholder and third-party communications and other material documents as Parent or Sub, through its Representatives, may reasonably request; PROVIDED, that, prior to the receipt by the Company of certain required third party consents, this SECTION 6.2(a) shall not apply to those agreements, referred to on SCHEDULE 6.2(a), which may not be disclosed by the Company without the prior consent of third parties. The Company shall use commercially reasonable, good faith efforts to obtain each such consent prior to the Effective Time. Nothing in this SECTION 6.2(a) shall require the Company to provide access to or disclose information where such access or disclosure would result in the loss of any attorney-client privilege. The parties hereto shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The Company and Parent will remain subject to the terms of mutual nondisclosure agreement, dated October 17, 2002 (the "CONFIDENTIALITY AGREEMENT").

         (b) No investigation pursuant to this SECTION 6.2 shall limit or modify in any way or affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     Section 6.3 NOTIFICATION OF CERTAIN MATTERS.

     The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence, of any event which would be reasonably likely to result in a condition with respect to such party's representations and warranties set forth in SECTION 7.2(a) or
SECTION 7.2(b) or SECTION 7.3(a) or SECTION 7.3(b), as the case may be, not being satisfied and, in such event, whether the particular breach of representation or warranty is reasonably likely to be cured on or before the Effective Time and (ii) any failure by such party (or Sub, in the case of Parent) to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder which would be reasonably likely to result in a condition set forth in SECTION 7.3(c) not being satisfied on or before the Effective Time. If any event or matter arises after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Letter or which is necessary to make any representation and warranty true and correct on the Effective Date, then the Company shall, for informational purposes only, promptly supplement, or amend, and deliver to Parent the Company Disclosure Letter which it has delivered pursuant to this Agreement. The disclosure of any matter in accordance with the provisions of this Section 6.3 shall not in any way modify any representation or warranty set forth herein or limit or otherwise affect the remedies available hereunder to the party receiving such disclosure (including for purposes of determining whether the conditions set forth in SECTION 7.2(a) or SECTION 7.2(b) or SECTION 7.3(a) or SECTION 7.3(b) have been satisfied).

     Section 6.4 REASONABLE EFFORTS; FURTHER ASSURANCES; COOPERATION.

         (a) Subject to the other provisions of this Agreement, each of the parties hereto will each use its commercially reasonable, good faith efforts to perform its obligations set forth in this Agreement and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain all consents required as described in Section 4.13 of the Company Disclosure Letter and all regulatory approvals (including, but not limited to those identified in Section 4.5 and Section 5.4) and to satisfy all conditions to their respective obligations under this Agreement and to cause the transactions contemplated in this Agreement to be effected on or prior to February 14, 2003, in accordance with the terms of this Agreement and will cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement.

         (b) Each of the parties hereto promptly will make their respective filings and submissions and will use its commercially reasonable, good faith efforts to take all actions necessary, proper or advisable under applicable Laws and regulations to obtain any required approval of any Governmental Entity with jurisdiction over the transactions contemplated by this Agreement. Each of the parties hereto will furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

         (c) The Company will use its commercially reasonable, good faith efforts to give any notices to third parties and use its commercially reasonable, good faith efforts (in consultation with Parent) to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) disclosed or required to be disclosed in the Company Disclosure Letter, including, without limitation, the consents described in Section 4.13 of the Company Disclosure Letter, (iii) required to avoid a breach of or default under any Material Contracts in connection with the consummation of the transactions contemplated by this Agreement or (iv) required to prevent a Company Material Adverse Effect whether prior to or after the Effective Date.

     Section 6.5 BOARD RECOMMENDATIONS.

         (a) In connection with the Merger and the Stockholder Meeting to consider the approval and adoption of this Agreement and the Merger, the Board of Directors of the Company shall (i) subject to SECTION 6.5(b), recommend to the Company Stockholders that they accept the Offer and tender their shares of Company Common Stock pursuant to the Offer, and vote in favor of this Agreement and the Merger and use its commercially reasonable, good faith efforts to obtain the necessary approvals by the Company Stockholders of this Agreement and the Merger and (ii) otherwise comply with all legal requirements applicable to such meeting.

         (b) Neither the Board of Directors of the Company nor any committee thereof shall, except as expressly permitted by this SECTION 6.5(b), (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in any manner adverse to Parent or Sub, the approval or recommendation of such Board of Directors or such committee of the Merger or this Agreement (and the recommendation that the Company Stockholders tender their shares of Company Common Stock pursuant to the Offer), (ii) approve or recommend, or propose publicly to approve or recommend, any transaction involving a Competing Acquisition Proposal (as defined below) or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement, memorandum of understanding or other similar agreement or understanding (each, an "ACQUISITION AGREEMENT") related to or with respect to any Competing Acquisition Proposal. Notwithstanding the foregoing, if (A) the Company has complied fully with this SECTION 6.5 and SECTION 6.8 and the Board of Directors of the Company determines in good faith, after it has received a Superior Proposal (as hereinafter defined) in compliance with
     SECTION 6.8 and based upon advice from independent outside legal counsel with respect to its fiduciary duties to the Company Stockholders under applicable Law, that such action is required for the Board of Directors of the Company to act in a manner consistent with its fiduciary obligations to the Company Stockholders under applicable Law or (B) if the Company has complied with this SECTION 6.5 under circumstances not related to a Competing Acquisition Proposal and the Board of Directors of the Company determines in good faith based upon advice from independent legal outside counsel with respect to its fiduciary obligations to the Company Stockholders under applicable Law, that such action is required for the Board of Directors to act in a manner consistent with its fiduciary duties to the Company Stockholders under applicable Law, the Board of Directors of the Company may (subject to this and the following sentences) take any of the actions described in clauses (i) through (iii) of this SECTION 6.5(b), as applicable (a "SUBSEQUENT ADVERSE DETERMINATION"), but only at a time that is after the second business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company intends to make a Subsequent Adverse Determination. Such written notice shall specify the material terms and conditions of any Superior Proposal (and include a copy thereof with all accompanying documentation) or other basis for the Subsequent Adverse Determination, identify the person making any Superior Proposal, and state that the Board of Directors of the Company intends to make a Subsequent Adverse Determination. During such two-business-day period, the Company shall provide a full opportunity for Parent to propose such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation to the Company Stockholders without a Subsequent Adverse Determination. For purposes of this Agreement, "COMPETING ACQUISITION PROPOSAL" means any proposal from a third party with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving the Company or any Subsidiary, or any purchase, exchange, securitization, pledge or other acquisition of all or any substantial portion of the assets of the Company or any Subsidiary, including, without limitation, any license, lease or other disposition of all or a substantial portion of the Company's Intellectual Property Rights (other than in the ordinary course of business) or any purchase or other acquisition of any equity interest in the Company or any Subsidiary. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide proposal with respect to a merger, consolidation, share exchange, tender offer, business combination or similar transaction involving the Company or any Subsidiary, or any purchase or other acquisition of 70% or more of the assets of the Company and its Subsidiaries, taken as a whole, or any purchase or other acquisition of more than 50% of the equity interests in the Company, in each case, which (x) has no financing contingency and (y) the independent financial advisor of the Company advises the Board of Directors of the Company that such proposal is more favorable to the Company Stockholders than the Merger from a financial point of view taking into account any proposed changes to this Agreement that may be proposed by Parent in response to such proposal.

     Section 6.6 INDEMNIFICATION.

         (a) It is understood and agreed that all rights to indemnification by the Company now existing in favor of each present and former director and officer of the Company or its Subsidiaries (the "INDEMNIFIED Parties") as provided in the Company Articles of Incorporation or the Company Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, listed in Section 4.13(a) of the Company Disclosure Letter, copies of which have been provided to Parent, shall survive the Merger and be observed by the Surviving Corporation to the fullest extent available under Nevada law for a period of six years from the Effective Time. Parent and Sub agree that any claims for indemnification hereunder as to which they have received written notice prior to the sixth anniversary of the Effective Time shall survive, whether or not such claims shall have been finally adjudicated or settled.

         (b) Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions occurring prior to the Effective Time, a "tail" policy of directors' and officers' liability insurance covering the period of time from the Effective Time until up to the third anniversary of the Effective Time; PROVIDED, that in no event shall the Surviving Corporation be required to expend pursuant to this
     SECTION 6.6(b) more than $320,000 for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than $320,000, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment $320,000.

         (c) If the Surviving Corporation or any of its successors or assigns
     (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this SECTION 6.6.


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

         (d) The provisions of this SECTION 6.6 are intended for the benefit of, and may be enforced by, each person entitled to indemnification under this
     SECTION 6.6.

     Section 6.7 PUBLIC ANNOUNCEMENTS.

     Parent, Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or the requirements of any securities exchange or trading system.

     Section 6.8 COMPETING ACQUISITION PROPOSALS.

     The Company shall not, nor shall it authorize or permit any of its Subsidiaries or Representatives to, directly or indirectly, (a) solicit, initiate or encourage the submission of any Competing Acquisition Proposal or
(b) participate in or encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, enter into any Acquisition Agreement with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Competing Acquisition Proposal; PROVIDED, that the foregoing shall not prohibit the Board of Directors of the Company from furnishing information to, or entering into or participating in discussions or negotiations with, any person or entity that makes an unsolicited Competing Acquisition Proposal which did not result from a breach of SECTION 6.5 or this
SECTION 6.8 only if, and only to the extent that, (A) the Board of Directors of the Company, based upon advice from independent outside legal counsel and financial advisors, determines in good faith that such action could lead to a Superior Proposal or is otherwise required for the Board of Directors of the Company to comply with its fiduciary obligations to the Company Stockholders under applicable Nevada law, (B) prior to taking such action, the Company receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity and including standstill provisions no less favorable to the Company than those contained in the Confidentiality Agreement and (C) the Board of Directors of the Company concludes in good faith that the Competing Acquisition Proposal could reasonably be expected to lead to a Superior Proposal. The Company shall provide prompt oral and written notice (in any event within 24 hours) to Parent of (a) the receipt of any such Competing Acquisition Proposal or any inquiry which could reasonably be expected to lead to any Competing Acquisition Proposal, (b) the material terms and conditions of such Competing Acquisition Proposal or inquiry, (c) the identity of such person or entity making any such Competing Acquisition Proposal or inquiry and (d) the Company's intention to furnish information to, or enter into discussions or negotiations with, such person or entity. The Company shall continue to keep Parent fully informed of the status and details of any such Competing Acquisition Proposal or inquiry.

     Nothing contained in this Agreement shall prohibit the Board of Directors of the Company, the Company, any of the Company's Subsidiaries, or any of the officers,


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

directors, employees, affiliates, agents or Representatives of the Company or its Subsidiaries (i) referring a third party to this SECTION 6.8 (without disclosing the balance of this Agreement or other non-public information) or
(ii) complying with Rule 14e-2 promulgated under the Exchange Act, or making such disclosure to the Company Stockholders as, in the good faith determination of the Company's Board of Directors, is required by applicable Law; PROVIDED, that neither the Company nor its Board of Directors nor any committee thereof shall, except as specifically permitted by SECTION 6.5(b), withdraw, qualify or modify, or propose to withdraw, qualify or modify, its position with respect to the Merger or this Agreement, including, without limitation, the Company Board Recommendation, or approve or recommend, or propose to approve or recommend a Competing Acquisition Proposal. Nothing in SECTION 6.5(b) or this SECTION 6.8, and no action taken by the Board of Directors of the Company pursuant to SECTION 6.5(b) or this SECTION 6.8, will (i) permit the Company to enter into any agreement providing for any transaction contemplated by a Competing Acquisition Proposal for as long as this Agreement remains in effect or (ii) affect in any manner any other obligation of the Company under this Agreement.

     Section 6.9 UNDERTAKINGS OF PARENT.

     Parent shall perform, or cause to be performed, when due all obligations of Sub and, following the Effective Time, the Surviving Corporation, under this Agreement.

     Section 6.10 DIRECTOR RESIGNATIONS.

     The Company shall use its commercially reasonable efforts to cause to be delivered to Parent resignations of all the directors of the Company's Subsidiaries to be effective upon the consummation of the Merger.

     Section 6.11 EMPLOYEE BENEFITS.

         (a) Parent agrees that all employees of the Company who continue employment with Parent, the Surviving Corporation or any subsidiary thereof after the Effective Time (the "CONTINUING EMPLOYEES") shall be provided employment terms and conditions substantially as favorable as provided by the Company as of the Effective Time with respect to wages and salaries; PROVIDED, that the Company has not otherwise breached SECTION 6.2 hereof with respect to increases in wages and salaries, and further subject to routine employment evaluations consistent with Parent's past practice. Parent agrees that the Continuing Employees shall be eligible to continue to participate in the Surviving Corporation's health and welfare benefit plans; PROVIDED, that (i) the employment of each of the Continuing Employees shall be "at will" employment, (ii) nothing in this section or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health or welfare benefit plan at any time and (iii) if Parent or the Surviving Corporation terminates any such health or welfare benefit plan, then (upon expiration of any appropriate transition period), the Continuing Employees shall be eligible to participate in Parent's health and welfare benefit plans, or the Surviving Corporation's successor health and welfare benefit plan, to substantially the same extent as similarly situated employees of Parent. Nothing in this section or elsewhere in this Agreement shall be construed to create a right in any of the Continuing Employees or other person to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent.

         (b) As of the Effective Time and for period of at least one year after the Closing Date, Parent shall, or shall cause the Surviving Corporation to, establish and maintain compensation and benefit plans and arrangements for Continuing Employees that, in the aggregate, are no less favorable than those currently provided by the Company to the Continuing Employees as of the Effective Time (excluding any stock options or other stock-based compensation), except as required by applicable Law (including as required to preserve any favorable tax treatment afforded such benefits as of the Effective Time). Parent shall, or shall cause the Surviving Corporation to, treat Continuing Employees no less favorably than employees of Parent who are in comparable positions and at comparable locations and shall give each Continuing Employee past service credit under its compensation and benefit plans and arrangements and for all employee benefits purposes for service with the Company prior to the Effective Time as if such service had been with Parent. Parent shall honor, or cause the Surviving Corporation to honor, in accordance with their terms and bear any cost associated with (i) all employee benefit obligations to current and former employees of the Company accrued as of the Effective Time and (ii) all employee severance plans in existence as of the date hereof. Parent agrees to, or cause the Surviving Corporation to, (A) provide coverage for the Continuing Employees as of the Effective Time either under its medical, dental, and health plans or under other comparable plans or arrangements; (B) exercise commercially reasonable, good faith efforts to secure the waiver of any preexisting condition limitations, waiting periods or actively-at-work requirements imposed by such plans such that Continuing Employees will be immediately covered by such plans as of the Effective Time; and (C) exercise commercially reasonable, good faith efforts to cause such plans to honor any expenses incurred by the Continuing Employees and their beneficiaries under similar plans of Parent during the portion of the calendar year in which the Effective Time occurs for the purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses. Parent agrees that the Surviving Corporation shall be responsible for providing all legally mandated continuation coverage for Continuing Employees and their covered dependents who experience a loss of coverage due to a "qualifying event" (within the meaning of Section 603 of ERISA) which occurs at any time on or after the Effective Time. Nothing in this section is intended to create any employment obligation other than as employees at will who may be terminated with or without cause.


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

     Section 6.12 RIGHTS AGREEMENT.

         (a) Promptly following the execution of this Agreement (but in no event greater than five days), the Company shall have entered into the Rights Agreement with the Registrar and Transfer Company.

         (b) The Company shall use its commercially reasonable efforts to terminate, immediately prior to the Effective Time, the Rights Agreement, and the Company shall execute and deliver such agreements or certificates as Parent may reasonably request to further evidence the termination of the Rights Agreement.

         (c) Neither the Company nor any Subsidiary shall adopt any stockholder rights agreement or any similar plan or agreement which limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of, shares of Company Common Stock or any other equity or debt securities of the Company or any of its Subsidiaries, other than any stockholder rights plan or stockholder rights agreement that (i) does not impair the ability of the Parent and Sub to make the Offer and the parties to consummate the Merger in accordance with the terms of this Agreement and
     (ii) does not have an adverse effect on Parent or Sub or on the rights of Parent or Sub under this Agreement.

     Section 6.13 CONVEYANCE TAXES.

     Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time; PROVIDED, that Parent shall pay any such Taxes or fees required to be paid from and after the Effective Time.

                                   ARTICLE VII
                                   CONDITIONS

     Section 7.1 CONDITIONS TO THE OBLIGATION OF EACH PARTY.

     The respective obligations of Parent, Sub and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

         (a) Sub shall have previously accepted for payment and paid for Shares pursuant to the Offer, except that neither Parent, Sub nor the Company shall be entitled to invoke this condition if it shall have been the cause of the failure of Sub to purchase Shares pursuant to the Offer in breach of its obligations under this Agreement.

         (b) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company Stockholders as required by the NGCL, the Company Articles of Incorporation and the Company Bylaws;

         (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal prohibition preventing the consummation of the Merger shall be in effect, and there shall not be any legal requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal; PROVIDED, that any party invoking this condition shall have used all commercially reasonable efforts to have any such order or injunction vacated; and

         (d) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained or made.

     Section 7.2 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE
                 MERGER.

     The obligations of Parent and Sub to effect the Merger are further subject to satisfaction or waiver by Parent or Sub at or prior to the Effective Time of the following conditions:

         (a) The representations and warranties of the Company in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time (except as to those representations and warranties made as of a specified date, which shall be so true and correct as of such specified date);

         (b) The representations and warranties of the Company in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (except as to those representations and warranties made as of a specified date, which shall be so true and correct in all material respects as of such specified date);

         (c) the Company shall have performed in all material respects all covenants, agreements and obligations required to be performed by it under this Agreement;

         (d) there shall not have occurred and be continuing a Company Material Adverse Effect; and

         (e) the Company shall have delivered to Parent and Sub a certificate to the effect that each of the conditions specified in SECTION 7.2(a), (b),
     (c) and (d) above is satisfied in all respects; and

         (f) the Company shall have furnished Parent and Sub with the following:

              (i)  a certificate of its Secretary or Assistant Secretary as to
                   (i) the Company Bylaws, (ii) all resolutions of the Board of Directors of the Company and the Company Stockholders relating to this Agreement and (iii) incumbency of any officers signing this Agreement and any other documents in connection herewith on its behalf;

              (ii) a copy of the Company Articles of Incorporation, certified by the Secretary of State of the State of Nevada and dated within a recent date prior to the Effective Date and a copy of each of the Subsidiaries' respective articles of incorporation or similar document, as the case may be, certified by the Secretary of State or other appropriate official of the jurisdiction of organization or incorporation of such entity, each dated within a recent date prior to the Effective Date;

             (iii) a certificate of legal existence and good standing for each of the Company and its Subsidiaries from the Secretary of State or other appropriate official of the jurisdiction of organization or incorporation of such entity, each dated within a recent date prior to the Effective Date; and

              (iv) such other certificates, documents and instruments as may be necessary to effect the intent of this Agreement or consummate the transactions contemplated hereby.

     Section 7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER.

     The obligations of the Company to effect the Merger are further subject to satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

         (a) The representations and warranties of Parent and Sub in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time (except as to those representations and warranties made as of a specified date, which shall be so true and correct as of such specified date);

         (b) The representations and warranties of Parent and Sub in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (except as to those representations and warranties made as of a specified date, which shall be so true and correct in all material respects as of such specified date);

         (c) Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement; and

         (d) Parent and Sub shall have delivered to the Company a certificate to the effect that each of the conditions specified in SECTION 7.3(a), (b) and
     (c) is satisfied in all respects.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     Section 8.1 TERMINATION.

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Company Stockholders:

         (a) By mutual written consent of duly authorized representatives of Parent and the Company;

         (b) By any of Parent, Sub or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the acceptance of Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable, except if the party relying on such order, decree or ruling or other action has not complied with its obligations under
     SECTION 6.4;

         (c) By any of Parent, Sub or the Company if (i) as a result of the failure of any of the Offer Conditions, the Offer shall have terminated or expired in accordance with its terms without Sub having accepted for payment any Shares pursuant to the Offer within the time period for acceptance specified by this Agreement or (ii) Sub shall not have accepted for payment any Shares pursuant to the Offer by January 10, 2003 (the "TERMINATION DATE"), PROVIDED, that the right to terminate this Agreement under this SECTION 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure to consummate the Merger on or before such date;

         (d) By Parent or Sub if the Board of Directors of the Company (i) causes the Company to enter into any Acquisition Agreement with respect to a Competing Acquisition Proposal, (ii) shall have made a Subsequent Adverse Determination, (iii) shall have endorsed, approved or recommended any Competing Acquisition Proposal or (iv) shall have resolved to do any of the foregoing;

         (e) By any of the Company, Parent or Sub, if this Agreement and the Merger shall fail to be approved and adopted by the Company Stockholders at a duly held Stockholders Meeting or at any adjournment or postponement thereof,

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     PROVIDED, that neither Parent nor Sub may terminate this Agreement under this SECTION 8.1(e) if the Company Common Stock it is entitled to vote (whether by ownership, proxy or otherwise) shall not have been voted in favor of this Agreement and the Merger;

         (f) By Parent or Sub, if (i) any of the conditions set forth in SECTION
     7.2 shall have become incapable of fulfillment and shall not have been waived by Parent and Sub or (ii) the Company shall breach in any material respect any of its representations, warranties, covenants or other obligations hereunder and, prior to the Termination Date, such breach shall not have been cured in all material respects or waived by Parent or Sub and the Company shall not have provided reasonable assurance to Parent and Sub that such breach will be cured in all material respects on or before the Effective Time (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date, any update of or modification to the Company Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded);

         (g) By Parent or Sub, prior to the purchase of shares of Company Common Stock pursuant to the Offer, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which (i) would give rise to the failure of a condition set forth in paragraph (e) or (f) of ANNEX I and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company;

         (h) By the Company, if the Offer has not been commenced by the Parent or Sub on or prior to 15 business days following the date of the initial public announcement of the Offer, PROVIDED, that the Company may not terminate this Agreement pursuant to this SECTION 8.1(h) if the Company is in material breach of this Agreement;

         (i) By the Company, if (i) any of the conditions set forth in SECTION
     7.3 shall have become incapable of fulfillment and shall not have been waived by the Company or (ii) Parent or Sub shall breach in any material respect any of their respective representations, warranties or obligations hereunder and, prior to the Termination Date, such breach shall not have been cured in all material respects or waived by the Company and Parent or Sub, as the case may be, shall not have provided reasonable assurance to the Company that such breach will be cured in all material respects on or before the Effective Time, except where such failure does not have a material adverse effect on the ability of Parent of Sub to consummate the Offer or the Merger; or

         (j) By the Company if, prior to the Effective Time, in response to a bona fide unsolicited proposal with respect to a Competing Acquisition Proposal (including following actions permitted by SECTION 6.8), if the Board of Directors of the Company determines in good faith that such proposal could reasonably be expected to lead to a Superior Proposal; PROVIDED, that the Company gives Parent at least two business days prior written notice of the Company's intention to terminate this Agreement, during which period, the Company if requested by Parent engages in good faith negotiations with Parent with respect to such changes as Parent may propose to the terms of this Agreement.

     Section 8.2 EFFECT OF TERMINATION.

         (a) In the event of the termination of this Agreement pursuant to
     SECTION 8.1 hereof, this Agreement shall forthwith be terminated and have no further effect except as specifically provided herein and, except as provided in this SECTION 8.2, the last sentence of SECTION 9.10 and in
     SECTION 9.12, there shall be no liability on the part of any party hereto, provided that nothing herein shall relieve any party from liability for any willful breach hereof.

         (b) The Company shall pay Parent a fee of $500,000 in cash (the "FEE") if:

              (i) the Company terminates this Agreement pursuant to Section 8.1(j) or Parent terminates this Agreement pursuant to
                   Section 8.1(d)(i); or

              (ii) (A) Parent or Sub terminates this Agreement pursuant to
                   SECTIONS 8.1(d)(ii), 8.1(d)(iii) or 8.1(d)(iv) and (b) a Competing Acquisition Proposal that was announced publicly prior to termination of this Agreement is consummated within one year of the date of termination of this Agreement.

         (c) Notwithstanding anything to the contrary set forth in this Agreement, if the Company fails promptly to pay to Parent any amounts due under this SECTION 8.2, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee or obligation was required to be paid.

The Fee shall be paid within three business days after termination in the case of termination pursuant to clause (b)(i) above, or one business day after the consummation of the Competing Acquisition Proposal which gives rise to the obligation to make such payment in the case of clause (b)(ii) above.

     Section 8.3 AMENDMENTS.

     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; PROVIDED, that after approval of the Merger by the Company Stockholders, no amendment may be made without the further approval of the Company Stockholders if the effect of such amendment would be to reduce the Merger

Consideration or change the form thereof, and no amendment may be made to
SECTION 6.6 without the consent of the third party beneficiaries of such Section.

     Section 8.4 WAIVER.

     At any time prior to the Effective Time, whether before or after the Stockholders Meeting, any party hereto, by action taken by its Board of Directors, may (a) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (b) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     Section 9.1 NO THIRD PARTY BENEFICIARIES.

     Other than the provisions of SECTION 6.6 hereof, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

     Section 9.2 ENTIRE AGREEMENT.

     This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement or the Company Disclosure Letter shall be binding unless the same shall be in writing and duly executed by the parties hereto.

     Section 9.3 SUCCESSION AND ASSIGNMENT.

     This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; PROVIDED, that each of Parent and Sub may freely assign its rights to another direct or indirect wholly owned subsidiary of Parent or Sub without such prior written approval but no such assignment shall relieve Parent or Sub of any of its obligations hereunder. Any purported assignment without such consent shall be void.

     Section 9.4 COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 9.5 HEADINGS.

     The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.6 GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the Laws of the State of California, without regard to principles of conflicts of Law thereof.

     Section 9.7 SEVERABILITY.

     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     Section 9.8 SPECIFIC PERFORMANCE.

     Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     Section 9.9 CONSTRUCTION.

     The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 9.10 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS.

     Except as provided in the last sentence of this SECTION 9.10, the representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to SECTION 8.1, as the case may be. This SECTION 9.10 will not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or termination of this Agreement.

     Section 9.11 CERTAIN DEFINITIONS.

         (a) For purposes of this Agreement, the terms "associate" and "affiliate" shall have the same meaning as set forth in Rule 12b-2 promulgated under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof or any other entity. For purposes of this Agreement, the phrase "Company Material Adverse Effect" shall mean, with respect to the Company, any change, event or effect shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred, is materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities (including, without limitation, contingent liabilities) of the Company and its Subsidiaries taken as a whole; PROVIDED, that a Company Material Adverse Effect shall not include failure by the Company to meet analysts' earnings forecasts or estimates, changes in the market price or trading volume of the Company's securities or any effect resulting from any change (i) in Law, GAAP or interpretations thereof that apply to the Company or its Subsidiaries, (ii) any change in general economic or business conditions, including any change due to any act of war, terrorism or threat of war or terrorism or (iii) due to the public announcement of this Agreement or the transactions contemplated by this Agreement, or the consummation of such transactions.

         (b) For purposes of this Agreement, the phrases "to the knowledge of the Company," "known to the Company," and similar formulations shall mean
     (i) the knowledge of any of the executive and managing officers of the Company and its Subsidiaries and all knowledge which was or could have been obtained upon reasonable inquiry by such executive and managing officers whose duties would, in the normal course of the Company's affairs, result in such persons having knowledge concerning such subject area or state of affairs and (ii) the actual knowledge of any of the directors or executive and managing officers of the Company.

     Section 9.12 FEES AND EXPENSES.

     Except as provided in SECTION 8.2, all costs and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     Section 9.13 NOTICES.

     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, by prepared courier of recognized standing (with receipt provided by such courier) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this SECTION 9.13:

         If to Parent or Sub:       Rocket Software, Inc.
                                    2 Apple Hill Drive
                                    Natick, Massachusetts
                                    Telecopier:  508-652-4777
                                    Attention:  Johan Magnusson

         with a copy to:            Lucash, Gesmer & Updegrove LLP
                                    40 Broad Street
                                    Boston, Massachusetts 02109
                                    Telecopier:  617-350-6878
                                    Attention:  Thomas H. Durkin

         If to the Company:         TCSI Corporation
                                    1080 Marina Village Parkway
                                    Alameda, California 94501
                                    Telecopier: 510-749-8700
                                    Attention:  Kenneth E. Elmer

         with a copy to:            Morrison & Foerster LLP
                                    425 Market Street
                                    San Francisco, California 94105
                                    Telecopier:  (415) 268-7522
                                    Attention:  Robert S. Townsend

         IN WITNESS WHEREOF, the Company, Parent and Sub and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 TCSI CORPORATION


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                                 ROCKET SOFTWARE, INC.


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                                 ROCKET ACQUISITION SUB, INC.


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                     ANNEX I

                             CONDITIONS TO THE OFFER

         Capitalized terms used in this Annex I shall have the meanings assigned to them in this Agreement.

         Notwithstanding any other provision of the Offer, and in addition to (and not in limitation of) Sub's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of this Agreement), Sub shall not be required to accept for payment or pay for any Shares, and may delay the acceptance for payment of or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if:

                  (1) at or prior to the expiration date of the Offer, the number of Shares validly tendered and not withdrawn, together with any Shares then owned by Parent or Sub, shall not satisfy the Minimum Condition or, if applicable pursuant to the provisions of this Agreement, the Revised Minimum Number; or

                  (2) at any time prior to acceptance for payment of Shares pursuant to the Offer, any of the following events or conditions shall occur or exist:

         (a) there shall have been instituted or be pending any action or proceeding by any Governmental Entity: (i) challenging or seeking to permanently restrain, enjoin or otherwise prohibit the Offer or the Merger; (ii) seeking to materially restrain or prohibit Parent's or Sub's full rights of ownership or operation of any material portion of the business or assets of the Company, or to compel Parent or Sub to dispose of or hold separate all or any portion of the business or assets of the Company; (iii) seeking to impose material limitations on the ability of Parent or Sub effectively to exercise rights of ownership of the Shares acquired pursuant to the Offer and the Merger, including, without limitation, the right to vote any Shares acquired or owned by Parent or Sub on all matters properly presented to the Company Stockholders; (iv) seeking to require divestiture by Parent or Sub of any Shares or (v) imposing a waiting period (such as under any applicable antitrust or competition law or regulation), or requiring any permission, that has not expired or been terminated or has otherwise not been obtained or satisfied; or

         (b) there shall have been enacted, enforced, promulgated or deemed applicable to the Offer or the Merger by any Governmental Entity any statute, rule, regulation judgment, order or injunction that has, directly or indirectly, resulted, or is reasonably likely to, directly or indirectly, result in any of the consequences referred to in paragraph (a) above;

         (c) an event shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect on the Company;

         (d) the actions described in SECTION 8.1(d) of this Agreement shall have occurred;

         (e) the Company shall have breached or failed to perform in any material respect any of its covenants or agreements under this Agreement, which breach or failure to perform, if capable of being cured, continues for more than 30 days after the giving of written notice to the Company;

         (f) the representations and warranties of the Company in this Agreement that are qualified by materiality shall not be true and correct in any respect as of the date of this Agreement and as of the Effective Time (except as to those representations and warranties made as of a specified date, which shall be so true and correct as of such specified date), and the representations and warranties of the Company in this Agreement that are not qualified by materiality shall not be true and correct in any material respect as of the date of this Agreement and as of the Effective Time (except as to those representations and warranties made as of a specified date, which shall be so true and correct in all material respects as of such specified date); or

         (g) this Agreement shall have been terminated in accordance with its terms or amended in accordance with its terms to provide for such termination or amendment of the Offer.

         The foregoing conditions are for the sole benefit of Parent and Sub and may be asserted or waived by Parent or Sub, regardless of the circumstances giving rise to any such condition, in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time.

                                                                         Annex A

                            [Insert Merger Agreement]

                                                                         Annex B

                           RIGHTS OF DISSENTING OWNERS

          NRS 92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
          (Added to NRS by 1995, 2086)

          NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
          (Added to NRS by 1995, 2087)

          NRS 92A.310 "CORPORATE ACTION" DEFINED. "Corporate action" means the action of a domestic corporation.
          (Added to NRS by 1995, 2087)

          NRS 92A.315 "DISSENTER" DEFINED. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
          (Added to NRS by 1995, 2087; A 1999, 1631)

          NRS 92A.320 "FAIR VALUE" DEFINED. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
          (Added to NRS by 1995, 2087)

          NRS 92A.325 "STOCKHOLDER" DEFINED. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.
          (Added to NRS by 1995, 2087)

          NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.
          (Added to NRS by 1995, 2087)

          NRS 92A.335 "SUBJECT CORPORATION" DEFINED. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
          (Added to NRS by 1995, 2087)

          NRS 92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
          (Added to NRS by 1995, 2087)

          NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
          (Added to NRS by 1995, 2088)

          NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
          (Added to NRS by 1995, 2088)

          NRS 92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.
          1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

          2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in CHAPTER 704 OF NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
          (Added to NRS by 1995, 2088)

          NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.
          1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
          (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:
               (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or
               (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
          (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.
          (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

          2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
          (Added to NRS by 1995, 2087; A 2001, 1414, 3199)

          NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.
          1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
          (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
          (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
               (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:
                   (I)  The surviving or acquiring entity; or

                   (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or
               (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph
(b).
          2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
          (Added to NRS by 1995, 2088)

          NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.
          1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

          2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:
          (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and
          (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
          (Added to NRS by 1995, 2089)

          NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.
          1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

          2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.
          (Added to NRS by 1995, 2089; A 1997, 730)

          NRS 92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.
          1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:
          (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
          (b) Must not vote his shares in favor of the proposed action.

          2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
          (Added to NRS by 1995, 2089; 1999, 1631)

          NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.
          1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

          2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
          (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
          (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;
          (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
          (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

          NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.
          1. A stockholder to whom a dissenter's notice is sent must:
          (a) Demand payment;
          (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and
          (c) Deposit his certificates, if any, in accordance with the terms of the notice.

          2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

          3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.
          (Added to NRS by 1995, 2090; A 1997, 730)

          NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.
          1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

          2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.
          (Added to NRS by 1995, 2090)

          NRS 92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.
          1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
          (a) Of the county where the corporation's registered office is located; or
          (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

          2. The payment must be accompanied by:
          (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;
          (b) A statement of the subject corporation's estimate of the fair value of the shares;
          (c) An explanation of how the interest was calculated;
          (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and
          (e) A copy of NRS 92A.300 to 92A.500, inclusive.
          (Added to NRS by 1995, 2090)

          NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.
          1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

          2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with

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its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.
          (Added to NRS by 1995, 2091)

          NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.
          1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

          2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
          (Added to NRS by 1995, 2091)

          NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.
          1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

          2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

          3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

          4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

          5. Each dissenter who is made a party to the proceeding is entitled to a judgment:
          (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
          (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
          (Added to NRS by 1995, 2091)

          NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.
          1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
          2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
          (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
          (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

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          3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

          4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

          5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
          (Added to NRS by 1995, 2092)

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                                                                         Annex C

 2029 CENTURY PARK EAST, SUITE 820 /*/ LOS ANGELES, CA 90067 /*/ 310-284-8008
                              /*/ FAX 310-284-8130

DUFF &PHELPS, LLC


November 12, 2002


Board of Directors
TCSI Corporation
1080 Marina Village Parkway
Alameda, California 94501

Gentlemen:

Duff & Phelps, LLC ("Duff & Phelps") has been engaged by TCSI Corporation ("TCSI" or the "Company"), as financial advisor to the Board of Directors of the Company, in connection with a contemplated transaction (the "Transaction"), as described below. Specifically, Duff & Phelps has been engaged to provide an opinion (the "Opinion") as to whether the terms of the Transaction are fair to the holders of the common stock of the Company from a financial point of view.

TRANSACTION OVERVIEW

It is our understanding that the Transaction would entail the acquisition of 100% of the outstanding common stock of the Company by Rocket Software, Inc. ("Rocket"). The Transaction would be carried out through a cash tender offer at $0.52 per share by a wholly owned subsidiary of Rocket ("Merger Sub"). TCSI and Merger Sub would then be merged, with TCSI as the surviving entity.

SCOPE OF ANALYSIS

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Our due diligence activities included, but were not limited to the following:

          1. Reviewed the relevant Agreement and Plan of Merger dated November 2002;

          2. Conducted meetings with members of senior management and outside consultants to TCSI at the Company's corporate headquarters in Alameda, California, as follows:

            /*/   Ken Elmer                  President, Chief Executive Officer
                                             and Chief Financial Officer
            /*/   James S. Storey, Ph.D.     Chief Technology Officer
            /*/   Larry Murphy               Director of Global Sales
            /*/   Nevene Mosharrafa          Outside Consultant
            /*/   Russell Wright             Outside Consultant

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          3. Reviewed TCSI's financial statements and SEC filings, including:

            /*/ Annual report on Form 10-K for the year ended December 31, 2001;
            /*/ Quarterly reports on Form 10-Q for the three months ended March 31, 2002, the six months ended June 30, 2002, and the nine months ended September 30, 2002;

          4. Reviewed certain other operating and financial information regarding the Company prepared by TCSI management;

          5. Analyzed the historical trading price and trading volume of TCSI's common stock;

          6. Reviewed information provided by Gerard Klauer Mattison with respect to efforts to identify alternative transactions; and

          7. Participated in meetings of TCSI's Board of Directors to discuss the Transaction as well as alternative transactions.
Our Opinion is based upon an analysis of the foregoing in light of our assessment of general, economic and financial market conditions, as such conditions can be evaluated by us, as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing our Opinion. Duff & Phelps has not previously provided financial advisory services to TCSI.
In connection with our Opinion, with your permission and without any independent verification, we have assumed that all information reviewed by us with respect to TCSI and the Transaction, whether supplied by the Company or its advisors, or obtained by us from publicly available sources, is true, correct and complete in all material respects and does not contain any untrue statements of material fact or omit to state a material fact necessary to make the information supplied to us not misleading. We have not made nor have we been provided with an independent valuation or appraisal of any of the properties, technologies, assets or liabilities (contingent or otherwise) of TCSI. Any inaccuracies in or omissions from the information on which we relied could materially affect our Opinion. Furthermore, we have assumed that there has been no material change in the assets, financial condition, business, or prospects of TCSI since the date of the most recent financial statements made available to us.
In rendering this Opinion, we have assumed that the Transaction occurs on terms that are described in Agreement and Plan of Merger. It should be recognized that we are not making any recommendation as to whether the shareholders of the Company should vote in favor of the Transaction or any other matter.
Any summary of, or reference to, the Opinion, any verbal presentation with respect thereto, or other references to Duff & Phelps in connection with the Transaction, will in each instance be subject to Duff & Phelps' prior review and written approval (which shall not be unreasonably withheld). The Opinion will not be included in, summarized or referred to in any manner in any materials distributed to the public or the security holders of the Company, or filed with or submitted to any governmental agency, without Duff & Phelps' express, prior written consent (which shall not be unreasonably withheld).
The Opinion is delivered subject to the conditions, scope of engagement, limitations and understandings set forth in the Opinion and our engagement letter, and subject to the understanding that the obligations of Duff & Phelps in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Duff & Phelps shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

CONCLUSION
Based on our analysis and relying upon the accuracy and completeness of all information provided to us, it is our opinion that, as of this date, the terms of the Transaction are fair to the holders of the common stock of TCSI from a financial point of view.
Respectfully submitted,

DUFF &PHELPS, LLC